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EXHIBIT 4.13

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made on April 14, 2004, by and among THE DIXIE GROUP, INC. ("Borrower"), a Tennessee corporation with its chief executive office and principal place of business at 2208 South Hamilton Street, Dalton, Georgia 30721; EACH OF THE SUBSIDIARIES OF BORROWER as guarantors ("Guarantors"); the various financial institutions listed on the signature pages hereof and their respective successors and permitted assigns which become "Lenders" as provided herein; and FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, in its capacity as collateral and administrative agent for the Lenders pursuant to SECTION 12 hereof (together with its successors in such capacity, "Agent"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions.

                                R E C I T A L S:

         Borrower, Guarantors, Agent, certain financial institutions ("Original Lenders") and the other agents named therein are parties to a certain Loan and Security Agreement dated May 14, 2002 (as at any time amended or modified, the "Original Loan Agreement"), pursuant to which Original Lenders made certain revolving credit loans, term loans and letter of credit accommodations to Borrower.

         Borrower and Guarantors have requested that Agent and Lenders amend and restate the Original Loan Agreement and continue to make available revolving credit, letter of credit and term loan facilities to Borrower, which shall be used by Borrower to finance its business of manufacturing and supplying carpet and rug products.

         Guarantors have agreed to reaffirm their guarantee of the obligations of Borrower under the Original Loan Agreement and to reaffirm and continue to guarantee the obligations of Borrower under this Agreement and each of the other Loan Documents.

         Agent and Lenders are willing to amend and restate the Original Loan Agreement on the terms set forth herein, and Lenders are willing to make available to Borrower the loans and other financial accommodations described herein, subject to the terms and conditions contained herein.

         NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1. CREDIT FACILITIES

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders severally agree to the extent and in the manner hereinafter set forth to make their respective Pro Rata shares of the Commitments available to Borrower, in an aggregate amount up to $60,000,000, as follows:

         1.1.     REVOLVER COMMITMENT.

                  1.1.1 Revolver Loans. Each Lender agrees, severally to the extent of its Revolver Commitment and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrower on any Business Day during the period from the date hereof through the Business Day before the last day of the Original Term, not to exceed in aggregate principal

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amount outstanding at any time such Lender's Revolver Commitment at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lenders shall have no obligation to Borrower whatsoever to make any Revolver Loan on or after the Commitment Termination Date or if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans and Pending Revolver Loans then outstanding exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base. Each Borrowing of Revolver Loans shall be funded by Lenders on a Pro Rata basis in accordance with their respective Revolver Commitments (except for Fleet with respect to Settlement Loans). The Revolver Loans shall bear interest as set forth in SECTION 2.1 hereof. Each Revolver Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans.

                  1.1.2 Out-of-Formula Loans. If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time (an "Out-of-Formula Condition"), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. In the event that Lenders are willing to, in their sole and absolute discretion, make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest as provided in this Agreement for Revolver Loans generally.

                  1.1.3 Use of Proceeds. The proceeds of the Revolver Loans shall be used by Borrower solely for one or more of the following purposes: (i) to pay the fees and transaction expenses associated with the closing of the transactions described herein; (ii) to pay any of the Obligations; and (iii) to make expenditures for other lawful corporate purposes of Borrower to the extent such expenditures are not prohibited by this Agreement or Applicable Law. In no event may any Revolver Loan proceeds be used by Borrower to make a contribution to the equity of any Subsidiary, to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors.

                  1.1.4 Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender and by the Revolver Note payable to such Lender (or the assignee of such Lender), which shall be executed by Borrower, completed in conformity with this Agreement and delivered to such Lender. All outstanding principal amounts and accrued interest under the Revolver Notes shall be due and payable as set forth in SECTION 4.2 hereof.

                  1.1.5 Voluntary Reductions of Revolver Commitments. Borrower shall have the right to permanently reduce the amount of the Revolver Commitments in amounts of not less than $5,000,000 and in integral multiples of $1,000,000 in excess thereof, on a Pro Rata basis for each Lender, at any time and from time to time upon written notice to Agent of such reduction, which notice shall specify the amount of such reduction, shall be irrevocable once given, shall be given at least 3 Business Days prior to the end of the month and shall be effective only upon Agent's receipt thereof. Agent shall promptly transmit such notice to each Lender. The effective date of any voluntary reduction of the Revolver Commitments shall be the last day of the month in which such notice is timely received by Agent. If, on the effective date of any such reduction in the Revolver Commitments and after giving effect thereto, an Out-of-Formula Condition exists, then the provisions of SECTION 4.2.1(iii) hereof shall apply, except that such repayment shall be due immediately upon such effective date without further notice to or demand upon Borrower. If the Revolver Commitments are reduced to zero, then such reduction shall be deemed a termination of the Revolver Commitments by Borrower pursuant to SECTION 5.2.2 hereof. Borrower shall pay all interest and fees then due on the amount of the Revolver Commitment reduction accrued to the date of such reduction of the Revolver Commitments to Agent for the Pro Rata benefit of the Lenders, and if the Revolver Commitments are reduced by Borrower pursuant to this Section prior to May 14, 2004, Borrower shall pay to Agent, for the Pro Rata benefit of Lenders, as

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liquidated damages for the loss of the bargain and not as a penalty, an amount equal to .50% of the total amount of the reduction in the Revolver Commitments. The Revolver Commitments once reduced may not be reinstated without the prior written consent of all Lenders.

                  1.1.6 Agent Advances. Agent shall be authorized by Borrower and Lenders, from time to time in Agent's sole and absolute discretion, at any time that a Default or Event of Default exists or any of the conditions precedent set forth in SECTION 10 hereof have not been satisfied, to make Base Rate Loans to Borrower on behalf of Lenders in an aggregate amount outstanding at any time not to exceed the lesser of: (a) $1,000,000, or (b) when added to the Revolver Loans then outstanding, the Borrowing Base or the aggregate of the Revolver Commitments, and only to the extent that Agent deems the funding of such Base Rate Loans to be necessary or desirable (i) to preserve or protect the Collateral or any portion thereof, (ii) to enhance the likelihood of or the amount of repayment of the Obligations or (iii) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including costs, fees and expenses, all of which Base Rate Loans advanced by Agent shall be deemed part of the Obligations and secured by the Collateral, shall be treated as Settlement Loans and shall be settled and paid by Borrower and Lenders as provided herein for Settlement Loans; provided, however, that the Required Lenders may at any time revoke Agent's authorization to make any such Base Rate Loans by written notice to Agent, which shall become effective upon and after Agent's receipt thereof. Notwithstanding anything to the contrary contained in this SECTION 1.1.6, nothing contained in this SECTION 1.1.6 shall be construed to limit Agent's right to incur expenses and pay such expenses after an Event of Default in connection with any of the matters described in the foregoing clauses
(i), (ii) and (iii).

                  1.1.7    1995 Bonds.

                  (a) 1995 Bonds. Each Lender shall have an indivisible interest in the 1995 Bonds and the 1995 Bond Documents equal to their Pro Rata share of the Commitments. An Availability Reserve in the amount of $7,000,000 (the "1995 Bond Reserve") shall be established by Agent. Each Lender shall be entitled to receive its Pro Rata share of any payments of principal or interest received with respect to the 1995 Bonds.

                  (b) Agreements Constitutes Guarantor Credit Agreement under 1995 Bonds. The parties hereby agree that, this Agreement shall constitute the "Guarantor Credit Agreement" as such term is defined in the Bond Purchase Agreement and any Event of Default hereunder shall constitute a "Loan Default" under Section 7.1(e) of the Loan Agreement executed in connection with the 1995 Bonds. Without limiting the generality of the foregoing, the references in the Bond Purchase Agreement to the "Applicable Margin" and "LIBOR" shall have the meanings set forth herein for "Applicable Margin" and "LIBOR Rate" for purposes of the 1995 Bonds, as provided in Section 6(b) of the Bond Purchase Agreement. If notwithstanding the foregoing, the interest payments for any period remitted to Agent as holder of the 1995 Bonds yields less interest than Borrower would have been required to pay Lenders if the 1995 Bonds were outstanding as Revolver Loans under this Agreement, then Borrower shall promptly pay to Agent, for the Pro Rata benefit of Lenders the amount of such deficiency.

                  (c)      Funding of Default under 1995 Bonds; Enforcement.

                           (i) Borrower hereby agrees that upon its failure of to repay all amounts outstanding pursuant to 1995 Bonds in full upon maturity, whether due to demand, acceleration, put or otherwise Borrower shall be deemed to have requested a Base Rate Loan in an amount equal to such defaulted amount payable to Lenders Pro Rata.

                           (ii) Each Lender hereby designates, makes, constitutes, empowers and appoints Agent as its attorney-in-fact, with this power being coupled with an interest, to enforce

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         the 1995 Bond Documents as such Lender's agent and attorney-in-fact.
         Agent shall, at the direction of the Required Lenders, exercise all rights and remedies available to the holders of the 1995 Bonds under the 1995 Bond Documents.

                           (iii) Borrower acknowledges and agrees that: (x) Agent, at the direction of the Required Lenders, shall have the right to tender the 1995 Bonds if an Event of Default exists, and (y) if not sooner tendered, the 1995 Bonds shall be due and payable in full on the Commitment Termination Date. If no Event of Default exists on the date that the 1995 Bonds are tendered or otherwise become due and payable, then the 1995 Bond Reserve shall be released by Agent to pay the 1995 Bonds. If the amount of the 1995 Bond Reserve is insufficient to pay the 1995 Bonds in full, then Borrower agrees to immediately pay the outstanding balance of the 1995 Bonds after application of the 1995 Bond Reserve.

         1.2.     TERM LOAN FACILITIES.

                  1.2.1 Term Loan A. Each Lender severally made to Borrower a Term Loan A Advance on the Original Closing Date. The outstanding principal balance of Term Loan A as of the date hereof is $18,520,812.40. The proceeds of the Term Loan A Advances were used by Borrower solely for purposes for which the proceeds of the Revolver Loans are authorized to be used. The Term Loan A Commitment of each Lender expired on the funding by such Lender of its Term Loan A Advance. Borrower shall not be entitled to reborrow any amounts repaid with respect to the Term Loan A Advances.

                  1.2.2 Term Note A. Borrower shall execute and deliver to Agent on behalf of each Lender a promissory note substantially in the form of EXHIBIT B attached hereto and made a part hereof (such promissory note together with any new notes issued pursuant to SECTION 13.3.2 upon the assignment of any portion of any Lender's Term Loan A Advance, being hereinafter referred to collectively as the "Term Notes A" and each of such promissory notes being hereinafter referred to individually as a "Term Note A"), to evidence such Lender's Term Loan A Advance to Borrower, in original principal amounts equal to the amount of such Lender's Term Loan A Commitment. Each Term Note A shall provide for payment of the Term Loan A Advance evidenced thereby as specified in
SECTION 4.3 hereof.

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                  1.2.3    Term Loan B. As of November 12, 2003, that certain
Term Loan B in the original principal amount of $4,550,951.72 that was made by Lenders to Borrower on March 14, 2003, has been paid in full and the Term Notes B that were executed in connection therewith have been cancelled.

                  1.2.4 Term Loan C. Subject to the satisfaction of the terms and conditions contained herein, on the Closing Date each Lender severally agrees to make to Borrower a Term Loan C Advance. The proceeds of the Term Loan C Advances shall be used by Borrower solely for purposes for which the proceeds of the Revolver Loans are authorized to be used. The Term Loan C Commitment of each Lender shall expire on the funding by such Lender of its Term Loan C Advance. Borrower shall not be entitled to reborrow any amounts repaid with respect to the Term Loan C Advances.

                  1.2.5 Term Note C. Borrower shall execute and deliver to Agent on behalf of each Lender a promissory note substantially in the form of EXHIBIT C attached hereto and made a part hereof (such promissory note together with any new notes issued pursuant to SECTION 13.3.2 upon the assignment of any portion of any Lender's Term Loan C Advance, being hereinafter referred to collectively as the "Term Notes C" and each of such promissory notes being hereinafter referred to individually as a "Term Note C"), to evidence such Lender's Term Loan C Advance to Borrower, in original principal amounts equal to the amount of such Lender's Term Loan C Commitment. Each Term Note C shall provide for payment of the Term Loan C Advance evidenced thereby as specified in
SECTION 4.3 hereof.

         1.3.     LC FACILITY.

                  1.3.1 Procurement of Letters of Credit. During the period from the date hereof to (but excluding) the 30th day prior to the last day of the Original Term, and provided no Default or Event of Default then exists, Fleet agrees to establish the LC Facility pursuant to which Fleet shall procure from Bank one or more Letters of Credit on Borrower's request therefor from time to time, subject to the following terms and conditions:

                           (i)      Borrower acknowledges that Bank's
         willingness to issue any Letter of Credit is conditioned upon Bank's receipt of (A) the LC Support duly executed and delivered to Bank by Fleet, (B) an LC Application with respect to the requested Letter of Credit and (C) such other instruments and agreements as Bank may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. Fleet shall have no obligation to execute any LC Support or to join with Borrower in executing an LC Application unless (x) Fleet receives an LC Request from Borrower at least 3 Business Days prior to the date on which Borrower desires to submit such LC Application to Bank and (y) each of the LC Conditions is satisfied on the date of Fleet's receipt of the LC Request and at the time of the requested execution of the LC Application. In no event shall Fleet or any other Lender have any liability or obligation to Borrower or any Subsidiary for any failure or refusal by Bank to issue, for Bank's delay in issuing, or for any error of Bank in issuing any Letter of Credit.

                           (ii) Letters of Credit may be requested by Borrower only if they are to be used (a) to support obligations of Borrower incurred in the Ordinary Course of Business of Borrower on a standby basis or (b) for such other purposes as Agent and Lenders may approve from time to time in writing.

                           (iii) Borrower shall comply with all of the terms and conditions imposed on Borrower by Bank, whether such terms and conditions are contained in an LC Application or in any agreement with respect thereto, and subject to the rights of Bank, Fleet shall have the same rights and remedies that Bank has under any agreements that Borrower may have with Bank in addition to any rights and remedies contained in any of the Loan Documents. Borrower agrees to reimburse Bank for any draw under any Letter of Credit as hereinafter provided, and to pay Bank the amount of all other liabilities and obligations payable to Bank under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right that Borrower may have at any time against Bank or any other Person. If Fleet shall pay any amount under an LC Support with respect to any Letter of Credit, then Borrower shall be obligated to pay to Fleet, in Dollars on the first Business Day following the date on which payment was made by Fleet under such LC Support (the "Reimbursement Date"), an amount equal to the amount paid by Fleet under such LC Support (or, if payment thereunder was made by Fleet in a currency other than Dollars, an amount equal to the Dollar Equivalent of such currency at the time of Fleet's payment under such LC Support, in each case) together with interest from and after the Reimbursement Date until payment in full is made by Borrower at the Default Rate for Revolver Loans constituting Base Rate Loans. Until Fleet has received payment from Borrower in accordance with the foregoing provisions of this clause (iii), Fleet, in addition to all of its other rights and remedies under this Agreement, shall be fully subrogated to (A) the rights and remedies of Bank as issuer of the Letter of Credit under any agreement with the Borrower relating to the issuance of such Letter of Credit, and (B) the right and remedies of each beneficiary under such Letter of Credit whose claims against Borrower have been discharged with the proceeds of such Letter of Credit. Whether or not Borrower submits any Notice of Borrowing to Agent, Borrower shall be deemed to have requested from Lenders a Borrowing of Base Rate Loans in an amount necessary to pay to Fleet all amounts due Fleet on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not any Default or Event of Default has occurred or exists, the Commitments have been terminated, the funding of the Borrowing deemed requested by Borrower would result in, or increase the amount of, any Out-of-Formula Condition, or any of the conditions set forth in SECTION 10 hereof are not satisfied.

                           (iv) Borrower assumes all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary thereof. The obligation of Borrower to reimburse Fleet for any payment made by Fleet under the LC Support shall be absolute, unconditional, irrevocable and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit, the existence of any claim, setoff, defense or other right which Borrower may have at any time against a beneficiary of any Letter of Credit, or improper honor by Bank of any draw request under a Letter of Credit. If presentation of a demand, draft, certificate or other document does not comply with the terms of a Letter of Credit and Borrower contends that, as a consequence of such noncompliance it has no obligation to reimburse Bank for any payment made with respect thereto, Borrower shall nevertheless be obligated to reimburse Fleet for any payment made under the LC Support with respect to such Letter of Credit, but without waiving any claim Borrower may have against Bank in connection therewith. All disputes regarding any Letter of Credit shall be resolved by Borrower directly with Bank.

                           (v) No Letter of Credit shall be extended or amended in any respect that is not solely ministerial, unless all of the LC Conditions are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit that contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal, unless such Lender shall have provided to Agent written notice that it declines to consent to any such extension or renewal at least 30 days prior to the date on which the issuer of the Letter of Credit is entitled to decline to extend or renew the Letter of

         Credit. If all of the LC Conditions are met and no Default or Event of Default has occurred and is continuing, no Lender shall have the right to decline to consent to any such extension or renewal.

                           (vi) Borrower hereby authorizes and directs Bank to deliver to Fleet all instruments, documents and other writings and Property received by Bank pursuant to or in connection with any Letter of Credit and to accept and rely upon Fleet's instructions and agreements with respect to all matters arising in connection with such Letter of Credit and the related LC Application.

                  1.3.2    Participations.

                           (i) Immediately upon the issuance by Bank of any Letter of Credit, each Lender (other than Fleet) shall be deemed to have irrevocably and unconditionally purchased and received from Fleet, without recourse or warranty, an undivided interest and participation equal to the Pro Rata share of such Lender (a "Participating Lender") in all LC Obligations arising in connection with such Letter of Credit and any security therefor or guaranty pertaining thereto, but in no event greater than an amount which, when added to such Lender's Pro Rata share of all Revolver Loans and LC Obligations then outstanding, exceeds such Lender's Revolver Commitment.

                           (ii) If Fleet makes any payment under an LC Support and Borrower does not repay or cause to be repaid the amount of such payment on the Reimbursement Date, Fleet shall promptly notify Agent, which shall promptly notify each Participating Lender, of such payment and each Participating Lender shall promptly (and in any event within 1 Business Day after its receipt of notice from Agent) and unconditionally pay to Agent, for the account of Fleet, in immediately available funds, the amount of such Participating Lender's Pro Rata share of such payment, and Agent shall promptly pay such amounts to Fleet. If a Participating Lender does not make its Pro Rata share of the amount of such payment available to Agent, on a timely basis as herein provided, such Participating Lender agrees to pay to Agent for the account of Fleet, forthwith on demand, such amount together with interest thereon at the Federal Funds Rate until paid. The failure of any Participating Lender to make available to Agent for the account of Fleet such Participating Lender's Pro Rata share of the LC Obligations shall not relieve any other Participating Lender of its obligation hereunder to make available to Agent its Pro Rata share of the LC Obligations, but no Participating Lender shall be responsible for the failure of any other Participating Lender to make available to Agent its Pro Rata share of the LC Obligations on the date such payment is to be made.

                           (iii) Whenever Fleet receives a payment on account of the LC Obligations, including any interest thereon, as to which Agent has previously received payments from any Lender for the account of Fleet, Fleet shall promptly pay to each Participating Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Participating Lender's Pro Rata share thereof.

                           (iv) The obligation of each Participating Lender to make payments to Agent for the account of Fleet in connection with Fleet's payment under an LC Support shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever (other than for Fleet's gross negligence or willful misconduct), and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and irrespective of whether or not Borrower may assert or have any claim for any lack of validity or unenforceability of this Agreement or any of the other Loan Documents; the existence of any Default or Event of Default; any draft, certificate or other document presented under a Letter of

         Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; the existence of any setoff or defense any Obligor may have with respect to any of the Obligations; or the termination of the Commitments.

                           (v) Neither Fleet nor any of its officers, directors, employees or agents shall be liable to any Participating Lender for any action taken or omitted to be taken under or in connection with any of the LC Documents except as the actual result of gross negligence or willful misconduct on the part of Fleet or such officers, directors, employees or agents. Fleet does not assume any responsibility for any failure or delay in performance or breach by Borrower or any other Person of any of its obligations under any of the LC Documents. Fleet does not make to Participating Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, the LC Documents, or any Obligor. Fleet shall not be responsible to any Participating Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any of the LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any of the Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of Borrower or any other Obligor or any Account Debtor. In connection with its administration of and enforcement of rights or remedies under any of the LC Documents, Fleet shall be entitled to act, and shall be fully protected in acting upon, any certification, notice or other communication in whatever form believed by Fleet, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Fleet may consult with and employ legal counsel, accountants and other experts to advise it concerning its rights, powers and privileges under the LC Documents and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Fleet may employ agents and attorneys-in-fact in connection with any matter relating to the LC Documents and shall not be liable for the negligence, default or misconduct of any such agents or attorneys-in-fact selected by Fleet with reasonable care. Fleet shall not have any liability to any Participating Lender by reason of Fleet's refraining to take any action under any of the LC Documents without having first received written instructions from the Required Lenders to take such action.

                           (vi) Upon the request of any Participating Lender, Fleet shall furnish to such Participating Lender copies (to the extent then available to Fleet) of each outstanding Letter of Credit and related LC Application and all other documentation pertaining to such Letter of Credit as may be in the possession of Fleet and reasonably requested from time to time by such Participating Lender.

                  1.3.3 Cash Collateral Account. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding (i) at any time when an Event of Default has occurred and is continuing, (ii) on any date that Availability is less than zero, or (iii) on or at any time after the Commitment Termination Date, then Borrower shall, on Fleet's or Agent's request, forthwith deposit with Agent, in cash, an amount equal to the aggregate amount of LC Obligations. If Borrower fails to make such deposit on the first Business Day following Agent's or Fleet's demand therefor, Lenders may (and shall upon direction of the Required Lenders) advance such amount as Revolver Loans (whether or not an Out-of-Formula Condition is created thereby). Such cash (together with any interest accrued thereon) shall be held by Agent in the Cash Collateral Account and may be invested, in Agent's discretion, in Cash Equivalents. Borrower hereby pledges to Agent and grants to Agent a security interest in, for the benefit of Agent in such capacity and for the Pro Rata benefit of Lenders, all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations, whether or not then due or payable. From time to time after cash is deposited in the

Cash Collateral Account, Agent may apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Agent or any Lender with respect to the LC Obligations that may be then outstanding. Neither Borrower nor any other Person claiming by, through or under or on behalf of Borrower shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, provided that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Obligations, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrower unless an Event of Default then exists (in which event Agent may apply such Cash Collateral to the payment of any other Obligations outstanding, with any surplus to be turned over to Borrower).

                  1.3.4    Indemnifications.

                           (i) In addition to any other indemnity which Borrower may have to Agent or any Lender under any of the other Loan Documents and without limiting such other indemnification provisions, Borrower hereby agrees to indemnify and defend each of the Agent Indemnitees and Lender Indemnitees and to hold each of the Agent Indemnitees and Lender Indemnitees harmless from and against any and all Claims which any of the Agent Indemnitees or any of the Lender Indemnitees may (other than as the actual result of their own gross negligence or willful misconduct) incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit or LC Support or (b) any suit, investigation or proceeding as to which Agent or any Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or any LC Support or the payment or failure to pay thereunder.

                           (ii)     Each Participating Lender agrees to
         indemnify and defend each of the Fleet Indemnitees (to the extent the Fleet Indemnitees are not reimbursed by Borrower or any other Obligor, but without limiting the indemnification obligations of Borrower under this Agreement), on a Pro Rata basis, from and against any and all Claims which may be imposed on, incurred by or asserted against any of the Fleet Indemnitees in any way related to or arising out of Fleet's administration or enforcement of rights or remedies under any of the LC Documents or any of the transactions contemplated thereby (including costs and expenses which Borrower is obligated to pay under SECTION
         14.2 hereof), provided that no Participating Lender shall be liable to any of the Fleet Indemnitees for any of the foregoing to the extent that they actually result from the willful misconduct or gross negligence of such Fleet Indemnitees.

SECTION 2. INTEREST, FEES AND CHARGES

         2.1.     INTEREST.

                  2.1.1 Rates of Interest. Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the applicable rate indicated below:

                           (i) for Revolver Loans made or outstanding as Base Rate Loans, the Applicable Margin for such Loans plus the Base Rate in effect from time to time; or

                           (ii) for Revolver Loans made or outstanding as LIBOR Loans, the Applicable Margin for such Loans plus the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement.

                  Borrower agrees to pay interest in respect of all unpaid principal amounts outstanding with respect to Term Loan Advances from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration, or otherwise) at a rate per annum equal to the applicable rate indicated below:

                           (i) for Term Loan Advances made or outstanding in whole or in part as Base Rate Loans, the Applicable Margin for such Loans plus the Base Rate in effect from time to time; or

                           (ii) for Term Loan Advances made or outstanding in whole or in part as LIBOR Loans, the Applicable Margin for such Loans plus the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement.

                  Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrower, Agent shall promptly notify Borrower thereof by telephone and, if so requested by Borrower, confirm the same in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on each Loan shall accrue from and including the date on which such Loan is made, converted to a Loan of another Type or continued as a LIBOR Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. The Base Rate on the date hereof is 4.00% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 4.00% per annum with respect to any portion of the Revolver Loans bearing interest as a Base Rate Loan and is 4.25% per annum with respect to any portion of the Term Loan Advances bearing interest as a Base Rate Loan.

                  2.1.2    Conversions and Continuations.

                           (i) Borrower may on any Business Day, subject to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (A) to continue all or any part of a LIBOR Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, that no outstanding Loans may be converted into or continued as LIBOR Loans when any Default or Event of Default exists. Any conversion of a LIBOR Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such LIBOR Loan. Any conversion or continuation made with respect to less than the entire outstanding balance of the Revolver Loans or the Term Loan Advances must be allocated among Lenders on a Pro Rata basis, and the Interest Period for Loans converted into or continued as LIBOR Loans shall be coterminous for each Lender.

                           (ii) Whenever Borrower desires to convert or continue Loans under SECTION 2.1.2(i), Borrower shall give Agent written notice (or telephonic notice promptly confirmed in writing) substantially in the form of EXHIBIT D, signed by an authorized officer of Borrower, at least 1 Business Day before the requested conversion date, in the case of a conversion into Base Rate Loans, and at least 2 Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of LIBOR Loans. Promptly after receipt of a Notice of Conversion/Continuation, Agent shall notify each Lender in writing of the proposed conversion or continuation. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Loans are being converted into or continued as LIBOR Loans (and, if so, the duration of the Interest Period to be applicable thereto and, in the absence of any specification by Borrower of the Interest Period, an Interest Period of one month will be deemed to be specified) or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Loans Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans.

                  2.1.3 Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, Borrower shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Loan, which interest period shall commence on the date such LIBOR Loan is made and shall end on a numerically corresponding day in the first, second, third or sixth month thereafter; provided, however, that:

                           (i) the initial Interest Period for a LIBOR Loan shall commence on the date of such Borrowing (including the date of any conversion from a Loan of another Type) and each Interest Period occurring thereafter in respect of such Revolver Loan shall commence on the date on which the next preceding Interest Period expires;

                           (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that, if any Interest Period in respect of LIBOR Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                           (iii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month; and

                           (iv) no Interest Period with respect to any portion of principal of a Loan shall extend beyond a date on which Borrower is required to make a scheduled payment of such portion of principal; and

                           (v) no Interest Period shall extend beyond the last day of the Original Term.

                  2.1.4 Interest Rate Not Ascertainable. If Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or any Lender's or Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower of such determination. Until the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make LIBOR Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

                  2.1.5 Default Rate of Interest. Borrower shall pay interest (before as well as after entry of judgment thereon, to the extent permitted by Applicable Law) at a rate per annum equal to the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until paid in full;
(ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earlier to occur of (x) Borrower's receipt of notice from Agent of the Required Lenders' election to charge the Default Rate based upon the existence of any Event of Default (which notice Agent shall send only with the consent or at the direction of the Required Lenders), whether or not acceleration or demand for payment of the Obligations has been made, or (y) the commencement by or against Borrower of an Insolvency Proceeding whether or not under the circumstances described in clauses (i) or (ii) hereof Agent elects to accelerate the maturity or demand payment of any of the Obligations; and (iii) with respect to the principal amount of any Out-of-Formula Loans, whether or not demand for payment thereof has been made by Agent. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any Insolvency Proceeding of Borrower. Borrower acknowledges that the costs and expenses to Agent and each Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lender for such added cost and expense.

         2.2. FEES. In consideration of Lenders' establishment of the Commitments in favor of Borrower, and Agent's agreement to serve as collateral and administrative agent hereunder, Borrower agrees to pay the following fees:

Seventh Amendment to Loan & Security Agreement 4-14-04                   Page 12

                  2.2.1 Amendment and Restatement Fee. In consideration for Initial Lender's willingness to enter into this Agreement, Borrower shall pay to Agent, for the benefit of Initial Lender, a closing fee in the amount of $50,000, in immediately available funds, which fee shall be paid on the Closing Date.

                  2.2.2 Unused Line Fee. Borrower shall be obligated to pay to Agent for the Pro Rata benefit of Lenders a fee equal to the Applicable Margin for the unused line fee divided by 360 days multiplied by the number of days in the month multiplied by the amount by which the Average Revolver Loan Balance for any month (or portion thereof that the Commitments are in effect) is less than the aggregate amount of the Revolver Commitments, such fee to be paid on the first day of the following month; but if the Commitments are terminated on a day other than the first day of a month, then any such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination.

                  2.2.3 LC Facility Fees. Borrower shall pay: (i) to Agent, through its Treasury and International Services Group, for the ratable account of each Lender for Letters of Credit, the Applicable Margin in effect for LIBOR Loans that constitute Revolver Loans on a per annum basis (and at any time an Event of Default exists, the Default Rate) based on the face amount of all Letters of Credit outstanding, payable monthly, in arrears, on the first Business Day of the following month, and (ii) to Bank for its own account all normal and customary charges associated with the issuance, amending, negotiating, processing and administration of each Letter of Credit.

                  2.2.4 Audit and Appraisal Fees. Borrower shall reimburse Agent and Lenders for all reasonable costs and expenses incurred by Agent or Lenders in connection with appraisals and audits of any Collateral as Agent shall deem appropriate and shall pay to Agent its normal and customary fee per day (currently $850 per day) for each day that an employee or agent of Agent shall be engaged in an examination or review of Borrower's books and records; provided, however, if Availability is greater than or equal to $15,000,000 and no Event of Default exists, then Borrower shall not be obligated to reimburse Agent or its agents or designees for more than one appraisal of Borrower's Inventory more frequently than once every eighteen months; and provided, further, however, if Availability is less than $15,000,000 or an Event of Default exists, then Borrower shall be obligated to reimburse Agent for any and all appraisals of Borrower's Inventory conducted by Agent or its agents or designees. On the Closing Date, Borrower shall be obligated to pay to Fleet all out-of-pocket expenses incurred by Fleet in connection with the audit and appraisal of Borrower's business and Properties prior to the Closing Date.

                  2.2.5 General Provisions. All fees shall be fully earned by the identified recipient thereof pursuant to the foregoing provisions of this Agreement and the Fee Letter on the due date thereof (and, in the case of Letters of Credit, upon each issuance, renewal or extension of such Letter of Credit) and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to rebate, refund or proration. All fees provided for in
SECTION 2.2 are and shall be deemed to be compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

         2.3. COMPUTATION OF INTEREST AND FEES. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For purposes of computing interest and other charges hereunder, all Payment Items and other forms of payment received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) on the Business Day that Agent receives such items in immediately available funds in the Payment Account, and Agent shall be deemed to have received such Payment Item on the date specified in SECTION 4.7 hereof.

         2.4.     REIMBURSEMENT OF OBLIGATIONS.

                  2.4.1. Borrower shall reimburse Agent and, during any period that an Event of Default exists, each Lender, for all legal, accounting, appraisal and other fees and expenses incurred by Agent or any Lender in connection with (i) the negotiation and preparation of any of the Loan Documents, any amendment or modification thereto, any waiver of any Default or Event of Default thereunder, or any restructuring or forbearance with respect thereto; (ii) the administration of the Loan Documents and the transactions contemplated thereby, to the extent that such fees and expenses are expressly provided for in this Agreement or any of the other Loan Documents; (iii) action taken to perfect or maintain the perfection or priority of any of Agent's Liens with respect to any of the Collateral; (iv) any inspection of or audits conducted with respect to Borrower's books and records or any of the Collateral;
(v) any effort to verify, protect, preserve, or restore any of the Collateral or to collect, sell, liquidate or otherwise dispose of or realize upon any of the Collateral; (vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or against Agent, any Lender, any Obligor or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection or priority of any of Agent's Liens thereon), any of the Loan Documents or the validity, allowance or amount of any of the Obligations;
(vii) the protection or enforcement or any rights or remedies of Agent or any Lender in any Insolvency Proceeding; and (viii) any other action taken by Agent or any Lender to enforce any of the rights or remedies of Agent or such Lender against any Obligor or any Account Debtors to enforce collection of any of the Obligations or payments with respect to any of the Collateral. All amounts chargeable to Borrower under this SECTION 2.4 shall constitute Obligations that are secured by all of the Collateral and shall be payable ON DEMAND to Agent. Borrower shall also reimburse Agent for expenses incurred by Agent in its administration of any of the Collateral to the extent and in the manner provided in SECTION 7 hereof or in any of the other Loan Documents. The foregoing shall be in addition to, and shall not be construed to limit, any other provision of any of the Loan Documents regarding the reimbursement by Borrower of costs, expenses or liabilities suffered or incurred by Agent or any Lender.

                  2.4.2. If at any time Agent or (with the consent of Agent) any Lender shall agree to indemnify any Person (including Bank) against losses or damages that such Person may suffer or incur in its dealings or transactions with Borrower arising under or in connection with this Agreement or any of the other Loan Documents, or shall guarantee any liability or obligation of Borrower to such Person, or otherwise shall provide assurances of Borrower's payment or performance under any agreement with such Person, including indemnities, guaranties or other assurances of payment or performance given by Agent or any Lender with respect to Cash Management Agreements, Interest Rate Contracts or Letters of Credit, then the Contingent Obligation of Agent or any Lender providing any such indemnity, guaranty or other assurance of payment or performance, together with any payment made or liability incurred by Agent or any Lender in connection therewith, shall constitute Obligations that are secured by the Collateral and Borrower shall repay, ON DEMAND, any amount so paid or any liability incurred by Agent or any Lender in connection with any such indemnity, guaranty or assurance, except that repayment with respect to any LC Support shall be due on the Reimbursement Date as provided in SECTION 1.3.1(iii). Nothing herein shall be construed to impose upon Agent or any Lender any obligation to provide any such indemnity, guaranty or assurance except to the extent provided in SECTION 1.3 hereof. Agent and Lenders shall use reasonable efforts to give Borrower notice of any such obligation under this
SECTION 2.4.2 to the extent that Borrower has not expressly requested at such time that Agent and Lenders provide such indemnification, guarantee or assurances, but Agent's and Lenders' failure to give Borrower such notice shall not affect any of Borrower's obligations under this Agreement or any of the other Loan Documents and shall not impose any liability on Agent or any Lender.

         2.5. BANK CHARGES. Borrower shall pay to Agent, ON DEMAND, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution (including any fees paid by Agent or any Lender to any Participant) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower by Agent or any Lender of proceeds of Loans made by Lenders to Borrower pursuant to this Agreement and (ii) the depositing for collection by Agent or any Lender of any Payment Item received or delivered to Agent or any Lender on account of the Obligations. Borrower acknowledges and agrees that Agent may charge such costs, fees and expenses to Borrower based upon Agent's good faith estimate of such costs, fees and expenses as they are incurred by Agent or any Lender.

         2.6. ILLEGALITY. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (ii) at any time such Lender determines that the making or continuance of any LIBOR Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall give after such determination Agent and Borrower notice thereof and may thereafter (1) declare that LIBOR Loans will not thereafter be made by such Lender, whereupon any request by Borrower for a LIBOR Loan shall be deemed a request for a Base Rate Loan unless such Lender's declaration shall be subsequently withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause (i) or (ii) above); and (2) require that all outstanding LIBOR Loans made by such Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this SECTION
2.6 insofar as such Lender determines the continuance of LIBOR Loans to be impracticable, in which event all such LIBOR Loans shall be converted automatically to Base Rate Loans as of the date of Borrower's receipt of the aforesaid notice from such Lender.

         2.7. INCREASED COSTS. If, by reason of (a) the introduction after the date hereof of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (i) any Lender shall be subject after the date hereof, to any Tax, duty or other charge with respect to any LIBOR Loan or its obligation to make LIBOR Loans, or a change shall result in the basis of taxation of payment to any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of Tax on the overall net income or gross receipts of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located); or

                  (ii) any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on such Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by such Lender, then such Lender shall, promptly after determining the existence or amount of any such increased costs for which such Lender seeks payment hereunder, give Borrower notice thereof and Borrower shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to Agent), pay to Agent for the account of such Lender, within 5 Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify such Lender against such increased costs. A certificate as to the amount of such increased cost, submitted to Borrower by such Lender, shall be final, conclusive and binding for all purposes, absent manifest error.

         If any Lender shall advise Agent at any time that, because of the circumstances described hereinabove in this SECTION 2.7 or any other circumstances arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's or Bank's position in such market, the Adjusted LIBOR Rate, as determined by Agent, will not adequately and fairly reflect the cost to such Lender of funding LIBOR Loans, then, and in any such event:

                  (i) Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and Lenders of such event;

                  (ii) Borrower's right to request and such Lender's obligation to make LIBOR Loans shall be immediately suspended and Borrower's right to continue a LIBOR Loan as such beyond the then applicable Interest Period shall also be suspended, until each condition giving rise to such suspension no longer exists; and

                  (iii) such Lender shall make a Base Rate Loan as part of the requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

         For purposes of this SECTION 2.7, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

         2.8. CAPITAL ADEQUACY. If any Lender determines that after the date hereof (a) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such Applicable Law by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by such Lender or its holding company with any request or directive of any such Governmental Authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of such Lender's commitment to make the Loans pursuant hereto by any amount deemed by such Lender to be material:

                  (i) Agent shall promptly, after its receipt of a certificate from such Lender setting forth such Lender's determination of such occurrence, give notice thereof to Borrower and Lenders; and

                  (ii) Borrower shall pay to Agent, for the account of such Lender, as an additional fee from time to time, ON DEMAND, such amount as such Lender certifies to be the amount reasonably calculated to compensate such Lender for such reduction.

         A certificate of such Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to such Lender (including the basis for such Lender's determination of such amount), and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution method. For purposes of this SECTION 2.8 all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

         2.9. FUNDING LOSSES. If for any reason (other than due to a default by a Lender or as a result of a Lender's refusal to honor a LIBOR Loan request due to circumstances described in SECTION 2.6 or 2.7 hereof) a Borrowing of, or conversion to or continuation of, LIBOR Loans does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/ Continuation (whether or not withdrawn), or if any repayment (including any conversions pursuant to SECTION 2.1.2 hereof) of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable thereto, or if for any reason Borrower defaults in its obligation to repay LIBOR Loans when required by the terms of this Agreement, then Borrower shall pay to Agent, for the ratable benefit of the affected Lenders, within 10 days after Agent's or an affected Lender's demand therefor, an amount (if a positive number) computed pursuant to the following formula:

                                     L = (R - T) x P x D
                                         ---------------
                                               360

                                     where

                                     L =    amount payable

                                     R =    interest rate applicable hereunder
                                            to the LIBOR Loan unborrowed or
                                            prepaid

                                     T =    effective interest rate per annum at
                                            which any readily marketable bond or
                                            other obligations of the United
                                            States, selected at Agent's sole
                                            discretion, maturing on or nearest
                                            the last day of the then applicable
                                            or requested Interest Period for
                                            such LIBOR Loan and in approximately
                                            the same amount as such LIBOR Loan,
                                            can be purchased by Agent on the day
                                            of such payment of principal or
                                            failure to borrow

                                     P =    the amount of principal paid or the
                                            amount of the LIBOR Loan requested
                                            or to have been continued or
                                            converted

                                     D =    the number of days remaining in the
                                            Interest Period as of the date of
                                            such prepayment or the number of
                                            days in the requested Interest
                                            Period

Borrower shall pay such amount upon presentation by Agent of a statement setting forth the amount and Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error. For purposes of this SECTION 2.9, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

         2.10. MAXIMUM INTEREST. Regardless of any provision contained in any of the Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent and Lenders pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Agent of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Agent or any Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrower be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders do not intend to collect any unearned Interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth in SECTION 2.1.1 of this Agreement or in the Notes, and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Agent or any Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all Interest at any time contracted for, charged or received from Borrower in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower, Agent and Lenders shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and
(ii) exclude voluntary prepayments and the effects thereof. The provisions of this SECTION 2.10 shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this SECTION 2.10.

SECTION 3. LOAN ADMINISTRATION

         3.1. MANNER OF BORROWING AND FUNDING REVOLVER LOANS. Borrowings under the Commitments established pursuant to SECTION 1.1 hereof shall be made and funded as follows:

                  3.1.1    Notice of Borrowing.

                           (i)      Whenever Borrower desires to make a
         Borrowing under SECTION 1.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to SECTION 2.1.2), Borrower shall give Agent prior written notice (or telephonic notice promptly confirmed in writing if requested by Agent) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of EXHIBIT E annexed hereto and signed by an authorized officer of Borrower. Such Notice of Borrowing shall be given by Borrower no later than 12:00 noon at the office of Agent designated by Agent from time to time (a) on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) at least 2 Business Days prior to the requested funding date of such Borrowing, in the case of LIBOR Loans. Notices received after 12:00 noon shall be deemed received on the next Business Day. The Revolver Loans made by each Lender on the Closing Date shall be in excess of $250,000 and shall be made as Base Rate Loans and thereafter may be made or continued as or converted into Base Rate Loans or LIBOR Loans. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify
         (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business Day), (c) whether the Borrowing is to consist of Base Rate Loans or LIBOR Loans, (d) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrower to which the proceeds of such Borrowing are to be disbursed. Borrower may not request any LIBOR Loans if a Default or Event of Default exists.

                           (ii) Unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents with respect to the Obligations (whether as principal, accrued interest, fees or other charges including the repayment of any LC Obligations) shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans. Neither Agent nor any Lender shall have any obligation to Borrower to honor any deemed request for a Revolver Loan after the Commitment Termination Date, when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent set forth in SECTION 10 hereof is not satisfied, but may do so in their discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.

                           (iii) If Borrower elects to establish a Deposit Account (including a Controlled Disbursement Account) with Bank or any Affiliate of Bank, or Borrower otherwise incurs Banking Relationship Debt, then the presentation for payment by Bank of any check or other item of payment drawn on the Controlled Disbursement Account or the becoming due of any Banking Relationship Debt at a time when there are insufficient funds in such Deposit Account to cover such check or Banking Relationship Debt shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the date of such presentation or becoming due of Banking Relationship Debt and in any amount equal to the aggregate amount of the items presented for payment or the amount of Banking Relationship Debt that has become due, and the proceeds of such Revolver Loans may be disbursed to the Controlled Disbursement Account or other Deposit Account with Bank or any Affiliate of Bank and shall bear interest as Base Rate Loans. Neither Agent nor any Lender shall have any obligation to honor any deemed request for a Revolver Loan after the Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent in SECTION 10 hereof is not satisfied, but may do so in its discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.

                           (iv) As an accommodation to Borrower, Agent and Lenders may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower; provided, however, that Borrower shall confirm each such telephonic request for a Borrowing of LIBOR Loans by delivery of the required Notice of Borrowing to Agent by facsimile transmission promptly, but in no event later than 5:00 p.m. on the same day. Neither Agent nor any Lender shall have any liability to Borrower for any loss or damage suffered by Borrower as a result of Agent's or any Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Lenders by Borrower and neither Agent nor any Lender shall have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

                  3.1.2 Fundings by Lenders. Subject to its receipt of notice from Agent of a Notice of Borrowing as provided in SECTION 3.1.1(i) (except in the case of a deemed request by Borrower for a Revolver Loan as provided in SECTIONS 3.1.1(ii) OR (iii) or 3.1.3(ii) hereof, in which event no Notice of Borrowing need be submitted), each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested by Borrower and that Borrower is entitled to receive under this Agreement. Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing pursuant to SECTION 3.1.1(ii) OR
(iii) hereof) by 12:00 noon on the proposed funding date (in the case of Base Rate Loans) or by 3:00 p.m. at least 2 Business Days before the proposed funding date (in the case of LIBOR Loans). Each Lender shall deposit with Agent an amount equal to its Pro Rata share of the Borrowing requested or deemed requested by Borrower at Agent's designated bank in immediately available funds not later than 3:00 p.m. on the date of funding of such Borrowing, unless Agent's notice to Lenders is received after 12:00 noon on the proposed funding date of a Base Rate Loan, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested Borrowing on or before 11:00 a.m. of the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall make the proceeds of the Revolver Loans received by it available to Borrower by disbursing such proceeds in accordance with Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. Neither Agent nor any Lender shall have any liability on account of any delay by any bank or other depository institution in treating the proceeds of any Revolver Loan as collected funds or any delay in receipt, or any loss, of funds that constitute a Revolver Loan, the wire transfer of which was initiated by Agent in accordance with wiring instructions provided to Agent. Unless Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Agent an amount equal such Lender's Pro Rata share of the requested Borrowing (or deemed request for a Borrowing pursuant to SECTION 3.1.1(ii) OR (iii) hereof), Agent may assume that such Lender has deposited or promptly will deposit its share with Agent and Agent may in its discretion disburse a corresponding amount to Borrower on the applicable funding date. If a Lender's Pro Rata share of such Borrowing is not in fact deposited with Agent, then, if Agent has disbursed to Borrower an amount corresponding to such share, then such Lender agrees to pay, and in addition Borrower agrees to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of Borrower until the date such amount is paid or repaid to Agent, (a) in the case of Borrower, at the interest rate applicable to such Borrowing and (b) in the case of such Lender, at the Federal Funds Rate. If such Lender repays to Agent such corresponding amount, such amount so repaid shall constitute a Revolver Loan, and if both such Lender and Borrower shall have repaid such corresponding amount, Agent shall promptly return to Borrower such corresponding amount in same day funds. A notice from Agent submitted to any Lender with respect to amounts owing under this SECTION 3.1.2 shall be conclusive, absent manifest error.

                  3.1.3    Settlement and Settlement Loans.

                           (i) In order to facilitate the administration of the Revolver Loans under this Agreement, Lenders agree (which agreement shall be solely between Lenders and Agent and shall not be for the benefit of or enforceable by Borrower) that settlement among them with respect to the Revolver Loans may take place on a periodic basis on dates determined from time to time by Agent (each a "Settlement Date"), which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in SECTION 10 of this Agreement have been met. On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Settlement Report delivered by Agent to Lenders with respect to such Settlement Date so that, as of each Settlement Date and after giving effect to the transaction to take place on such Settlement Date, each Lender shall hold its Pro Rata share of all Revolver Loans and participations in LC Obligations then outstanding.

                           (ii) Between Settlement Dates, Agent may request Fleet to advance, and Fleet may, but shall in no event be obligated to, advance to Borrower out of Fleet's own funds the entire principal amount of any Borrowing of Revolver Loans that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolver Loan funded exclusively by Fleet being referred to as a "Settlement Loan"). Each Settlement Loan shall constitute a Revolver Loan hereunder, shall accrue interest as a Base Rate Loan, and shall be subject to all of the terms, conditions and security applicable to other Revolver Loans, except that all payments thereon shall be payable to Fleet solely for its own account. The obligation of Borrower to repay such Settlement Loans to Fleet shall be evidenced by the records of Fleet. Agent shall not request Fleet to make any Settlement Loan if the requested Borrowing would exceed the amount of Availability on the funding date. Fleet shall not be required to determine whether the applicable conditions precedent set forth in SECTION 10 hereof have been satisfied or the requested Borrowing would exceed the amount of Availability on the funding date applicable thereto prior to making, in its sole discretion, any Settlement Loan; provided, that if any Lender determines that an Event of Default exists and as a result thereof, it does not intend to fund its Pro Rata share of any Settlement Loan, then such Lender shall give written notice to Fleet and Agent at least 1 Business Day prior to the funding of such Settlement Loan. On each Settlement Date, or, if earlier, upon demand by Agent for payment thereof, the then outstanding Settlement Loans shall be immediately due and payable. As provided in SECTION 3.1.1(ii), Borrower shall be deemed to have requested (without the necessity of submitting any Notice of Borrowing) Revolver Loans to be made on each Settlement Date in the amount of all outstanding Settlement Loans and to have Agent cause the proceeds of such Revolver Loans to be applied to the repayment of such Settlement Loans and interest accrued thereon. Agent shall notify the Lenders of the outstanding balance of Revolver Loans prior to 11:00 a.m. on each Settlement Date and each Lender (other than Fleet) shall deposit with Agent (without setoff, counterclaim or reduction of any kind) an amount equal to its Pro Rata share of the amount of Revolver Loans deemed requested in immediately available funds not later than 2:00 p.m. on such Settlement Date, and without regard to whether any of the conditions precedent set forth in SECTION 10 hereof are satisfied or the Commitment Termination Date has occurred. If as the result of the commencement by or against Borrower of any Insolvency Proceeding or otherwise any Settlement Loan may not be repaid by the funding by Lenders of Revolver Loans, then each Lender (other than Fleet) shall be deemed to have purchased as a participating interest in any unpaid Settlement Loan in an amount equal to such Lender's Pro Rata share of such Settlement Loan and shall transfer to Fleet, in immediately available funds, not later than the second Business Day after Fleet's request therefor, the amount of such Lender's participation. The proceeds of Settlement Loans may be used solely for purposes for which Revolver Loans generally may be used in accordance with SECTION 1.1.3 hereof. If any amounts received by Fleet in respect of any Settlement Loans are later required to be returned or repaid by Fleet to Borrower or any other Obligor or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lenders shall, upon demand by Fleet with notice to Agent, pay to Agent for the account of Fleet, an amount equal to each other Lender's Pro Rata share of all such amounts required to be returned by Fleet.

                  3.1.4 Disbursement Authorization. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolver Loan requested by Borrower, or deemed to be requested pursuant to SECTION 3.1.1 or
SECTION 3.1.3(ii), as follows: (i) the proceeds of each Revolver Loan requested under SECTION 3.1.1(i) shall be disbursed by Agent in accordance with the terms of the written disbursement letter from Borrower in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolver Loan requested under SECTION 3.1.1(ii) or SECTION 3.1.3(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation.

         3.2. DEFAULTING LENDER. If any Lender shall, at any time, fail to make any payment to Agent or Fleet that is required hereunder, Agent may, but shall not be required to, retain payments that would otherwise be made to such defaulting Lender hereunder and apply such payments to such defaulting Lender's defaulted obligations hereunder, at such time, and in such order, as Agent may elect in its sole discretion. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make the full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate. The failure of any Lender to fund its portion of any Revolver Loan shall not relieve any other Lender of its obligation, if any, to fund its portion of the Revolver Loan on the date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Revolver Loan to be made by such Lender on the date of any Borrowing. Solely as among the Lenders and solely for purposes of voting or consenting to matters with respect to any of the Loan Documents, Collateral or any Obligations and determining a defaulting Lender's Pro Rata share of payments and proceeds of Collateral pending such defaulting Lender's cure of its defaults hereunder, a defaulting Lender shall not be deemed to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). The provisions of this SECTION 3.2 shall be solely for the benefit of Agent and Lenders and may not be enforced by Borrower.

         3.3.     SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

                  3.3.1 Number of LIBOR Loans. In no event may the number of LIBOR Loans outstanding at any time to any Lender exceed 8.

                  3.3.2 Minimum Amounts. Each Borrowing of LIBOR Loans pursuant to SECTION 3.1.1(i), and each continuation of or conversion to LIBOR Loans pursuant to SECTION 2.1.2 hereof, shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

                  3.3.3 LIBOR Lending Office. Each Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer that is made by a Lender pursuant to SECTION 2.6 or SECTION 2.7 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs or expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

                  3.3.4 Funding of LIBOR Loans. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBOR Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBOR Loans; provided, however, that such LIBOR Loans shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of Borrower to repay such LIBOR Loans shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. The calculation of all amounts payable to Lender under SECTION 2.7 and 2.9 shall be made as if each Lender had actually funded or committed to fund its LIBOR Loan through the purchase of an underlying deposit in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period for such LIBOR Loans; provided, however, each Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing presumption shall be utilized only for the calculation of amounts payable under SECTION 2.7 and SECTION 2.9.

         3.4. ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans shall constitute one general Obligation of Borrower and (unless otherwise expressly provided in any Security Document) shall be secured by Agent's Lien upon all of the Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of Borrower and the holder of a separate claim against Borrower to the extent of any Obligations owed by Borrower to Agent or such Lender.

SECTION 4. PAYMENTS

         4.1. GENERAL REPAYMENT PROVISIONS. All payments (including all prepayments) of principal of and interest on the Loans, LC Obligations and other Obligations that are payable to Agent or any Lender shall be made to Agent in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds not later than 12:00 noon on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day). All payments received by Agent shall be distributed by Agent in accordance with SECTION 4.6 hereof, subject to the rights of offset that Agent may have as to amounts otherwise to be remitted to a particular Lender by reason of amounts due Agent from such Lender under any of the Loan Documents.

         4.2.     REPAYMENT OF REVOLVER LOANS.

                  4.2.1 Payment of Principal. The outstanding principal amounts with respect to the Revolver Loans shall be repaid as follows:

                           (i) Any portion of the Revolver Loans consisting of the principal amount of Base Rate Loans shall be paid by Borrower to Agent, for the Pro Rata benefit of Lenders (or, in the case of Settlement Loans, for the sole benefit of Fleet) unless timely converted to a LIBOR Loan in accordance with this Agreement, immediately upon (a) each receipt by Agent, any Lender or Borrower of any proceeds of any of the Accounts or Inventory, to the extent of such proceeds, (b) the Commitment Termination Date, and (c) in the case of Settlement Loans, the earlier of Fleet's demand for payment or on each Settlement Date with respect to all Settlement Loans outstanding on such date.

                           (ii) Any portion of the Revolver Loans consisting of the principal amount of LIBOR Loans shall be paid by Borrower to Agent, for the Pro Rata benefit of Lenders, unless converted to a Base Rate Loan or continued as a LIBOR Loan in accordance with the terms of this Agreement, immediately upon (a) the last day of the Interest Period applicable thereto and (b) the Commitment Termination Date. In no event shall Borrower be authorized to make a voluntary prepayment with respect to any Revolver Loan outstanding as a LIBOR Loan prior to the last day of the Interest Period applicable thereto unless (x) otherwise agreed in writing by Agent or Borrower is otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and (y) Borrower pays to Agent, for the Pro Rata benefit of Lenders, concurrently with any prepayment of a LIBOR Loan, any amount due Agent and Lenders under SECTION 2.9 hereof as a consequence of such prepayment.

                           (iii) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrower shall, on the sooner to occur of Agent's demand or the first Business Day after Borrower has obtained knowledge of such Out-of-Formula Condition, repay the outstanding Revolver Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount equal to such excess; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out-of-Formula Condition, then Borrower shall immediately either (a) deposit with Agent, for the Pro Rata benefit of Lenders, for application to any outstanding Revolver Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Commitment Termination Date) cash in an amount sufficient to eliminate such Out-of-Formula Condition, to be held by Agent pending disbursement of same to Lenders, but subject to Agent's Lien thereon and rights of offset with respect thereto, or
         (b) pay the Revolver Loans outstanding as LIBOR Loans to the extent necessary to eliminate such Out-of-Formula Condition and also pay to Agent for the Pro Rata benefit of Lenders any and all amounts required by SECTION 2.9 hereof to be paid by reason of the prepayment of a LIBOR Loan prior to the last day of the Interest Period applicable thereto.

                  4.2.2 Payment of Interest. Interest accrued on the Revolver Loans shall be due and payable on (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any Revolver Loan (whether a Base Rate Loan or LIBOR Loan) and (ii) any unpaid interest on the last day of the applicable Interest Period in the case of a LIBOR Loan. Accrued interest shall also be paid by Borrower on the Commitment Termination Date. With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to SECTION 2.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

         4.3.     REPAYMENT OF TERM LOAN ADVANCES.

                  4.3.1 Payment of Principal. The principal amounts of Term Loan A and Term Loan C shall be paid in aggregate consecutive quarterly installments of $715,000 each on the first day of each June, September, December and March (which amount shall be distributed by Agent to each holder of a Term Note based upon their Pro Rata shares of such amount), and the final installments of which shall be in an amount equal to such holder's Pro Rata share of the remaining principal balance of the Term Loans and shall be payable on the Commitment Termination Date. The quarterly principal installments shall be applied first, to the outstanding principal balance of Term Loan C until paid in full and then, to the outstanding principal balance of Term Loan A until paid in full. The Term Loans, if not sooner paid, shall be due and payable in full on the Commitment Termination Date.

                  4.3.2 Payment of Interest. Interest accrued on each Term Loan Advance shall be due and payable on (i) the first calendar day of each month for the immediately preceding month, computed through the last calendar day of the preceding month, whether all or any portion of the Term Loan Advance bears interest as a Base Rate Loan or a LIBOR Loan, (ii) the last day of the applicable Interest Period in the case of any portion of such Term Loan Advance that is a LIBOR Loan and (iii) the date of any prepayment of Term Loan Advances. Accrued interest shall also be paid by Borrower as and when payable in SECTIONS
4.3.3 and 4.3.4 in connection with any prepayment of Term Loan Advances and on the Commitment Termination Date. With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to SECTION 2.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

                  4.3.3 Mandatory Prepayment of Term Loan Advances. Borrower shall be obligated to prepay the entire unpaid principal balance of the Term Loan Advances, and all accrued but unpaid interest thereon, upon the Commitment Termination Date. Borrower shall also be required to prepay the Term Loan Advances from the Net Proceeds of insurance or condemnation awards paid in respect of any Real Estate or Equipment unless Borrower is authorized to use such Net Proceeds pursuant to SECTION 7.1.2(ii). Notwithstanding the foregoing, if no Event of Default exists, Net Proceeds arising from a Permitted Asset Disposition shall be applied first to the outstanding principal amount of the Revolver Loans, second to the outstanding principal amount of the Term Loans and then to such other Obligations as Agent may determine.

                  4.3.4 Optional Prepayments of Term Loan Advances. Borrower may, at its option, prepay any portion of the Term Loan Advances in whole at any time or in part from time to time, in amounts aggregating $200,000 or any greater integral multiple of $50,000, by paying the principal amount to be prepaid together with interest accrued or unpaid thereon to the date of prepayment and any applicable prepayment premium set forth below and any applicable charges pursuant to SECTION 2.9. Borrower shall give written notice (or telephonic notice confirmed in writing) to the Agent of any intended prepayment not less than 1 Business Day prior to any prepayment of Base Rate Loans and not less than 2 Business Days prior to any prepayment of LIBOR Loans. Such notice, once given, shall be irrevocable and, upon receipt of any such notice of optional prepayment, Agent shall promptly notify each Lender of the contents thereof and of such Lender's share of the prepayment. If Borrower shall prepay any of the Term Loan Advances pursuant to this SECTION 4.3.4 (other than in connection with a Permitted Asset Disposition), then Borrower shall be obligated to pay a prepayment premium equal to .50% of the principal amount prepaid if prepayment occurs prior to May 14, 2004. In no event shall any prepayment premium be due or payable under this SECTION 4.3.4 in connection with any prepayment of the Term Loan Advances on the effective date of termination of the Commitments, and the provisions of SECTION 5.2.3 shall govern in lieu of any prepayment premium.

                  4.3.5 Application of Prepayments. Each prepayment of Term Loan Advances shall be remitted by Borrower to Agent to be allocated in accordance with the provisions of SECTION 4.6.1 hereof and, to the extent allocable thereunder to any of the Loans, allocated first to the Term Loans and distributed by Agent to each Lender on a Pro Rata basis. Each Lender shall apply its share of each prepayment, first to accrued but unpaid interest, and the balance to installments of principal in the inverse order of their maturities, until such Lender's Term Loan Advance is paid in full; PROVIDED, HOWEVER, that, if no Event of Default exists at the time of a Lender's receipt of any optional prepayment made pursuant to SECTION 4.3.4, such Lender shall apply the portion of such prepayment remaining after payment of accrued but unpaid interest to the remaining installments of principal owing with respect to such Term Loan Advance on a pro rata basis. Each Lender shall apply the portion of a prepayment that is to be applied to principal installments first to outstanding Base Rate Loans and then to any outstanding LIBOR Loans with the shortest Interest Periods remaining; but if application to any LIBOR Loans would cause the same to be paid prior to the end of an applicable Interest Period, then, by prior written notice to Agent, Borrower may elect as to such LIBOR Loan (i) to deliver cash to Agent in the amount of the required prepayment, to be held by Agent as Cash Collateral until the end of the applicable Interest Period, at which time Agent shall disburse such Cash Collateral to Lenders on a Pro Rata basis for application to such LIBOR Loans or (ii) to apply such prepayment to the outstanding principal amount of the Revolver Loans and to have Agent establish an Availability Reserve in equal amount, which Availability Reserve will be released and applied to pay such LIBOR Loan at the end of the applicable Interest Period.

         4.4. PAYMENT OF OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, including the LC Obligations and Extraordinary Expenses incurred by Agent or any Lender shall be repaid by Borrower to Agent for allocation among Agent and Lenders as provided in the Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, ON DEMAND.

         4.5. MARSHALING; PAYMENTS SET ASIDE. None of Agent or any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other Obligor or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Agent or Lenders or any of such Persons receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any loss by Agent or Lenders, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment or proceeds had not been made or received and any such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this SECTION 4.5 shall survive any termination of the Commitments and payment in full of the Obligations.

         4.6.     AGENT'S ALLOCATION OF PAYMENTS AND COLLECTIONS.

                  4.6.1 Allocation of Payments. All monies to be applied to the Obligations, whether such monies represent voluntary payments by one or more Obligors or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein): (i) first, to Agent to pay principal and accrued interest on any portion of the Revolver Loans which Agent may have advanced on behalf of any Lender and for which Agent has not been reimbursed by such Lender or Borrower; (ii) second, to Fleet to pay the principal and accrued interest on any portion of the Settlement Loans and 1995 Bonds (to the extent due) outstanding, to be shared with Lenders that have acquired a participating interest in such Settlement Loans and 1995 Bonds; (iii) third, to the extent that Fleet has not received from any Participating Lender a payment as required by SECTION 1.3.2 hereof, to Fleet to pay all amounts owing to Fleet pursuant to SECTION 1.3.2(ii) hereof; (iv) fourth, to Agent to pay the amount of Extraordinary Expenses and amounts owing to Agent pursuant to SECTION
14.10 hereof that have not been reimbursed to Agent by Borrower or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (v) fifth, to Agent to pay any Indemnified Amount that has not been paid to Agent by Obligors or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (vi) sixth, to Agent to pay any fees due and payable solely to Agent;
(vii) seventh, to Lenders for any Indemnified Amount that they have paid to Agent and any Extraordinary Expenses that they have reimbursed to Agent or themselves incurred, to the extent that Lenders have not been reimbursed by Obligors therefor; (viii) eighth, to Fleet to pay principal and interest with respect to LC Obligations (or to the extent any of the LC Obligations are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to provide security for the payment of the LC Obligations), which payment shall be shared with the Participating Lenders in accordance with
SECTION 1.3.2(iii) hereof; (ix) ninth, to Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and in payment of any other Obligations (other than the Obligations described in clause
(x) below) then outstanding to be shared among Lenders on a Pro Rata basis or on such other basis as may be agreed upon in writing by Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of Borrower); and (x) tenth, to the Secured Parties in payment of any Banking Relationship Debt, to be shared among such Secured Parties ratably. The allocations set forth in this SECTION 4.6 are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of Borrower or any other Person.

                  4.6.2 Erroneous Allocation. Agent shall not be liable for any allocation or distribution of payments made by it in good faith and, if any such allocation or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which such other Lenders are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

         4.7. APPLICATION OF PAYMENTS AND COLLECTIONS. All Payment Items received by Agent by 12:00 noon on any Business Day shall be deemed received on that Business Day. All Payment Items received by Agent after 12:00 noon on any Business Day shall be deemed received on the following Business Day. Except to the extent that the manner of application to the Obligations of payments or proceeds of Collateral is expressly governed by other provisions of this Agreement, Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by Agent or any Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records. If as the result of Agent's collection of proceeds of Accounts and other Collateral as authorized by SECTION 7.2.6 a credit balance exists, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Lenders may, at their option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default. If no Event of Default exists, Borrower may request that Agent and Lenders invest any credit balance in an interest-bearing account but Agent and Lenders shall have no liability to Borrower arising from such investments.

         4.8.     LOAN ACCOUNTS; THE REGISTER; ACCOUNT STATED.

                  4.8.1 Loan Accounts. Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a "Loan Account") evidencing the Debt of Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable to such Lender from time to time hereunder and under each Note payable to such Lender. Any failure of a Lender to record in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrower hereunder (or under any Note) to pay any amount owing hereunder to such Lender.

                  4.8.2 The Register. Agent shall maintain a register (the "Register") which shall include a master account and a subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by Agent from Borrower or any other Obligor and each Lender's share thereof. The Register shall be available for inspection by Borrower or any Lender at the offices of Agent at any reasonable time and from time to time upon reasonable prior notice. Any failure of Agent to record in the Register, or any error in doing so, shall not limit or otherwise affect the obligation of Borrower hereunder (or under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

                  4.8.3 Entries Binding. The entries made in the Register and each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Register or any Loan Account is provided to any Person, or any Person inspects the Register or any Loan Account, at any time or from time to time, then the information contained in the Register or the Loan Account, as applicable shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Agent in writing within 30 days after such Person's receipt of such copy or such Person's inspection of the Register or Loan Account of its intention to dispute the information contained therein.

         4.9. GROSS UP FOR TAXES. If Borrower shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other Loan Documents, (a) Borrower shall make such withholding or deductions and (b) Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law. The sum payable to Agent or such Lender under this Agreement by Borrower shall not be decreased and Agent or such Lender (as the case may be) shall receive an amount equal to the sum it would have received had no such withholding or deductions been made.

         4.10. WITHHOLDING TAX EXEMPTION. At least 5 Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States or any state thereof agrees that it will deliver to Borrower and Agent 2 duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payment under this Agreement and its Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form W-8BEN or W-8ECI further undertakes to deliver to Borrower and Agent 2 additional copies of such form (or a successor form) on or before the date that such form expires (currently, 3 successive calendar years for Form W-8BEN and one calendar year for Form W-8ECI) or becomes obsolete or after the occurrence of any event requiring a change in the form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent, in each case, certifying that such Lender is entitled to receive payments under this Agreement and its Notes without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes.

SECTION 5. ORIGINAL TERM AND TERMINATION OF COMMITMENTS

         5.1. ORIGINAL TERM OF COMMITMENTS. Subject to each Lender's right to cease making Loans and other extensions of credit to Borrower when any Default or Event of Default exists (provided, that each Lender's obligation vis-a-vis Agent shall be governed by SECTION 3.1.2 hereof) or upon termination of the Commitments as provided in SECTION 5.2 hereof, the Commitments shall be in effect from the Original Closing Date through the close of business on May 11, 2007 (the "Original Term").

         5.2.     TERMINATION.

                  5.2.1 Termination by Agent. Agent may (and upon the direction of the Required Lenders, shall) terminate the Commitments without notice upon or after the occurrence of an Event of Default; provided, however, that the Commitments shall automatically terminate (i) as provided in SECTION
11.2 hereof and (ii) at the end of the Original Term.

                  5.2.2 Termination by Borrower. Upon at least 90 days prior written notice to Agent, Borrower may, at its option, terminate the Commitments; provided, however, no such termination by Borrower shall be effective until Borrower has satisfied all of the Obligations. Any notice of termination given by Borrower shall be irrevocable unless Agent otherwise agrees in writing. Borrower may elect to terminate the Commitments in their entirety only; provided, that nothing contained herein shall affect Borrower's right to reduce the Commitments as provided in SECTION 1.1.5 of this Agreement. No section of this Agreement, Type of Loan available hereunder or Commitment may be terminated by Borrower singly.

                  5.2.3 Termination Charges. On the effective date of termination of the Commitments pursuant to SECTION 5.2.2, Borrower shall be obligated to pay to Agent, for the Pro Rata benefit of Lenders (in addition to the then outstanding principal, accrued interest, fees and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to .50% of the total amount of Commitments if termination occurs prior to May 14, 2004. In no event shall any termination charge be payable if the effective date of termination occurs on or after May 14, 2004. In addition, no portion of the termination charge payable to a Lender shall be payable to such Lender if such Lender is a member of any new lending group that refinances in full the Commitments.

                  5.2.4 Effect of Termination. On the effective date of termination of the Commitments by Agent or by Borrower, all of the Obligations shall be immediately due and payable and Lenders shall have no obligation to make any Loans and Fleet shall have no obligation to procure any Letters of Credit. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has satisfied the Obligations to Agent and Lenders, in full. For purposes of this Agreement, the Obligations shall not be deemed to have been satisfied until all Obligations for the payment of money have been paid to Agent in same day funds and all Obligations that are at the time in question contingent (including all LC Outstandings that exist by virtue of an outstanding Letter of Credit) have been fully cash collateralized in favor and to the satisfaction of Agent or Agent has received as beneficiary a direct pay letter of credit in form and from an issuing bank acceptable to Agent and providing for direct payment to Agent of all such contingent Obligations at the time they become fixed (including reimbursement of all sums paid by Agent under any LC Support). Notwithstanding the payment in full of the Obligations, Agent shall not be required to terminate its security interests in any of the Collateral unless, with respect to any loss or damage Agent may incur as a result of the dishonor or return of any Payment Items applied to the Obligations, Agent shall have received either (i) a written agreement, executed by Borrower and any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent from any such loss or damage. The provisions of SECTIONS 2.4, 2.7, 2.8, 2.9, 4.5, 4.9 and this SECTION 5.2.4 and all obligations of Borrower to indemnify Agent or any Lender pursuant to this Agreement or any of the other Loan Documents shall in all events survive any termination of the Commitments.

SECTION 6. COLLATERAL SECURITY

         6.1. GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of all of the Obligations, Borrower hereby grants to Agent, for the benefit of itself as Agent and for the benefit of the Lenders and the other Secured Parties, a continuing security interest in and Lien upon all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                  (i)      All Accounts

                  (ii)     All Inventory;

                  (iii)    All Letter-of-Credit Rights;

                  (iv)     All Supporting Obligations;

                  (v)      All Commercial Tort Claims;

                  (vi)     All Equipment;

                  (vii)    All Instruments;

                  (viii) All Chattel Paper, including Electronic Chattel Paper and Tangible Chattel Paper;

                  (ix)     All Documents;

                  (x) All General Intangibles, including all Payment Intangibles and all Software;

                  (xi)     All Deposit Accounts;

                  (xii) All Investment Property (but excluding any portion thereof that constitutes Margin Stock unless otherwise expressly provided in any Security Documents);

                  (xiii) All monies now or at any time or times hereafter in the possession or under the control of Agent or a Lender or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral in the Cash Collateral Account;

                  (xiv) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through
         (xiii) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to or destruction of any of the Collateral; and

                  (xv) All books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (xiv) above.

         6.2. LIEN ON DEPOSIT ACCOUNTS. As additional security for the payment and performance of the Obligations, Borrower hereby grants to Agent, for the benefit of itself as Agent and for the benefit of the Secured Parties, a continuing security interest in and Lien upon, and hereby collaterally assigns to Agent, all of Borrower's right, title and interest in and to each Deposit Account of Borrower and in and to any deposits or other sums at any time credited to each such Deposit Account, including any sums in any blocked account or any special lockbox account and in the accounts in which sums are deposited.

In connection with the foregoing, Borrower hereby authorizes and directs each such bank or other depository to pay or deliver to Agent upon its written demand therefor made at any time upon the occurrence and during the continuation of an Event of Default and without further notice to Borrower (such notice being hereby expressly waived), all balances in each Deposit Account maintained by Borrower with such depository for application to the Obligations then outstanding, and the rights given Agent in this SECTION 6.2 shall be cumulative with and in addition to Agent's other rights and remedies in regard to the foregoing Property as proceeds of Collateral. Borrower hereby irrevocably appoints Agent as Borrower's attorney-in-fact to collect any and all such balances to the extent any such payment is not made to Agent by such bank or other depository after demand thereon is made by Agent pursuant hereto.

         6.3. LIEN ON REAL ESTATE. The due and punctual payment and performance of the obligations shall also be secured by the Lien created by the Mortgages upon all Real Estate of Borrower and the other Obligors described therein. If requested by Agent, amendments to the Mortgages shall be executed by Borrower and the other Obligors in favor of Agent on or before the Closing Date and shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected Lien upon the Real Estate covered thereby.

         6.4. OTHER COLLATERAL. In addition to the items of Property referred to in SECTION 6.1 above, the Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Security Documents as security for any of the Obligations.

         6.5. NO ASSUMPTION OF LIABILITY. The security interest granted pursuant to this Agreement is granted as security only and shall not subject Agent or any Lender to, or in any way alter or modify, any obligation or liability of Borrower with respect to or arising out of the Collateral.

         6.6. LIEN PERFECTION; FURTHER ASSURANCES. Promptly after Agent's request therefor, Borrower shall execute or cause to be executed and deliver to Agent such instruments, assignments, title certificates or other documents as are necessary under the UCC or other Applicable Law (including any motor vehicle certificates of title act) to perfect (or continue the perfection of) Agent's Lien upon the Collateral, and shall take such other action as may be requested by Agent to give effect to or carry out the intent and purposes of this Agreement. Borrower shall give Agent prompt written notice at any time Borrower commences a Commercial Tort Claim against any Person in excess of $500,000 and shall execute such documents as are necessary under the UCC to grant to Agent and perfect Agent's Lien in such Commercial Tort Claim. Unless prohibited by Applicable Law, Borrower hereby irrevocably authorizes Agent to execute and/or file in any jurisdiction any financing statement or amendment thereto on Borrower's behalf, including financing statements that indicate the Collateral
(i) as all assets or all personal property of Borrower or words to similar effect or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in this SECTION 6. Borrower also hereby ratifies its authorization for Agent to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

         6.7. LIMITATION ON EQUITY INTERESTS. Notwithstanding anything to the contrary set forth in SECTION 6.1 above, the types or items of Collateral described in such Section shall not include any Equity Interests of Borrower in Chroma or any Equity Interest of Chroma in Chroma Systems and shall include only sixty-six percent (66%) of the voting stock of any Foreign Subsidiary.

         6.8. EXCLUSION FOR CERTAIN CONTRACTS AND LEASES. Notwithstanding anything to the contrary set forth in SECTION 6.1 above, the types or items of Collateral described in such Section shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal Property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or Applicable Law with respect thereto, the valid grant of a security interest or Lien therein to Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under Applicable Law such prohibition cannot be waived, provided that the foregoing exclusion shall in no way be construed (a) to apply if any such prohibition is unenforceable under Section 9-406, 9-407, 9-408 or 9-409 of the UCC or other Applicable Law or (b) so as to limit, impair or otherwise affect Agent's unconditional continuing security interests in and Liens upon any rights or interests of Borrower in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts).

SECTION 7. COLLATERAL ADMINISTRATION

         7.1.     GENERAL PROVISIONS.

                  7.1.1 Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrower at one or more of the business locations of Borrower set forth in
SCHEDULE 7.1.1 hereto and shall not be moved therefrom, without the prior written approval of Agent, except that in the absence of an Event of Default and acceleration of the maturity of the Obligations in consequence thereof, Borrower may (a) make sales or other dispositions of any Collateral to the extent authorized by SECTION 9.2.10 hereof, (b) have Inventory and Equipment at a location not listed on SCHEDULE 7.1.1, not to exceed $500,000 in the aggregate, provided, that Borrower promptly advises Agent of such location, and (c) except as permitted by subsection (b) above, move Inventory or Equipment or any record relating to any Collateral to a location in the United States other than those shown on SCHEDULE 7.1.1 hereto so long as Borrower has given Agent at least 15 Business Days prior written notice of such new location and prior to moving any Inventory or Equipment to such location there have been filed any UCC-1 financing statements and any other appropriate documentation necessary to perfect or continue the perfection of Agent's first priority Liens with respect to such Inventory or Equipment. Notwithstanding anything to the contrary contained in this Agreement, Borrower shall not be permitted to keep, store or otherwise maintain any Collateral (except as permitted by subsection (b) above) at any location (including any location described in SECTION 7.1.1), unless (i) Borrower is the owner of such location, (ii) Borrower leases such location and the landlord has executed in favor of Agent a Landlord Waiver (or Agent has imposed a Rent Reserve), or (iii) the Collateral consists of Inventory placed with a warehouseman, bailee or processor, Agent has received from such warehouseman, bailee or processor an acceptable Lien waiver agreement and an appropriate UCC-1 financing statement has been filed with the appropriate Governmental Authority in the jurisdiction where such warehouseman, bailee or processor is located in order to perfect, or to maintain the uninterrupted perfection of, Agent's security interest in such Inventory.

                  7.1.2    Insurance of Collateral; Condemnation Proceeds.

                           (i)      Borrower shall maintain and pay for
         insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts (subject to current deductibles of $250,000 unless otherwise consented to by Agent) and with such insurance companies as are reasonably satisfactory to Agent. SCHEDULE 7.1.2 describes all insurance of Borrower in effect on the date hereof. All proceeds payable under each such policy shall be payable to Agent for application to the Obligations. Borrower shall deliver the originals or certified copies of such policies to Agent with lender's loss payable endorsements reasonably satisfactory to Agent, naming Agent as sole lender's loss payee, mortgagee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrower therefor. If requested by Agent, Borrower agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by Borrower provided that all proceeds thereof are applied in the manner specified in this Agreement, and Agent agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims, Agent shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents; provided, that Agent shall use reasonable efforts to consult with Borrower regarding such settlement, adjustment or compromise but shall have no liability to Borrower for Agent's failure to do so.

                           (ii) Unless otherwise consented to by the Required Lenders in writing, any proceeds of insurance referred to in this SECTION 7.1.2 and any condemnation awards that are paid to Agent in connection with a condemnation of any of the Collateral shall be paid to Agent and (a) in the case of proceeds that relate to Inventory, applied first to the payment of the Revolver Loans and then to any other Obligations outstanding, and (b) in the case of proceeds of Equipment or Real Estate, applied first to the Term Loan, and then to any other Obligations outstanding; provided that if requested by Borrower in writing within 5 days after Agent's receipt of such proceeds and if no Default or Event of Default exists, Borrower and the other Obligors may apply such proceeds to repair or replace the damaged or destroyed Equipment or Real Estate so long as (1) such repair or replacement is promptly undertaken and concluded, (2) replacements of buildings are constructed on the sites of the original casualties and are of comparable size, and quality and utility to the destroyed buildings, (3) the repaired or replaced Property is at all times free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, (4) Borrower and such other Obligors comply with such disbursement procedures for such proceeds as Agent may reasonably impose for repair or replacement, and (5) the amount of proceeds from any single casualty affecting Equipment or Real Estate does not exceed $5,000,000.

                  7.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Agent to any Person to realize upon any Collateral shall be borne and paid by Borrower. Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrower's sole risk.

                  7.1.4 Defense of Title to Collateral. Borrower shall at all times defend its title to the Collateral and Agent's Liens therein against all Persons and all claims and demands whatsoever other than Permitted Liens.

         7.2.     ADMINISTRATION OF ACCOUNTS.

                  7.2.1 Records and Schedules of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form satisfactory to Agent. Borrower shall also provide to Agent on or before the 20th day of each month a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, face value and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Agent's request therefor, customer addresses, dates of invoices, copies of proof of delivery and a copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $500,000 cease to be Eligible Accounts in whole or in part, Borrower shall notify Agent of such occurrence promptly (and in any event within 2 Business Days) after Borrower's having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. Borrower shall deliver to Agent copies of invoices or invoice registers related to all of its Accounts.

                  7.2.2 Discounts, Disputes and Returns. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $500,000 are in dispute between Borrower and any Account Debtor, or if any returns are made in excess of $500,000 with respect to any Accounts owing from an Account Debtor, Borrower shall provide Agent with written notice thereof at the time of submission of the next Schedule of Accounts. At the request of Agent, Borrower will explain in detail the reason for the dispute or return, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrower.

                  7.2.3 Taxes. If an Account of Borrower includes a charge for any Taxes payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due by Borrower.

                  7.2.4 Account Verification. Whether or not a Default or an Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or Borrower to verify the validity, amount or any other matter relating to any Accounts of Borrower by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

                  7.2.5 Maintenance of Dominion Account. If an Event of Default exists or Availability at any time declines below $5,000,000, then Borrower shall maintain a Dominion Account pursuant to a lockbox or other arrangement acceptable to Agent and, in the case of such Dominion Account and lockbox arrangement, with such bank as may be selected by Borrower and be acceptable to Agent. Borrower shall issue to each such lockbox bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the lockbox to the Dominion Account. Borrower shall enter into agreements, in form satisfactory to Agent, with each bank at which a Dominion Account is maintained by which such bank shall immediately transfer to the Payment Account all monies deposited to the Dominion Account. All funds deposited in each Dominion Account shall be subject to Agent's Lien. Borrower shall obtain the agreement (in favor of and in form and content satisfactory to Agent) by each bank at which a Dominion Account is maintained to waive any offset rights against the funds deposited into such Dominion Account, except offset rights in respect of charges incurred in the administration of such Dominion Account. Neither Agent nor Lenders assume any responsibility to Borrower for such lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                  7.2.6 Collection of Accounts and Proceeds of Collateral. Unless an Event of Default exists or Availability at any time declines below $5,000,000, Borrower shall have the option to receive all Payment Items in respect of its Accounts, provided, however, if Borrower does not deposit such Payment Items in the Dominion Account, the Loans shall bear interest at the Default Rate until such time as Borrower deposits all such amounts in the Dominion Account. Unless an Event of Default exists or Availability at any time declines below $5,000,000, Borrower may receive all Payments Items from any Permitted Asset Dispositions, provided, that, any Payment Items received from any Permitted Asset Disposition shall be applied in accordance with SECTION
4.3.3 hereof. Agent retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors of Borrower that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge to Borrower the collection costs and expenses, incurred by Agent or Lenders, including reasonable attorneys' fees.

         7.3.     ADMINISTRATION OF INVENTORY.

                  7.3.1 Records and Reports of Inventory. Borrower shall keep accurate and complete records of its Inventory and shall furnish Agent and Lenders inventory reports respecting such Inventory in form and detail satisfactory to Agent and Lenders at such times as Agent and Lenders may request, but so long as no Default or Event of Default exists, no more frequently than once each week. Borrower shall, at Borrower's expense, conduct periodic cycle counts consistent with Borrower's historical practices and shall provide to Agent and Lenders a report based on each such cycle count promptly thereafter, together with such supporting information as Agent shall request. Agent may participate in and observe each count or inventory, which participation shall be at Borrower's expense at any time that an Event of Default exists.

                  7.3.2 Returns of Inventory. Borrower shall not return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the Ordinary Course of Business of Borrower and such Person; (ii) no Default or Event of Default exists or would result therefrom; (iii) the return of such Inventory will not result in an Out-of-Formula Condition; and (iv) Borrower promptly notifies Agent thereof if the aggregate Value of all Inventory returned in any month exceeds $500,000.

         7.4.     ADMINISTRATION OF EQUIPMENT.

                  7.4.1 Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and cost of its Equipment and all dispositions made in accordance with SECTION
7.4.2 hereof, and at the request of Agent, shall furnish Agent and Lenders with a current schedule containing the foregoing information. Promptly after request therefor by Agent, Borrower shall deliver to Agent and Lenders any and all evidence of ownership, if any, of any of the Equipment.

                  7.4.2 Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive 12-month period, has a fair market value or book value, whichever is more, of $250,000 or less, provided that all Net Proceeds thereof are remitted to Agent for application to the Obligations (other than the Term
Loan), or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Agent at least 5 days prior written notice of such disposition.

                  7.4.3 Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a Landlord Waiver or leasehold mortgage in favor of and in form acceptable to Agent, and Borrower will not permit any of the Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien.

         7.5. BORROWING BASE CERTIFICATES. On the Closing Date and (i) if Availability is greater than or equal to $15,000,000 and no Event of Default exists, on or before the fifth Business Day of each week after the Closing Date, Borrower shall deliver to Agent a Borrowing Base Certificate prepared as of the close of business of the previous week, and (ii) if Availability is less than $15,000,000 or an Event of Default exists, on such days and in such frequency as Agent shall request in its reasonable discretion, Borrower shall deliver to Agent a Borrowing Base Certificate prepared as of the close of business of the previous reporting period, and (iii) at such other times as Agent may request. All calculations of Availability in connection with any Borrowing Base Certificate shall originally be made by Borrower and certified by a Senior Officer of Borrower (or his appointee) to Agent, provided that Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve. In no event shall the Borrowing Base on any date be deemed to exceed the amount of the Borrowing Base shown on the Borrowing Base Certificate last received by Agent prior to such date, as such Borrowing Base Certificate may be adjusted by Agent as herein authorized.

SECTION 8. REPRESENTATIONS AND WARRANTIES

         8.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Borrower warrants and represents to Agent and Lenders that:

                  8.1.1 Organization and Qualification. Borrower and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on SCHEDULE 8.1.1 hereto and in all other states and jurisdictions in which the failure of Borrower or any of such Subsidiaries to be so qualified would have a Material Adverse Effect.

                  8.1.2 Power and Authority. Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of any of the holders of the Equity Interests of Borrower or any of its Subsidiaries; (ii) contravene the Organization Documents of Borrower or any of its Subsidiaries; (iii) violate, or cause Borrower or any of its Subsidiaries to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any such Subsidiary; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any of its Subsidiaries.

                  8.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each of its Subsidiaries signatories thereto enforceable against them in accordance with the respective terms of such Loan Documents, except as the enforceability thereof maybe limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights.

                  8.1.4    Capital Structure. As of the date hereof, SCHEDULE
8.1.4 hereto states (i) the correct name of each Subsidiary, its jurisdiction of incorporation and the percentage of its Equity Interests having voting powers owned by each Person, (ii) the name of each corporate Affiliate of Borrower and the nature of the affiliation and (iii) the number of authorized and issued Equity Interests (and treasury shares) of Borrower and each of its Subsidiaries. Borrower has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable. Since the date of the financial statements of Borrower referred to in SECTION 8.1.9 hereof, Borrower has not made, or obligated itself to make, any Distribution. Except as disclosed on SCHEDULE
8.1.4 hereto, as the date hereof, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Equity Interests or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower or any Subsidiary. Except as set forth on SCHEDULE 8.1.4 hereto, there are no outstanding agreements or instruments binding upon the holders of Borrower's Equity Interests relating to the ownership of its Equity Interests.

                  8.1.5 Corporate Names. During the 5-year period preceding the date of this Agreement, neither Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on SCHEDULE 8.1.5 hereto. Except as set forth on SCHEDULE 8.1.5, neither Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person. SCHEDULE 8.1.5 lists the organizational identification number assigned to each of Borrower and its Subsidiaries by the jurisdiction of its organization.

                  8.1.6 Business Locations; Agent for Process. As of the date hereof, the chief executive office and other places of business of Borrower and each of its Subsidiaries are as listed on SCHEDULE 7.1.1 hereto. During the 5-year period preceding the date of this Agreement, neither Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on SCHEDULE 7.1.1. Except as shown on SCHEDULE
7.1.1 on the date hereof, no Inventory of Borrower or any Subsidiary is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person (except as otherwise permitted by SECTION 7.1.1(b)).

                  8.1.7 Title to Properties; Priority of Liens. Borrower and each of its Subsidiaries has good and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its personal Property, including all Property reflected in the financial statements referred to in SECTION 8.1.9 or delivered pursuant to SECTION 9.1.3, in each case free and clear of all Liens except Permitted Liens. Borrower has paid or discharged, and has caused each of its Subsidiaries to pay and discharge, all lawful claims which, if unpaid, might become a Lien against any Properties of Borrower or such Subsidiary that is not a Permitted Lien. The Liens granted to Agent pursuant to this Agreement and the other Security Documents are first priority Liens, subject only to those Permitted Liens which are expressly permitted by the terms of this Agreement to have priority over the Liens of Agent.

                  8.1.8 Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account. Unless otherwise indicated in writing to Agent or excluded by Borrower in their calculation of the Borrowing Base in any Borrowing Base Certificate, with respect to each Eligible Account, Borrower warrants that:

                           (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                           (ii) It arises out of a completed, bona fide sale and delivery of goods by Borrower in the Ordinary Course of its Business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                           (iii) It is for a sum certain maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

                           (iv) Such Account, and Agent's security interest therein, is not, and will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy, together with all other claims relating to Accounts does not exceed the sum of the claims reserve, the warranty reserve and the disputes reserve deducted from Eligible Accounts, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

                           (v) The contract under which such Account arose does not condition or restrict Borrower's right to assign to Agent the right to payment thereunder unless Borrower has obtained the Account Debtor's consent to such collateral assignment or complied with any conditions to such assignment (regardless of whether under the UCC or other Applicable Law any such restrictions are ineffective to prevent the grant of a Lien upon such Account in favor of Agent);

                           (vi) Borrower has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Agent pursuant to SECTION 7.2.1 hereof;

                           (vii) To the best of Borrower's knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of any of its Accounts or reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

                           (viii) To the best of Borrower's knowledge, (1) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to the Account was executed and
         (2) such Account Debtor is Solvent; and

                           (ix) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder and which Borrower believes in good faith will make such Account uncollectible.

                  8.1.9 Financial Statements. The Consolidated and consolidating balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries of Borrower for the respective periods during which a Subsidiary relationship existed) as of December 27, 2003 and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrower and such Persons at such dates and the results of Borrower's operations for such periods. From December 27, 2003 to the Closing Date, there has been no material change in the condition, financial or otherwise, of Borrower and such other Persons as shown on the Consolidated balance sheet as of such date and no material change in the aggregate value of Equipment and real Property owned by Borrower or such other Persons.

                  8.1.10 Full Disclosure. The financial statements referred to in SECTION 8.1.9 hereof do not contain any untrue statement of a material fact and neither this Agreement nor any other written statement contains or omits any material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact or circumstance in existence on the date hereof which Borrower has failed to disclose to Agent in writing that may reasonably be expected to have a Material Adverse Effect.

                  8.1.11 Solvent Financial Condition. Borrower and each of its Subsidiaries is now Solvent and, after giving effect to the Loans to be made hereunder, the Letters of Credit to be issued in connection herewith and the consummation of the other transactions described in the Loan Documents, Borrower and each of its Subsidiaries will be Solvent.

                  8.1.12   Surety Obligations. Except as set forth on SCHEDULE
8.1.12 hereto on the date hereof, neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                  8.1.13 Taxes. The FEIN of Borrower and each of its Subsidiaries is as shown on SCHEDULE 8.1.13 hereto. Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of Borrower and each of its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

                  8.1.14 Brokers. There are no claims against Borrower for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Loan Documents.

                  8.1.15 Intellectual Property. Borrower and each of its Subsidiaries each owns or has the lawful right to use all Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others; there is no objection to, or pending (or, to Borrower's knowledge, threatened) Intellectual Property Claim with respect to Borrower's or any Subsidiary's right to use any such Intellectual Property and Borrower is not aware of any grounds for challenge or objection thereto; and, except as may be disclosed on SCHEDULE 8.1.15, neither Borrower nor any Subsidiary pays any royalty or other compensation to any Person for the right to use any Intellectual Property. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on
SCHEDULE 8.1.15 hereto, to the extent they are registered under any Applicable Law or are otherwise material to Borrower's or any Subsidiary's business.

                  8.1.16 Governmental Approvals. Borrower and each of its Subsidiaries has, and is in good standing with respect to, all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

                  8.1.17 Compliance with Laws. Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law could not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to Borrower or any of the Subsidiaries under any such law, rule or regulation which could be reasonably expected to have a Material Adverse Effect. No Inventory has been produced in violation of the FLSA. With respect to matters arising under any Environmental Laws, the representations and warranties contained in the Environmental Agreement are true and correct on the date hereof.

                  8.1.18 Burdensome Contracts. Neither Borrower nor any of the Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. Neither Borrower nor any of the Subsidiaries is a party or subject to any Restrictive Agreement, except as set forth on SCHEDULE 8.1.18 hereto, none of which prohibit the execution or delivery of any of the Loan Documents by any Obligor or the performance by any Obligor of its obligations under any of the Loan Documents to which it is a party, in accordance with the terms of such Loan Documents.

                  8.1.19 Litigation. Except as set forth on SCHEDULE 8.1.19 hereto, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened on the date hereof, against or affecting Borrower or any of the Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of the Subsidiaries, (i) which relates to any of the Loan Documents or any of the transactions contemplated thereby or (ii) which, if determined adversely to Borrower or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrower, neither Borrower nor any of the Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal.

                  8.1.20 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Debt of Borrower or a Subsidiary to any Person for Money Borrowed.

                  8.1.21 Leases. SCHEDULE 8.1.21 hereto is a complete listing of each capitalized and operating lease of Borrower and each of its Subsidiaries on the date hereof that constitutes a Material Contract. Borrower and each of its Subsidiaries is in substantial compliance with all of the terms of each of its respective capitalized and operating leases and there is no basis upon which the lessors under any such leases could terminate same or declare Borrower or any of its Subsidiaries in default thereunder.

                  8.1.22 Pension Plans. Except as disclosed on SCHEDULE 8.1.22 hereto, neither Borrower nor any of its Subsidiaries has any Plan on the date hereof. Except as disclosed on SCHEDULE 8.1.22 hereto, Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation exists in connection with any Plan that is reasonably likely to result in a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multi-employer Plan.

                  8.1.23 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any materially adverse modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier or group of suppliers, and there exists no condition or state of facts or circumstances in either event which is reasonably likely to have a Material Adverse Effect or prevent Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

                  8.1.24   Labor Relations. Except as described on SCHEDULE
8.1.24 hereto, neither Borrower nor any of the Subsidiaries is a party to any collective bargaining agreement on the date hereof. On the date hereof, there are no grievances, disputes or controversies with any union or any other organization of Borrower's or any Subsidiary's employees, or, to Borrower's knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization that would have a Material Adverse Effect.

                  8.1.25 Not a Regulated Entity. No Obligor is (i) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935; or (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

                  8.1.26 Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  8.1.27 Real Estate. The Real Estate constitutes all real Property owned by Borrower, or in which Borrower has any interest (other than an interest as lessee), on the Closing Date.

                  8.1.28 Commercial Transaction. All of the Loans and other transactions contemplated by this Agreement and the other Loan Documents arise out of a commercial transaction and not a consumer transaction or consumer goods transaction.

                  8.1.29 Senior Indebtedness. After giving effect to each Loan made hereunder or the issuance of each Letter of Credit as provided herein, the Obligations do not violate the terms of any of the Subordinated Debt Documents and the Obligations constitute Senior Indebtedness (as such term is defined in the Indenture and the other Subordinated Debt Documents).

                  8.1.30   Anti-Terrorism Laws.

                           (a) General. Borrower represents and warrants to Agent and Lenders that neither Borrower, nor any Subsidiary or Affiliate of Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                           (b)      Executive Order No. 13224. Borrower
                  represents and warrants to Agent and Lenders that:

                                    (i)      Neither Borrower nor any Subsidiary
                           or Affiliate of Borrower is any of the following (each a "Blocked Person"):

                                             (1) a Person that is listed in the
                                    annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                                             (2) a Person owned or controlled
                                    by, or acting for or on behalf of, any
                                    Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                                             (3) a Person or entity with which
                                    any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                                             (4) a Person or entity that
                                    commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224;

                                             (5) a Person or entity that is
                                    named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

                                             (6) a Person or entity who is
                                    affiliated with a Person or entity listed above.

                                    (ii)     Neither Borrower nor any Subsidiary
                           or Affiliate of Borrower (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

                  8.1.31 Reporting Company. None of the proceeds of the Loans will be used directly or indirectly to fund a personal loan to or for the benefit of a director or executive officer of a Borrower or Guarantor, or otherwise used for any purpose that is prohibited by Applicable Law.

         8.2. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the other Loan Documents shall be deemed to be reaffirmed by Borrower on each day that any Obligations are outstanding or that Borrower requests or is deemed to have requested an extension of credit hereunder, except for changes in the nature of Borrower's or, if applicable, any of its Subsidiaries' business or operations that may occur after the date hereof in the Ordinary Course of Business so long as (i) Agent has consented in writing to such changes (or if such changes are material, Agent and Required Lenders have consented in writing to such changes) or (ii) such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

         8.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent, Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9. COVENANTS AND CONTINUING AGREEMENTS

         9.1. AFFIRMATIVE COVENANTS. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, Borrower covenants that, unless the Required Lenders have otherwise consented in writing, it shall and shall cause each Subsidiary to:

                  9.1.1 Visits and Inspections. Permit representatives of Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice to Borrower, to visit and inspect the Properties of such Borrower and each of its Subsidiaries, inspect, audit and make extracts from Borrower's and each Subsidiary's books and records, and discuss with its officers, its employees and its independent accountants, Borrower's and each Subsidiary's business, financial condition, business prospects and results of operations. Representatives of each Lender shall be authorized to accompany Agent on each such visit and inspection and to participate with Agent therein, but at their own expense, unless a Default or Event of Default exists. Neither Agent nor any Lender shall have any duty to make any such inspection and shall not incur any liability by reason of its failure to conduct or delay in conducting any such inspection.

                  9.1.2 Notices. Notify Agent and Lenders in writing, promptly after Borrower's obtaining knowledge thereof, (i) of the commencement of any litigation affecting any Obligor or any of its Properties, whether or not the claims asserted in such litigation are considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding, to the extent that such litigation or proceeding, if determined adversely to such Obligor, would reasonably be expected to have a Material Adverse Effect; (ii) of any material labor dispute to which any Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound;
(iii) of any material default by any Obligor under or termination of any Material Contract or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of such Obligor exceeding $1,000,000; (iv) of the existence of any Default or Event of Default;
(v) of any default by any Person under any note or other evidence of Debt payable to an Obligor in an amount exceeding $1,000,000; (vi) of any judgment against any Obligor in an amount exceeding $500,000; (vii) of the assertion by any Person of any Intellectual

Property Claim, the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (viii) of any violation or asserted violation by Borrower of any Applicable Law (including ERISA, OSHA, FLSA or any Environmental
Laws), the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (ix) of any Environmental Release by an Obligor or on any Property owned or occupied by an Obligor; (x) of the discharge of Borrower's independent accountants or any withdrawal of resignation by such independent accountants from their acting in such capacity; (xi) of any pending or threatened strike, work stoppage, unfair labor practice claim or other labor dispute affecting Borrower or any of its Subsidiaries in a manner that could reasonably be expected to have a Material Adverse Effect. In addition, Borrower shall give Agent at least 15 Business Days prior written notice of any Obligor's opening of any new office (other than a single employee sales office) or place of business; and (xii) of the issuance of any payment blockage notice by any Person in connection with any of the Subordinated Debt Documents.

                  9.1.3 Financial and Other Reporting. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and to be furnished to Agent and Lenders the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein, such change is disclosed to Agent and is consistent with GAAP and, if required by the Required Lenders, the financial covenants set forth in
SECTION 9.3 are amended in a manner requested by the Required Lenders to take into account the effects of such change):

                           (i) as soon as available, and in any event within 95 days after the close of each Fiscal Year, unqualified audited balance sheets of Borrower and its Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flow, on a Consolidated basis (and unaudited balance sheets and statements of income on a consolidating basis), certified without qualification by a firm of independent certified public accountants of recognized national standing (or a firm approved by all Lenders) selected by Borrower but reasonably acceptable to Agent (except for a qualification for a change in accounting principles with which the accountant concurs), and setting forth in each case in comparative form the corresponding Consolidated and consolidating figures for the preceding Fiscal Year, together with a certification of the financial statements by the chief executive officer or the chief financial officer as required by the SEC;

                           (ii) as soon as available, and in any event within 50 days after the end of each Fiscal Quarter hereafter, including the last Fiscal Quarter of Borrower's Fiscal Year, unaudited balance sheets of Borrower and its Subsidiaries as of the end of such month and the related unaudited statements of income and cash flow for such month and for the portion of Borrower's Fiscal Year then elapsed, on a Consolidated basis and unaudited balance sheets and statements of income on a consolidating basis, setting forth in each case in comparative form, the corresponding figures for the preceding Fiscal Year and certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                           (iii) as soon as available, and in any event within 30 days after the end of each month hereafter (but within 50 days after the last month in a Fiscal Year), including the last month of Borrower's Fiscal Year, unaudited balance sheets and statements of income of Borrower and its Subsidiaries on a consolidating basis as of the end of such month and the related unaudited Consolidated balance sheet, statements of income and cash flow for such month and for the portion of Borrower's Fiscal Year then elapsed, on a Consolidated basis, setting forth in each case in comparative form, the corresponding figures for the preceding Fiscal Year and certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                           (iv) not later than 20 days after each month, a listing of all of Borrower's trade payables as of the last Business Day of such month, specifying the name of and balance due each trade creditor, and, such additional information regarding trade payables as Agent may request;

                           (v) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made generally available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the SEC or any Governmental Authority which may be substituted therefor, or any national securities exchange.

         Upon Borrower's receipt, Borrower shall deliver to Agent and Lenders a copy of the accountants' letter to Borrower's management that is prepared in connection with the financial statements delivered pursuant to SECTION 9.1.3(i). Concurrently with the delivery of the financial statements described in clauses
(i) and (ii) of this SECTION 9.1.3, or more frequently if requested by Agent or any Lender during any period that a Default or Event of Default exists, Borrower shall cause to be prepared and furnished to Agent and Lenders a Compliance Certificate executed by the chief financial officer of Borrower.

Promptly after the sending or filing thereof, Borrower shall also provide to Agent copies of any annual report to be filed in accordance with ERISA in connection with each Plan and such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request bearing upon or related to the Collateral or Borrower's and each of its Subsidiaries' financial condition or results of operations.

                  9.1.4 Landlord and Storage Agreements. Provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between Borrower and any landlord, warehouseman or bailee which owns any premises at which any Collateral may, from time to time, be kept.

                  9.1.5 Projections. By December 31 of each Fiscal Year of Borrower, deliver to Agent and Lenders the Projections of Borrower for the forthcoming Fiscal Year, month by month.

                  9.1.6 Taxes. Pay and discharge all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.

                  9.1.7 Compliance with Laws. Comply with all Applicable Law, including ERISA, all Environmental Laws, FLSA, OSHA, the Sarbanes-Oxley Act of 2002, and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, to the extent that any such failure to comply, obtain or keep in force could be reasonably expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release shall occur at or on any of the Properties of Borrower or any of its Subsidiaries, Borrower shall, or shall cause the applicable Subsidiary to, act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release.

                  9.1.8 Insurance. In addition to the insurance required herein with respect to the Collateral, maintain, with its current insurers or with other financially sound and reputable insurers having a rating of at least A- or better by Best Rating Guide, (i) insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, or larceny, embezzlement or other criminal misappropriation insurance) and in such amounts and with such coverages, limits and deductibles as is customary in the business of Borrower or such Subsidiary and (ii) business interruption insurance in an amount not less than $75,000,000.

                  9.1.9 Intellectual Property. Promptly after applying for or otherwise acquiring any Intellectual Property, deliver to Agent in form and substance acceptable to Agent and in recordable form, all documents necessary for Agent to perfect its Lien on such Intellectual Property.

                  9.1.10 License Agreements. Keep each License Agreement in full force and effect for so long as Borrower has any Inventory, the manufacture, sale or distribution of which is in any manner governed by or subject to such License Agreement.

                  9.1.11 Cash Management. Borrower shall cause all of its concentration and operating accounts to be maintained with Bank.

         9.2. NEGATIVE COVENANTS. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, Borrower covenants that, unless the Required Lenders have otherwise consented in writing, it shall not and shall not permit any of its Subsidiaries to:

                  9.2.1 Fundamental Changes. Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself or fail to maintain its existence, except for mergers or consolidations of any Subsidiary with another Subsidiary or Borrower (provided that Borrower is the survivor in any such transaction involving Borrower); change Borrower's or any of its Subsidiaries name; or conduct business under any new fictitious name (unless Borrower has given Agent at least 15 days prior written notice); or change Borrower's or any of its Subsidiaries' FEIN or organizational identification numbers.

                  9.2.2 Loans. Make any loans or other advances of money to any Person other than to an officer or employee of Borrower or a Subsidiary for salary, travel advances, advances against commissions and other similar advances in the Ordinary Course of Business.

                  9.2.3 Permitted Debt. Create, incur, assume, guarantee or suffer to exist any Debt, except:

                           (i)      the Obligations;

                           (ii) Subordinated Debt existing on the Closing Date and consisting of the Convertible Debentures;

                           (iii) accounts payable by Borrower or any of its Subsidiaries to trade creditors that are not aged more than 30 days from the due date, in each case incurred in the Ordinary Course of Business and paid within such time period, unless the same are being Properly Contested;

                           (iv)     obligations to pay Rentals permitted by
         SECTION 9.2.14;

                           (v)      Permitted Purchase Money Debt;

                           (vi) Debt for accrued payroll, Taxes, and other operating expenses (other than for Money Borrowed) incurred in the Ordinary Course of Business of Borrower or such Subsidiary, including cash management obligations, in each case, so long as payment thereof is not past due and payable unless, in the case of Taxes only, such Taxes are being Properly Contested;

                           (vii) Debt for Money Borrowed by Borrower (other than the Obligations), but only to the extent that such Debt is outstanding on the date of this Agreement and is listed on SCHEDULE
         9.2.3 hereto and is not to be satisfied on or about the Closing Date from the proceeds of the initial Loans;

                           (viii)   Permitted Contingent Obligations;

                           (ix) Extensions of credit in the Ordinary Course of Business arising solely from the payment by SunTrust Bank, in its capacity as a Factor, of amounts on the average due date under its Factoring Agreement with Fabrica;

                           (x) Debt that is not included in any of the preceding paragraphs of this SECTION 9.2.3, is not secured by a Lien (unless such Lien is a Permitted Lien) and does not exceed at any time, in the aggregate, the sum of $2,000,000 as to Borrower and all of its Subsidiaries;

                  9.2.4 Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate, except: (i) the transactions contemplated by the Loan Documents; (ii) payment of reasonable compensation to officers and employees for services actually rendered to Borrower or to its Subsidiaries;
(iii) payment of customary directors' fees and indemnities; (iv) transactions with Affiliates that were consummated prior to the date hereof and have been disclosed on SCHEDULE 9.2.4 hereto; and (v) transactions with Affiliates in the Ordinary Course of Business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed in writing to Agent and are no less favorable to Borrower or such Subsidiary than Borrower or such Subsidiary would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

                  9.2.5 Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except the following (collectively, "Permitted Liens"):

                           (i) Liens at any time granted in favor of Agent to secure the Obligations;

                           (ii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being Properly Contested;

                           (iii) statutory Liens (excluding any Lien imposed pursuant to any of the provisions of ERISA) arising in the Ordinary Course of Business of Borrower or a Subsidiary and which secure obligations (other than Funded Debt) incurred by Borrower or such Subsidiary in the Ordinary Course of Business of such Person, but only if and for so long as (x) payment in respect of any such Lien is not at the time required or the Debt secured by any such Lien is being Properly Contested and (y) such Liens do not materially detract from the value of the Property of Borrower or such Subsidiary and do not materially impair the use thereof in the operation of Borrower's or such Subsidiary's business;

                           (iv) Purchase Money Liens securing Permitted Purchase Money Debt;

                           (v) Liens securing Debt of a Subsidiary of Borrower to Borrower or to another Subsidiary;

                           (vi) Liens arising by virtue of the rendition, entry or issuance against Borrower or any of its Subsidiaries, or any Property of Borrower or any of its Subsidiaries, of any judgment, writ, order, or decree for so long as any such Lien (a) is in existence for less than 20 consecutive days after it first arises or is being Properly Contested and (b) is at all times junior in priority to any Liens in favor of Agent;

                           (vii) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Money Borrowed), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts, provided that, to the extent any such Liens attach to any of the Collateral, such Liens are at all times subordinate and junior to the Liens upon the Collateral in favor of Agent;

                           (viii) easements, rights-of-way, restrictions, covenants or other agreements of record and other similar charges or encumbrances on real Property of Borrower or any of its Subsidiaries that do not interfere with the ordinary conduct of the business of Borrower or such Subsidiary;

                           (ix) normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collection bank arising under the UCC on Payment Items in the course of collection;

                           (x) Liens in existence immediately prior to the Closing Date that are satisfied in full and released on the Closing Date as a result of the application of Borrower's cash on hand at the Closing Date or the proceeds of Loans to be made on the Closing Date;

                           (xi) such other Liens as appear on SCHEDULE 9.2.5 hereto, to the extent provided therein; and

                           (xii) such other Liens as Agent and the Required Lenders in their sole discretion may hereafter approve in writing.

The foregoing negative pledge shall include the Real Estate and improvements thereon of Borrower and its Subsidiaries located in Gastonia, Gaston County, North Carolina and Fayetteville, Cumberland County, North Carolina. The foregoing negative pledge shall not apply to any Margin Stock to the extent that the application of such negative pledge to such Margin Stock would require filings or other actions by any Lender under such regulations or otherwise result in a violation of such regulations.

                  9.2.6 Subordinated Debt. Make any payment of all or any part of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the subordination agreement relative thereto or in accordance with the terms of the Convertible Debentures as in effect on the date hereof; (or, with respect to the Convertible Debentures, as amended to the extent expressly permitted herein); or amend or modify the terms of any agreement applicable to any Subordinated Debt, other than to extend the time of payment thereof or to reduce the rate of interest payable in connection therewith other than amendment of the Convertible Debentures to permit delivery of repurchased debentures to make sinking fund payments in the order in which such payments become due. To the extent that any payment is permitted to be made with respect to any Subordinated Debt pursuant to the provisions of the subordination agreement relative thereto or in accordance with the terms of the Convertible Debentures as in effect on the date hereof, as a condition precedent to Borrower's authorization to make any such payment, Borrower shall provide to Agent, not less than 5 Business Days prior to the scheduled payment, a certificate from a Senior Officer of Borrower stating that no Default or Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment (both with and without giving effect to the making of such payment), and specifying the amount of principal and interest to be paid.

                  9.2.7 Distributions. Declare or make any Distributions, except for (i) Upstream Payments, and (ii) so long as each of the Distribution Conditions are satisfied, repurchases of Equity Interests in Borrower not to exceed of $1,000,000 in the aggregate per Fiscal Year.

                  9.2.8 Upstream Payments. Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for encumbrances or restrictions (i) pursuant to the Loan Documents, (ii) existing under Applicable Law and (iii) identified and fully disclosed in SCHEDULE 9.2.8.

                  9.2.9 Capital Expenditures. Make Capital Expenditures which in the aggregate, as to Borrower and its Subsidiaries, exceed $15,000,000 during any Fiscal Year; provided, that, the GE Lease and the conversion of the GE Lease into a capital lease shall not be deemed Capital Expenditures for purposes of this covenant nor subject to the limitation contained herein.

                  9.2.10 Disposition of Assets. Sell, assign, lease, consign or otherwise dispose of any of its Properties or any interest therein, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the Ordinary Course of Business, (ii) dispositions of Equipment to the extent authorized by Section
7.4.2 hereof, (iii) a transfer of Property to Borrower by a Subsidiary, (iv) Permitted Asset Dispositions, and (v) other dispositions expressly authorized by other provisions of the Loan Documents.

                  9.2.11 Subsidiaries. Form or acquire any Subsidiary after the Closing Date or permit any existing Subsidiary to issue any additional Equity Interests except director's qualifying shares.

                  9.2.12 Bill-and-Hold Sales and Consignments. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis (other than sales on consignment not to exceed $1,000,000 in the aggregate at any time).

                  9.2.13 Restricted Investments. Make or have any Restricted Investment.

                  9.2.14 Leases. Become a lessee under any operating lease (other than a lease under which Borrower or any of the Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrower or any of the Subsidiaries is then lessee would exceed $6,000,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

                  9.2.15 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrower and its Subsidiaries.

                  9.2.16 Accounting Changes. Make any significant change in accounting treatment or reporting practices, except as may be required by GAAP or which is concurred with by Borrower's independent accountants, or establish a fiscal year different from the Fiscal Year.

                  9.2.17 Organization Documents. Amend, modify or otherwise change any of the terms or provisions in any of its Organization Documents as in effect on the date hereof, except for changes that do not affect in any way Borrower's or any of its Subsidiaries' rights and obligations to enter into and perform the Loan Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

                  9.2.18 Restrictive Agreements. Enter into or become party to any Restrictive Agreement other than those disclosed in SCHEDULE 8.1.18 hereto, provided that none of such disclosed agreements shall be amended without prior notice and the consent of Agent.

                  9.2.19 Conduct of Business. Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

                  9.2.20 Fabrica Purchase Documents. Amend, renegotiate or otherwise modify any of the terms of any of the Fabrica Purchase Documents except upon terms and conditions acceptable to Agent and all Lenders.

                  9.2.21 Anti-Terrorism Laws. Borrower shall not conduct, deal in or engage in, or permit any Subsidiary or Affiliate or agent of Borrower to conduct, deal in or engage in of the following: (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. Borrower shall deliver to

Agent any certification or other evidence requested from time to time by Agent, in its sole discretion, confirming Borrower's compliance with this SECTION 9.2.21.

         9.3. FINANCIAL COVENANTS. At any time that Availability is less than $15,000,000 or an Event of Default exists (a "Trigger Event"), and thereafter until payment in full of the Obligations, Borrower covenants that, unless otherwise consented to by the Required Lenders in writing, it shall:

                  9.3.1 Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio, on a Consolidated basis, of not less than the following ratios for the periods applicable thereto:

Period                                             Ratio
------                                             -----
Twelve months ended as of the
last day of each Fiscal Quarter                 1.10 to 1.0

                  9.3.2 Debt Coverage Ratio. Maintain a Debt Coverage Ratio, on a Consolidated basis, of not more than 4.0 to 1.0 as of the end of each Fiscal Quarter, for the four Fiscal Quarters ending with such period.

         Notwithstanding the foregoing, if a Trigger Event shall have occurred as a result of Availability being less than $15,000,000 and thereafter Borrower maintains Availability of greater than $20,000,000 on each Business Day during a Fiscal Quarter and no Event of Default exists, then Agent and Lenders agree not to test the financial covenants set forth in this SECTION 9.3 until Availability is less than $15,000,000 or an Event of Default occurs. If a Trigger Event shall have occurred as a result of the occurrence of an Event of Default but Availability is not less than $15,000,000, and after the occurrence of such Event of Default, such Event of Default is waived in writing by Agent, then Agent and Lenders agree not to test the financial covenants set forth in this
SECTION 9.3 until Availability is less than $15,000,000 or an Event of Default occurs.

SECTION 10. CONDITIONS PRECEDENT

         10.1. CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSIONS. Initial Lenders shall not be required to fund any Loan requested by Borrower to procure any Letter of Credit or otherwise extend credit to Borrower, unless, on or before April 20, 2004, each of the following conditions has been satisfied:

                  10.1.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered to Agent by each of the signatories thereto (and, with the exception of the Notes, in sufficient counterparts for each Lender) and accepted by Agent and Initial Lenders and each Obligor shall be in compliance with all of the terms thereof.

                  10.1.2 Evidence of Perfection and Priority of Liens. Agent shall have received copies of all filing receipts or acknowledgments issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the Liens of Agent in the Collateral and evidence in form satisfactory to Agent and Initial Lenders that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

                  10.1.3 Organization Documents. Agent shall have received copies of the Organization Documents of each Obligor, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of each Obligor's organization.

                  10.1.4 Good Standing Certificates. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where the conduct of such Obligor's business activities or ownership of its Property necessitates qualification.

                  10.1.5 Opinion Letters. Agent shall have received a favorable, written opinion of Shumacker Witt Gaither & Whitaker, P.C., counsel to Borrower and Guarantors, covering, to Agent's satisfaction, the matters set forth on EXHIBIT G attached hereto.

                  10.1.6 Insurance. Agent shall have received certified copies of the property and casualty insurance policies of Borrower with respect to the Collateral, or certificates of insurance with respect to such policies in form acceptable to Agent, and loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as lenders loss payee and mortgagee with respect to each such policy and certified copies of Borrower's liability insurance policies, including product liability policies, together with endorsements naming Agent as an additional insured, all as required by the Loan Documents.

                  10.1.7 Landlord Waivers. Agent shall have received Landlord Waivers with respect to all leased or warehouse premises at which any Collateral may be located, other than leased or warehouse premises at which Collateral with an aggregate value of less than $500,000 is located.

                  10.1.8 Solvency Certificates. Agent and Initial Lenders shall have received certificates satisfactory to them from one or more knowledgeable Senior Officers of Borrower that, after giving effect to the financing under this Agreement and the issuance of the Letters of Credit, Borrower is Solvent.

                  10.1.9 No Labor Disputes. Agent shall have received assurances satisfactory to it that there are no threats of strikes or work stoppages by any employees, or organization of employees, of any Obligor which Agent reasonably determines may have a Material Adverse Effect.

                  10.1.10 Compliance with Laws and Other Agreements. Agent shall have determined or received assurances satisfactory to it that none of the Loan Documents or any of the transactions contemplated thereby violate any Applicable Law, court order or agreement binding upon any Obligor.

                  10.1.11 Financial Statements. Agent shall have received, reviewed and found satisfactory drafts of Borrower's audited Consolidated and consolidating financial statements for Borrower's Fiscal Year ending on or about December 27, 2003 and Borrower's unaudited Consolidated and consolidating financial statements for the month ending more than 20 days preceding the month in which the Closing Date occurs

                  10.1.12 No Material Adverse Change. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since December 27, 2003.

                  10.1.13 Accounts Payable. Agent shall have reviewed and found reasonably acceptable Borrower's accounts payable and vendor arrangements.

                  10.1.14 Payment of Fees. Borrower shall have paid, or made provision for the payment on the Closing Date of, all fees and expenses to be paid hereunder to Agent and Lenders on the Closing Date.

                  10.1.15 Title Insurance Policies. Agent shall have received, had at least 5 days to review, and found acceptable fully paid mortgagee title insurance policies (or endorsements to existing title insurance policies, to Agent's satisfaction), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the real Property or leasehold interest, as the case may be, subject to the Mortgage, insuring the Mortgage to create a valid Lien on all real Property and valid Liens on the leasehold interest described therein with no exceptions which Agent shall not have approved in writing and no survey exceptions.

                  10.1.16 Environmental Matters. Agent shall have received, reviewed and found satisfactory the representations, warranties and disclosures in the Environmental Agreement.

                  10.1.17 Capital Structure. Agent shall have received, reviewed and found satisfactory Borrower's capital structure as of the Closing Date, including, without limitation, Borrower's real property financing, lease financing and convertible subordinated debt.

                  10.1.18 Projections. Agent shall have received, reviewed and found satisfactory Projections on a month by month basis for Borrower for the 12-month period following the Closing Date.

                  10.1.19 LC Conditions. With respect to the procurement of any Letter of Credit on the Closing Date, each of the LC Conditions is satisfied.

         10.2. CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Lenders shall not be required to fund any Loans, procure any Letters of Credit or otherwise extend any credit to or for the benefit of Borrower, unless and until each of the following conditions has been and continues to be satisfied:

                  10.2.1 No Defaults. No Default or Event of Default exists at the time, or would result from the funding, of any Loan or other extension of credit.

                  10.2.2 Satisfaction of Conditions in Other Loan Documents. Each of the conditions precedent set forth in any other Loan Document shall have been and shall remain satisfied.

                  10.2.3 No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

                  10.2.4 Borrowing Base Certificate. Agent shall have received each Borrowing Base Certificate required by the terms of this Agreement or otherwise requested by Agent.

                  10.2.5 LC Conditions. With respect to the procurement of any Letter of Credit after the Closing Date, each of the LC Conditions is satisfied.

         10.3. INAPPLICABILITY OF CONDITIONS. None of the conditions precedent set forth in SECTIONS 10.1 or 10.2 shall be conditions to the obligation of (i) each Participating Lender to make payments to Fleet pursuant to SECTION 1.3.2, (ii) each Lender to deposit with Agent such Lender's Pro Rata share of a Borrowing in accordance with SECTION 3.1.2, (iii) each Lender to fund its Pro Rata share of a Revolver Loan to repay outstanding Settlement Loans to Fleet as provided in SECTION 3.1.3(ii), (iv) each Lender to pay any amount payable to Agent or any other Lender pursuant to this Agreement or (v) Agent to pay any amount payable to any Lender pursuant to this Agreement.

         10.4. LIMITED WAIVER OF CONDITIONS PRECEDENT. If Lenders shall make any Loans, procure any Letter of Credit or otherwise extend any credit to Borrower under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Agent or Lenders), the funding of such Loan or procurement of such Letter of Credit shall not operate as a waiver of the right of Agent and Lenders to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by Borrower or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Agent, with the prior written consent of the Required Lenders, in writing waives the satisfaction of any condition precedent, in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

SECTION 11. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         11.1. EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events or conditions shall constitute an "Event of Default" (each of which Events of Default shall be deemed to exist unless and until waived by Agent and Lenders in accordance with the provisions of SECTION
12.9 hereof):

                  11.1.1 Payment of Obligations. Borrower shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

                  11.1.2 Misrepresentations. Any representation, warranty or other written statement to Agent or any Lender by or on behalf of any Obligor, whether made in or furnished in compliance with or in reference to any of the Loan Documents, proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to SECTION 8.2 hereof.

                  11.1.3 Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in SECTIONS 6.6, 7.1.1, 7.2.4, 7.2.5, 7.2.6, 7.5, 9.1.1, 9.1.3, 9.1.8, 9.2 or 9.3 hereof on the date that Borrower is required to perform, keep or observe such covenant.

                  11.1.4 Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in SECTION
11.1 hereof) and the breach of such other covenant is not cured to Agent's and the Required Lender's satisfaction within 15 days after the sooner to occur of any Senior Officer's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any Senior Officer; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 15-day period or which is a willful and knowing breach by Borrower.

                  11.1.5 Default Under Security Documents/Other Agreements. Borrower or any other Obligor shall default in the due and punctual observance or performance of any liability or obligation to be observed or performed by it under any of the Other Agreements or Security Documents beyond any applicable cure period.

                  11.1.6 Other Defaults. There shall occur any default or event of default on the part of Borrower or any Subsidiary under any agreement, document or instrument to which Borrower or such Subsidiary is a party or by which Borrower or such Subsidiary or any of their respective Properties is bound, creating or relating to any Debt (other than the Obligations) in excess of $1,000,000 if the payment or maturity of such Debt may be accelerated in consequence of such event of default or demand for payment of such Debt may be made.

                  11.1.7 Uninsured Losses. Any loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Agent shall have permitted) by insurance if the amount not covered by insurance exceeds $500,000.

                  11.1.8   Reserved.

                  11.1.9   Solvency. Any Obligor shall cease to be Solvent.

                  11.1.10 Insolvency Proceedings. Any Insolvency Proceeding shall be commenced by any Obligor; an Insolvency Proceeding is commenced against any Obligor and any of the following events occur: such Obligor consents to or acquiesces in the institution of the Insolvency Proceeding against it, the petition commencing the Insolvency Proceeding is not timely controverted by such Obligor, the petition commencing the Insolvency Proceeding is not dismissed within 30 days after the date of the filing thereof (provided that, in any event, during the pendency of any such period, Lenders shall be relieved from their obligation to make Loans or otherwise extend credit to or for the benefit of Borrower hereunder), an interim trustee is appointed to take possession of all or a substantial portion of the Properties of such Obligor or to operate all or any substantial portion of the business of such Obligor, or an order for relief shall have been issued or entered in connection with such Insolvency Proceeding; or any Obligor shall make an offer of settlement extension or composition to its unsecured creditors generally.

                  11.1.11 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Obligor for a period which may be reasonably expected to have a Material Adverse Effect; or any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which is necessary to the continued or lawful operation of its business; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Obligor leases or occupies any premises on which any Collateral is located shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination has a Material Adverse Effect or results in an Out-of-Formula Condition; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation.

                  11.1.12 Change of Control. There shall occur a Change of Control.

                  11.1.13 ERISA. The Pension Benefit Guaranty Corporation has provided notice that a Reportable Event has occurred which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower, any Subsidiary or any

Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's, such Subsidiary's or such Obligor's complete or partial withdrawal from such Plan.

                  11.1.14 Challenge to Loan Documents. Any Obligor or any of its Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent, or any of the Loan Documents ceases to be in full force or effect for any reason other than a full or partial waiver or release by Agent and Lenders in accordance with the terms thereof.

                  11.1.15 Judgment. One or more judgments or orders for the payment of money in an amount that exceeds, individually or in the aggregate, $500,000 shall be entered against Borrower or any other Obligor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                  11.1.16 Repudiation of or Default Under Guaranty. Any Guarantor shall revoke or attempt to revoke the Guaranty signed by such Guarantor, shall repudiate such Guarantor's liability thereunder, or shall be in default under the terms thereof, or shall fail to confirm in writing, promptly, after receipt of Agent's written request therefor, such Guarantor's ongoing liability under the Guaranty in accordance with the terms thereof.

                  11.1.17 Criminal Forfeiture. Any Obligor shall be convicted under any criminal law that could lead to a forfeiture of any Property of such Obligor.

                  11.1.18 Fabrica Documents. Any Obligor shall fail to make any payment under the Fabrica Purchase Documents on the due date thereof (unless such payment is being Properly Contested); or there shall occur any default or event of default on the part of Borrower or any Subsidiary under the Fabrica Purchase Documents beyond any applicable grace or cure period (unless such default is being Properly Contested).

                  11.1.19 Subordinated Debt Documents. There shall occur a default or event of default under any of the Subordinated Debt Documents and such default or event of default shall continue beyond any applicable cure period provided for therein.

                  11.1.20 Factoring Agreements. There shall occur a default or event of default under any Factoring Agreement and such default or event of default shall continue beyond any applicable cure period provided for therein.

                  11.1.21 Bond Documents. There shall occur a default or event of default under any of the Bond Documents and such default or event of default shall continue beyond any applicable cure period provided for therein.

         11.2. ACCELERATION OF THE OBLIGATIONS; TERMINATION OF COMMITMENTS. Without in any way limiting the right of Agent to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement:

                  11.2.1 Upon or at any time after the occurrence of an Event of Default (other than pursuant to SECTION 11.1.10 hereof) and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written instructions to do so from the Required Lenders, shall) (a) declare the principal of and any accrued interest on the Loans and all other Obligations owing under any of the

Loan Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand Borrower expressly waives), forthwith due and payable and Borrower shall forthwith pay to Agent the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys' fees and expenses if such principal and interest are collected by or through an attorney-at-law and (b) terminate the Commitments.

                  11.2.2 Upon the occurrence of an Event of Default specified in SECTION 11.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent to or upon Borrower and the Commitments shall automatically terminate as if terminated by Agent pursuant to SECTION 5.2.1 hereof and with the effects specified in SECTION 5.2.4 hereof provided, however, that, if Agent or Lenders shall continue to make Loans or otherwise extend credit to Borrower pursuant to this Agreement after an automatic termination of the Commitments by reason of the commencement of an Insolvency Proceeding by or against Borrower, such Loans and other credit shall nevertheless be governed by this Agreement and enforceable against and recoverable from each Obligor as if such Insolvency Proceeding had never been instituted.

         11.3. OTHER REMEDIES. Upon and after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written direction of the Required Lenders, shall) exercise from time to time the following rights and remedies (without prejudice to the rights of Agent or any Lender to enforce its claim against any or all Obligors):

                  11.3.1 All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Agent may be entitled under any of the Loan Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                  11.3.2 The right to collect all amounts at any time payable to Borrower from any Account Debtor or other Person at any time indebted to Borrower.

                  11.3.3 The right to take immediate possession of any of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, then Borrower agrees not to charge Agent for storage thereof).

                  11.3.4 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Borrower agrees that any requirement of notice to Borrower or any other Obligor of any proposed public or private sale or other disposition of Collateral by Agent shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on Borrower's or any other Obligor's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing 2 Business Days for collection, first to any Extraordinary Expenses incurred by Agent, second to interest accrued with respect to any of the Obligations; and third, to the principal balance of the Obligations. If any deficiency shall arise, Obligors shall remain jointly and severally liable to Agent and Lenders therefor.

                  11.3.5 The right to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver.

                  11.3.6 The right to exercise all of Agent's rights and remedies under the Mortgage with respect to any Real Estate.

                  11.3.7 The right to require Borrower to deposit with Agent funds equal to the LC Obligations and, if Borrower fails promptly to make such deposit, Agent may (and shall upon the direction of the Required Lenders) advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition exists or is created thereby). Any such deposit or advance shall be held by Agent as a reserve to fund future payments on any LC Support. At such time as the LC Support has been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

Agent is hereby irrevocably granted a license or other right to use, license or sub-license, without charge, any and all of Borrower's Intellectual Property and all of Borrower's computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any Property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

         11.4. SETOFF. In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Agent and each Lender (and each of their respective Affiliates) is hereby authorized by Borrower at any time that an Event of Default exists, without notice to Borrower or any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Debt at any time held or owing by Agent, such Lender or any of their Affiliates to or for the credit or the account of Borrower against and on account of the Obligations of Borrower arising under the Loan Documents to Agent, such Lender or any of their Affiliates, including all Loans and LC Obligations and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Agent or such Lender shall have made any demand hereunder,
(ii) Agent, at the request or with the consent of the Required Lenders shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or (iii) the Collateral for the Obligations is adequate. Notwithstanding the foregoing, each of Agent and Lenders agree with each other that it shall not, without the express consent of the Required Lenders, and that it shall (to the extent that it is lawfully entitled to do so) upon the request of the Required Lenders, exercise its setoff rights hereunder against any accounts of Borrower now or hereafter maintained with Agent, such Lender or any Affiliate of any of them, but Borrower shall not have a claim or cause of action against Agent or any Lender for any setoff made without the consent of the Required Lenders and the validity of any such setoff shall not be impaired by the absence of such consent. If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in the manner and to the extent required by SECTION 12.5.

         11.5.    REMEDIES CUMULATIVE; NO WAIVER.

                  11.5.1 All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty given to Agent or any Lender or contained in any other agreement between Agent or any Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The rights and remedies of Agent and Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies that Agent or any Lender would otherwise have.

                  11.5.2 The failure or delay of Agent or any Lender to require strict performance by Borrower of any provision of any of the Loan Documents or to exercise or enforce any rights, Liens, powers, or remedies under any of the Loan Documents or with respect to any Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Agent and Lenders shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Agent or any Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent or such Lender and directed to Borrower.

                  11.5.3 If Agent or any Lender shall accept performance by Borrower, in whole or in part, of any obligation that Borrower is required by any of the Loan Documents to perform only when a Default or Event of Default exists, or if Agent or any Lender shall exercise any right or remedy under any of the Loan Documents that may not be exercised other than when a Default or Event of Default exists, Agent's or Lender's acceptance of such performance by Borrower or Agent's or Lender's exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Agent or any Lender of any other right or remedy, unless otherwise expressly agreed in writing by Agent or such Lender, as the case may be.

SECTION 12. AGENT

         12.1.    APPOINTMENT, AUTHORITY AND DUTIES OF AGENT.

                  12.1.1. Each Lender hereby irrevocably appoints and designates Fleet as Agent to act as herein specified. Agent may, and each Lender by its acceptance of a Note shall be deemed irrevocably to have authorized Agent to, enter into all Loan Documents to which Agent is or is intended to be a party and all amendments hereto and all Security Documents at any time executed by Borrower, for its benefit and the Pro Rata benefit of Lenders and, except as otherwise provided in this SECTION 12, to exercise such rights and powers under this Agreement and the other Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto. Each Lender agrees that any action taken by Agent or the Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by Agent or the Required Lenders of any of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with this Agreement and the other Loan Documents; (b) execute and deliver as Agent each Loan Document and accept delivery of each such agreement delivered by Borrower or any other Obligor; (c) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein, provided that Agent hereby appoints, authorizes and directs each Lender to act as a collateral sub-agent for Agent and the other Lenders for purposes of the perfection of all security interests and Liens with respect to Borrower's Deposit Accounts maintained with, and all cash and Cash Equivalents held by, such Lender; (d) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; and (e) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to Agent with respect to any of the Collateral under the Loan Documents relating thereto, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship with any Lender (or any Lender's participants). Unless and until its authority to do so is revoked in writing by Required Lenders, Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory (basing such determination in each case upon the meanings given to such terms in Appendix A), or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from any liability to Lenders or any other Person for any errors in judgment.

                  12.1.2. Agent (which term, as used in this sentence, shall include reference to Agent's officers, directors, employees, attorneys, agents and Affiliates and to the officers, directors, employees, attorneys and agents of Agent's Affiliates) shall not: (a) have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents or (b) be required to take, initiate or conduct any litigation, foreclosure or collection proceedings hereunder or under any of the other Loan Documents except to the extent directed to do so by the Required Lenders during the continuance of any Event of Default. The conferral upon Agent of any right hereunder shall not imply a duty on Agent's part to exercise any such right unless instructed to do so by the Required Lenders in accordance with this Agreement.

                  12.1.3. Agent may perform any of its duties by or through its agents and employees and may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Borrower shall promptly (and in any event, ON DEMAND) reimburse Agent for all reasonable expenses (including all Extraordinary Expenses) incurred by Agent pursuant to any of the provisions hereof or of any of the other Loan Documents or in the execution of any of Agent's duties hereby or thereby created or in the exercise of any right or power herein or therein imposed or conferred upon it or Lenders (excluding, however, general overhead expenses), and each Lender agrees promptly to pay to Agent, ON DEMAND, such Lender's Pro Rata share of any such reimbursement for expenses (including Extraordinary Expenses) that is not timely made by Borrower to Agent.

                  12.1.4. The rights, remedies, powers and privileges conferred upon Agent hereunder and under the other Loan Documents may be exercised by Agent without the necessity of the joinder of any other parties unless otherwise required by Applicable Law. If Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any of the Loan Documents pursuant to or in accordance with the instructions of the Required Lenders except for Agent's own gross negligence or willful misconduct in connection with any action taken by it. Notwithstanding anything to the contrary contained in this Agreement, Agent shall not be required to take any action that is in its opinion contrary to Applicable Law or the terms of any of the Loan Documents or that would in its opinion subject it or any of its officers, employees or directors to personal liability.

                  12.1.5. Agent shall promptly, upon receipt thereof, forward to each Lender (i) copies of any significant written notices, reports, certificates and other information received by Agent from any Obligor (but only upon request by Lender if and to the extent such Obligor is required by the terms of the Loan Documents to supply such information directly to Lenders) and
(ii) copies of the results of any field audits by Agent with respect to Borrower. Agent shall have no liability to any Lender for any errors in or omissions from any field audit or other examination of Borrower or the Collateral.

         12.2. AGREEMENTS REGARDING COLLATERAL.12.2.1. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien upon any Collateral (i) upon the termination of the Commitments and payment or satisfaction of all of the Obligations or (ii) constituting Equipment sold or disposed of in accordance with the terms of this Agreement if Borrower certifies to Agent that the disposition is made in compliance with the terms of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry) or (iii) if approved or ratified by the Required Lenders; provided, however, that Agent (without the consent of any Lender) shall be authorized to release any Lien upon any Collateral having a net book value of less than $500,000 in the aggregate during any 12-month period. Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered, or that Agent's Liens have been properly, sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise any duty of care with respect to any of the Collateral.

                  12.2.2. Each Lender shall be deemed to have requested that Agent furnish such Lender, promptly after the same becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of Agent; agrees that neither Fleet nor Agent makes any representation or warranty as to the accuracy or completeness of any Report and shall not be liable for any information contained in or omitted from any such Report; agrees that the Reports are not intended to be comprehensive audits or examinations, that Fleet or Agent or any other Person performing any audit or examination will inspect only specific information regarding Borrower or the Collateral and will rely significantly upon Borrower's books and records as well as upon representations of Borrower's officers and employees; agrees to keep all Reports confidential and strictly for its internal use and not to distribute the Reports to any Person (except to its Participants) or use any Report in any other manner; and, without limiting the generality of any other indemnification contained herein, agrees to hold Agent and any other Person preparing a Report harmless from all losses or liabilities incurred by Agent, such other Person or such Lender as a direct or indirect result of any action that the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any Loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or its purchase of, a Loan or Loans of Borrower, and to pay and protect, and indemnify, defend and hold Agent and each other such Person preparing a Report harmless from and against all claims, actions, proceedings, damages, costs, expenses and other amounts (including attorneys' fees incurred by Agent and any such other Person preparing a Report) arising as the direct or indirect result of any third parties who might obtain all or any part of any Report through the indemnifying Lender.

         12.3. RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in so relying, upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier message or cable) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any of the other Loan Documents, Agent shall in all cases be fully protected in acting or refraining from acting hereunder and thereunder in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding upon Lenders.

         12.4. ACTION UPON DEFAULT. Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than nonpayment when due of an amount required to be repaid with respect to the Loans) unless it has received written notice from a Lender or Borrower specifying the occurrence and nature of such Default or Event of Default. If Agent shall receive such a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, Agent shall promptly notify Lenders in writing and Agent shall take such action and assert such rights under this Agreement and the other Loan Documents, or shall refrain from taking such action and asserting such rights, as the Required Lenders shall direct from time to time. If any Lender shall receive a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, such Lender shall promptly notify Agent and the other Lenders in writing. As provided in SECTION 12.3 hereof, Agent shall not be subject to any liability by reason of acting or refraining to act pursuant to any request of the Required Lenders except for its own willful misconduct or gross negligence in connection with any action taken by it. Before directing Agent to take or refrain from taking any action or asserting any rights or remedies under this Agreement and the other Loan Documents on account of any Event of Default, the Required Lenders shall consult with and seek the advice of (but without having to obtain the consent of) each other Lender, and promptly after directing Agent to take or refrain from taking any such action or asserting any such rights, the Required Lenders will so advise each other Lender of the action taken or refrained from being taken and, upon request of any Lender, will supply information concerning actions taken or not taken. In no event shall the Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders. Each Lender agrees that, except as otherwise provided in any of the Loan Documents and without the prior written consent of the Required Lenders, it will not take any legal action or institute any action or proceeding against any Obligor with respect to any of the Obligations or Collateral, or accelerate or otherwise enforce its portion of the Obligations. Without limiting the generality of the foregoing, no Lender may exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required Lenders. Notwithstanding anything to the contrary set forth in this SECTION 12.4 or elsewhere in this Agreement, each Lender shall be authorized to take such action to preserve or enforce its rights against any Obligor where a deadline or limitation period is otherwise applicable and would, absent the taking of specified action, bar the enforcement of Obligations held by such Lender against such Obligor, including the filing of proofs of claim in any Insolvency Proceeding.

         12.5. RATABLE SHARING. If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a bank account deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of Borrower hereunder (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and Agent of such receipt and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 12.5 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

         12.6. INDEMNIFICATION OF AGENT. Each Lender agrees to indemnify and defend the Agent Indemnitees (to the extent not reimbursed by Borrower under this Agreement, but without limiting the indemnification obligation of Borrower under this Agreement), on a Pro Rata basis, and to hold each of the Agent Indemnitees harmless from and against, any and all Claims which may be imposed on, incurred by or asserted against any of the Agent Indemnitees in any way related to or arising out of this Agreement or any of the other Loan Documents or any other document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which Borrower is obligated to pay under SECTION 14.2 hereof or amounts Agent may be called upon to pay in connection with any lockbox or Dominion Account arrangement contemplated hereby) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they result from the willful misconduct or gross negligence of such Agent Indemnitee.

                  12.6.1. Without limiting the generality of the foregoing provisions of this SECTION 12.6, if Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from Borrower or any other Obligor as the result of any transaction under the Loan Documents, then in such event any monies paid by Agent in settlement or satisfaction of such suit, together with all Extraordinary Expenses incurred by Agent in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender's Pro Rata share.

                  12.6.2. Without limiting the generality of the foregoing provisions of this SECTION 12.6, if at any time (whether prior to or after the Commitment Termination Date) any action or proceeding shall be brought against any of the Agent Indemnitees by an Obligor or by any other Person claiming by, through or under an Obligor, to recover damages for any act taken or omitted by Agent under any of the Loan Documents or in the performance of any rights, powers or remedies of Agent against any Obligor, any Account Debtor, the Collateral or with respect to any Loans, or to obtain any other relief of any kind on account of any transaction involving any Agent Indemnitees under or in relation to any of the Loan Documents, each Lender agrees to indemnify, defend and hold the Agent Indemnitees harmless with respect thereto and to pay to the Agent Indemnitees such Lender's Pro Rata share of such amount as any of the Agent Indemnitees shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by the Agent Indemnitees, including all interest and costs assessed against any of the Agent Indemnitees in defending or compromising such action, together with attorneys' fees and other legal expenses paid or incurred by the Agent Indemnitees in connection therewith; provided, however, that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they arise from the willful misconduct or gross negligence of such Agent Indemnitee. In Agent's discretion, Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

         12.7. LIMITATION ON RESPONSIBILITIES OF AGENT. Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances to its satisfaction from Lenders of their indemnification obligations under SECTION 12.6 hereof against any and all Claims which may be incurred by Agent by reason of taking or continuing to take any such action. Agent shall not be liable to Lenders (or any Lender's participants) for any action taken or omitted to be taken under or in connection with this Agreement or the other Loan Documents except as a result of actual gross negligence or willful misconduct on the part of Agent. Agent does not assume any responsibility for any failure or delay in performance or breach by any Obligor or any Lender of its obligations under this Agreement or any of the other Loan Documents. Agent does not make to Lenders, and no Lender makes to Agent or the other Lenders, any express or implied warranty, representation or guarantee with respect to the Loans, the Collateral, the Loan Documents or any Obligor. Neither Agent nor any of its officers, directors, agents, attorneys or employees shall be responsible to Lenders, and no Lender nor any of its officers, directors, employees, attorneys or agents shall be responsible to Agent or the other Lenders, for: (i) any recitals, statements, information, representations or warranties contained in any of the Loan Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of, any of the Loan Documents; (iii) the validity, genuineness, enforceability, collectibility, value, sufficiency or existence of any Collateral, or the perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or any Account Debtor. Neither Agent nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any of the duties or agreements of such Obligor under any of the Loan Documents or the satisfaction of any conditions precedent contained in any of the Loan Documents. Agent may consult with and employ legal counsel, accountants and other experts and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.

         12.8.    SUCCESSOR AGENT AND CO-AGENTS.

                  12.8.1. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to each Lender and Borrower. Upon receipt of any notice of such resignation, the Required Lenders, after prior consultation with (but without having to obtain consent of) each Lender, shall have the right to appoint a successor Agent which shall be (i) a Lender, (ii) a United States based affiliate of a Lender or (iii) a commercial bank or other financial institution that is organized under the laws of the United States or of any State thereof and has a combined capital surplus of at least $100,000,000 and, provided no Default or Event of Default then exists, is reasonably acceptable to Borrower (and for purposes hereof, any successor to Fleet shall be deemed acceptable to Borrower). Upon the acceptance by a successor Agent of an appointment to serve as an Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent without further act, deed or conveyance, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 12 (including the provisions of SECTION 12.6 hereof) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Notwithstanding anything to the contrary contained in this Agreement, any successor by merger or acquisition of the stock or assets of Fleet shall continue to be Agent hereunder unless such successor shall resign in accordance with the provisions hereof.

                  12.8.2. It is the purpose of this Agreement that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent or otherwise in any jurisdiction. It is recognized that, in case of litigation under any of the Loan Documents, or in case Agent deems that by reason of present or future laws of any jurisdiction Agent might be prohibited from exercising any of the powers, rights or remedies granted to Agent or Lenders hereunder or under any of the Loan Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Loan Documents, Agent may appoint an additional Person as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Loan Documents to be exercised by or vested in or conveyed to Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them. Should any instrument from Lenders be required by the separate collateral agent or co-collateral agent so appointed by Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by Lenders whether or not a Default or Event of Default then exists. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall vest in and be exercised by the Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

         12.9.    CONSENTS, AMENDMENTS AND WAIVERS; OUT-OF-FORMULA LOANS.

                  12.9.1 No amendment or modification of any provision of this Agreement or any Security Document shall be effective without the prior written agreement of the Required Lenders and Borrower, and no waiver of any Default or Event of Default shall be effective without the prior written consent of the Required Lenders; provided, however, that, (i) without the prior written consent of Agent no amendment or waiver shall be effective with respect to any provision of any of the Loan Documents (including SECTION 1.1.7 and this SECTION 12) to the extent such provision relates to the rights, remedies, duties or immunities of Agent; (ii) without the prior written consent of Fleet, no amendment to the provisions of SECTIONS 1.3 OR 3.1.3 shall be effective; (iii) without the prior written consent of all Lenders, no waiver of any Default or Event of Default shall be effective if the Default or Event of Default relates to Borrower's failure to observe or perform any covenant that may not be amended without the unanimous written consent of Lenders (and, where so provided hereinafter, the written consent of Agent) as hereinafter set forth in this SECTION 12.9.1; and
(iv) the written agreement of all Lenders (except a defaulting Lender as provided in SECTION 3.2 of this Agreement) shall be required to effectuate any amendment, modification or waiver that would (a) alter the provisions of SECTIONS 2.2, 2.4, 2.6, 2.7, 2.8, 2.9, 4.6, 4.7, 4.9, 4.10, 5.1, 5.2.3, 6.7, 12,
13, 14.2, 14.3 OR 14.14,(b) amend the definitions of "Pro Rata," "Required Lenders," "Availability Reserve," "Borrowing Base" (and the other defined terms used in such definitions), or any provision of this Agreement obligating Agent to take certain actions at the direction of the Required Lenders or all Lenders, or any provision of any of the Loan Documents regarding the Pro Rata treatment or obligations of Lenders, (c) increase or otherwise modify any of the Commitments (other than to reduce proportionately each Lender's Commitment in connection with any overall reduction in the amount of the Commitments), (d) alter or amend (other than to increase) the rate of interest payable in respect of the Loans (except as may be expressly authorized by the Loan Documents or as may be necessary, in Agent's judgment, to comply with Applicable Law), (e) waive or agree to defer collection of any interest, fee, termination charge or other charge provided for under any of the Loan Documents (except to the extent that the Required Lenders agree after and during the continuance of any Event of Default to a waiver or deferral of any termination charge provided for in
SECTION 5.2.3 hereof) or the unused line fee in SECTION 2.2.3 hereof, (f) subordinate the payment of any of the Obligations to any other Debt or the priority of any Liens granted to Agent under any of the Loan Documents to Liens granted to any other Person, except as currently provided in or contemplated by the Loan Documents in connection with Borrower's incurrence of Permitted Purchase Money Debt, and except for Liens granted by an Obligor to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the Ordinary Course of Business that relate to deposit accounts with such financial institutions, (g) alter the time or amount of repayment of any of the Loans or waive any Event of Default resulting from nonpayment of the Loans on the due date thereof (or within any applicable period of grace), (h) forgive any of the Obligations, except any portion of the Obligations held by a Lender who consents in writing to such forgiveness, or (i) release any Obligor from liability for any of the Obligations. No Lender shall be authorized to amend or modify any Note held by it, unless such amendment or modification is consented to in writing by all Lenders; provided, however, that the foregoing shall not be construed to prohibit an amendment or modification to any provision of this Agreement that may be effected pursuant to this SECTION
12.9.1 by agreement of Borrower and the Required Lenders even though such an amendment or modification results in an amendment or modification of the Notes by virtue of the incorporation by reference in each of the Notes of this Agreement. The making of any Loans hereunder by any Lender during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing and then only in the specific instance and for the specific purpose for which it was given.

                  12.9.2 In connection with any proposed amendment to any of the Loan Documents or waiver of any of the terms thereof or any Default or Event of Default thereunder, Borrower shall not solicit, request or negotiate for or with respect to any such proposed amendment or waiver of any of the provisions of this Agreement or any of the other Loan Documents unless each Lender shall be informed thereof by Borrower or Agent (to the extent known by Agent) and shall be afforded an opportunity of considering the same and supplied by Borrower with sufficient information to enable it to make an informed decision with respect thereto. Borrower will not, directly or indirectly, pay or cause to be paid any remuneration or other thing of value, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for or as an inducement to the consent to or agreement by such Lender with any waiver or amendment of any of the terms and provisions of this Agreement or any of the other Loan Documents to the extent that the agreement of all Lenders to any such waiver or amendment is required, unless such remuneration or thing of value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders; provided, however, that Borrower may contract to pay a fee only to those Lenders who actually vote in writing to approve any waiver or amendment of the terms and provisions of this Agreement or any of the other Loan Documents to the extent that such waiver or amendment may be implemented by vote of the Required Lenders and such waiver or amendment is in fact approved.

                  12.9.3 Unless otherwise directed in writing by the Required Lenders, Agent may require Lenders to honor requests by Borrower for Out-of-Formula Loans (in which event, and notwithstanding anything to the contrary set forth in SECTION 1.1.1 or elsewhere in this Agreement, Lenders shall continue to make Revolver Loans up to their Pro Rata share of the Commitments) and to forbear from requiring Borrower to cure an Out-of-Formula Condition, whether or not an Event of Default exists, if and for so long as (i) such Out-of-Formula Condition does not continue for a period of more than 15 consecutive days, following which no Out-of-Formula Condition exists for at least 15 consecutive days before another Out-of-Formula Condition exists, (ii) the amount of the Revolver Loans (including any Out-of-Formula Loans) outstanding at any time does not exceed the aggregate of the Commitments at such time, and (iii) the Out-of-Formula Condition does not exceed $5,000,000. In no event shall Borrower or any other Obligor be deemed to be a beneficiary of this
SECTION 12.9.3 or authorized to enforce any of the provisions of this SECTION 12.9.3.

         12.10. DUE DILIGENCE AND NON-RELIANCE. Each Lender hereby acknowledges and represents that it has, independently and without reliance upon Agent or the other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund the Loans to be made by it hereunder and to purchase participations in the LC Obligations pursuant to SECTION 1.3.2 hereof, and each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such

Lender feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the other Loan Documents without the intervention or participation of the other Lenders or Agent. Each Lender hereby further acknowledges and represents that the other Lenders and Agent have not made any representations or warranties to it concerning any Obligor, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the Loan Documents. Each Lender also hereby acknowledges that it will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining to take any other action under this Agreement or any of the other Loan Documents. Except for notices, reports and other information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent's Affiliates.

         12.11. REPRESENTATIONS AND WARRANTIES OF LENDERS. By its execution of this Agreement, each Lender hereby represents and warrants to Borrower and the other Lenders that it has the power to enter into and perform its obligations under this Agreement and the other Loan Documents, and that it has taken all necessary and appropriate action to authorize its execution and performance of this Agreement and the other Loan Documents to which it is a party, each of which will be binding upon it and the obligations imposed upon it herein or therein will be enforceable against it in accordance with the respective terms of such documents.

         12.12. THE REQUIRED LENDERS. As to any provisions of this Agreement or the other Loan Documents under which action may or is required to be taken upon direction or approval of the Required Lenders, the direction or approval of the Required Lenders shall be binding upon each Lender to the same extent and with the same effect as if each Lender had joined therein. Notwithstanding anything to the contrary contained in this Agreement, Borrower shall not be deemed to be a beneficiary of, or be entitled to enforce, sue upon or assert as a defense to any of the Obligations, any provisions of this Agreement that requires Agent or any Lender to act, or conditions their authority to act, upon the direction or consent of the Required Lenders; and any action taken by Agent or any Lender that requires the consent or direction of the Required Lenders as a condition to taking such action shall, insofar as Borrower is concerned, be presumed to have been taken with the requisite consent or direction of the Required Lenders.

         12.13. SEVERAL OBLIGATIONS. The obligations and commitments of each Lender under this Agreement and the other Loan Documents are several and neither Agent nor any Lender shall be responsible for the performance by the other Lenders of its obligations or commitments hereunder or thereunder. Notwithstanding any liability of Lenders stated to be joint and several to third Persons under any of the Loan Documents, such liability shall be shared, as among Lenders, Pro Rata according to the respective Commitments of Lenders.

         12.14. AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and each Note issued to it, Agent shall have the same rights and powers hereunder and under the other Loan Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders," "Required Lenders," or any similar term shall, unless the context clearly otherwise indicates, include Agent in its capacity as a Lender. Agent and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with Borrower or any other Obligor, or any affiliate of Borrower or any other Obligor, as if it were any other bank and without any duty to account therefor (or for any fees or other consideration received in connection therewith) to the other Lenders. Fleet or its Affiliates may receive information regarding Borrower or Borrower's Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of Borrower or any of its Affiliates) and Lenders acknowledge that neither Agent nor Fleet shall be under any obligation to provide such information to Lenders to the extent acquired by Fleet in its individual capacity and not as Agent hereunder.

         12.15. THIRD PARTY BENEFICIARIES. This SECTION 12 is not intended to confer any rights or benefits upon Borrower or any other Person except Lenders and Agent, and no Person (including Borrower) other than Lenders and Agent shall have any right to enforce any of the provisions of this SECTION 12 except as expressly provided in SECTION 12.17 hereof. As between Borrower and Agent, any action that Agent may take or purport to take on behalf of Lenders under any of the Loan Documents shall be conclusively presumed to have been authorized and approved by Lenders as herein provided.

         12.16. NOTICE OF TRANSFER. Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Revolver Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender has been received by Agent.

         12.17. REPLACEMENT OF CERTAIN LENDERS. If a Lender ("Affected Lender") shall have (i) failed to fund its Pro Rata share of any Revolver Loan requested (or deemed requested) by Borrower which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (ii) requested compensation from Borrower under SECTION 2.7 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), or (iii) delivered a notice pursuant to SECTION
2.6 hereof claiming that such Lender is unable to extend LIBOR Loans to Borrower for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that Agent, any other Lender or Borrower may have against such Affected Lender, Borrower or Agent may make written demand on such Affected Lender (with a copy to Agent in the case of a demand by Borrower and a copy to Borrower in the case of a demand by Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with SECTION 13 hereof. Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Revolver Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this SECTION 12.17, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Agent in any Collateral and such Affected Lender shall have no further liability to Agent, any Lender or any other Person under any of the Loan Documents (except as provided in SECTION 12.6 hereof as to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase participations in LC Obligations.

         12.18.   REMITTANCE OF PAYMENTS AND COLLECTIONS.

                  12.8.1 All payments by any Lender to Agent shall be made not later than the time set forth elsewhere in this Agreement on the Business Day such payment is due; provided, however, that if such payment is due on demand by Agent and such demand is made on the paying Lender after 12:00 noon on such Business Day, then payment shall be made by 12:00 noon on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent's receipt of funds for the account of such Lender and in the type of funds received by Agent; provided, however, that if Agent receives such funds at or prior to 1:00 p.m., Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day, but if Agent receives such funds after 1:00 p.m., Agent shall pay such funds to such Lender by 2:00 p.m. on the next Business Day.

                  12.8.2 With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make full payment when due pursuant to the terms hereof shall, on demand by the other party, pay such amount together with interest thereon at the Federal Funds Rate. In no event shall Borrower be entitled to receive any credit for any interest paid by Agent to any Lender, or by any Lender to Agent, at the Federal Funds Rate as provided herein.

                  12.8.3 If Agent pays any amount to a Lender in the belief or expectation that a related payment has been or will be received by Agent from an Obligor and such related payment is not received by Agent, then Agent shall be entitled to recover such amount from each Lender that receives such amount. If Agent determines at any time that any amount received by it under this Agreement or any of the other Loan Documents must be returned to an Obligor or paid to any other Person pursuant to any Applicable Law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement or any of the other Loan Documents, Agent shall not be required to distribute such amount to any Lender.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

         13.1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and Lenders and their respective successors and assigns (which, in the case of Agent, shall include any successor Agent appointed pursuant to SECTION 12.8 hereof), except that (i) Borrower shall not have the right to assign its rights or delegate performance of any of its obligations under any of the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 13.3 hereof. Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of a Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         13.2.    PARTICIPATIONS.

                  13.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions (each a "Participant") participating interest in any of the Obligations owing to such Lender, any Commitment of such Lender or any other interest of such Lender under any of the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement and any of the Notes shall be determined as if such Lender had not sold such participating interests, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. If a Lender sells a participation to a Person other than an Affiliate of such Lender, then such Lender shall give prompt written notice thereof to Borrower and the other Lenders.

                  13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than an amendment, modification or waiver with respect to any Loans or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the stated interest rate or the stated rates at which fees are payable with respect to any such Loan or Commitment, postpones the Commitment Termination Date, or any date fixed for any regularly scheduled payment of interest or fees on such Loan or Commitment, or releases from liability Borrower or any Guarantor or releases any substantial portion of any of the Collateral.

                  13.2.3. Benefit of Set-Off. Borrower agrees that each Participant shall be deemed to have the right of set-off provided in SECTION
11.4 hereof in respect of its participating interest in amounts owing under the Loan Documents to the same extent and subject to the same requirements under this

Agreement (including SECTION 12.5) as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of set-off provided in SECTION
11.4 hereof with respect to the amount of participating interests sold to each Participant. Lenders agree to share with each Participant, and each Participant by exercising the right of set-off provided in SECTION 11.4 agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with SECTION 12.5 hereof as if each Participant were a Lender.

                  13.2.4. Notices. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent that any such notice may be required, and neither Agent nor any other Lender shall have any obligation, duty or liability to any Participant of any other Lender. Without limiting the generality of the foregoing, neither Agent nor any Lender nor Borrower shall have any obligation to give notices or to provide documents or information to a Participant of another Lender.

         13.3.    ASSIGNMENTS.

                  13.3.1 Permitted Assignments. Subject to its giving at least 5 Business Days notice to Agent and Borrower, any Lender may, in accordance with Applicable Law, at any time assign to any Eligible Assignee all or any part of its rights and obligations under the Loan Documents, so long as (i) each assignment is of a constant, and not a varying, ratable percentage of all of the transferor Lender's rights and obligations under the Loan Documents with respect to the Revolver Loans, LC Obligations, 1995 Bonds and Term Loan and, in the case of a partial assignment, is in a minimum principal amount of $2,500,000 (unless otherwise agreed by Agent in its sole discretion) and integral multiples of $500,000 in excess of that amount; (ii) except in the case of an assignment in whole of a Lender's rights and obligations under the Loan Documents or an assignment by one original signatory to this Agreement to another such signatory, immediately after giving effect to any assignment, the aggregate amount of the Commitments retained by the transferor Lender shall in no event be less than $5,000,000 (unless otherwise agreed by Agent in its sole discretion); and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. The consent of Agent shall be required prior to an assignment becoming effective with respect to an Eligible Assignee that is not a Lender or an Affiliate of a Lender. Nothing contained herein shall limit in any way the right of Lenders to assign (i) with the prior written consent of Agent (not to be unreasonably withheld or delayed) to any Eligible Assignee all of their rights and obligations under the Loan Documents or (ii) all or any portion of the Loans owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, provided that in the case of this clause (ii) any payment in respect of such assigned Loans made by Borrower to the assigning Lender in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect of such assigned Loans to the extent of such payment, but no such assignment shall release the assigning Lender from its obligations hereunder. Notwithstanding anything to the contrary contained in this SECTION 13.3.1, when the consent of Agent is required under this SECTION 13.3.1 (or pursuant to the definition of "Eligible Assignee"), such consent of Agent shall not be unreasonably withheld.

                  13.3.2. Effect; Effective Date. Upon (i) delivery to Agent of a notice of assignment substantially in the form attached as EXHIBIT I hereto, together with any consents required by SECTION 13.3.1, and (ii) payment of a $5,000 fee to the Agent for processing any assignment to an Eligible Assignee that is not an Affiliate of the transferor Lender or an original signatory hereto, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to the Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of the Lender under the Loan Documents to the same extent as if it were an original party thereto, and no further consent or action by Borrower, Lenders or Agent shall be required to release the transferor Lender with respect to the Commitment (or portion thereof) of such Lender and Obligations assigned to such Eligible Assignee. Upon the consummation of any assignment to an Eligible Assignee pursuant to this SECTION 13.3.2, the transferor Lender, Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment. If the transferor Lender shall have assigned all of its interests, rights and obligations under this Agreement pursuant to SECTION 13.3.1 hereof, such transferor Lender shall no longer have any obligation to indemnify Agent with respect to any transactions, events or occurrences that transpire after the effective date of such assignment, and each Eligible Assignee to which such transferor shall make an assignment shall be responsible to Agent to indemnify Agent in accordance with this Agreement with respect to transactions, events and occurrences transpiring on and after the effective date of such assignment to it.

                  13.3.3. Dissemination of Information. Borrower authorizes each Lender and Agent to disclose to any Participant, any Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee"), and any prospective Transferee, any and all information in Agent's or such Lender's possession concerning Borrower, the Subsidiaries of Borrower or the Collateral, subject to appropriate confidentiality undertakings on the part of such Transferee.

         13.4. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 4.10 hereof.

SECTION 14. MISCELLANEOUS

         14.1. POWER OF ATTORNEY. Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's designee, may, without notice to Borrower and in either Borrower's or Agent's name, but at the cost and expense of Borrower:

                  14.1.1. At such time or times as Agent or said designee, in its sole discretion, may determine, endorse Borrower's name on any Payment Item or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

                  14.1.2. At any time that an Event of Default exists: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts or Inventory of any Obligor and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment or any other Collateral; (xi) make and adjust claims under policies of insurance; (xii) sign the name of such Borrower on any proof of claim in bankruptcy against Account Debtors and on notices of Liens, claims of mechanic's Liens or assignments or releases of mechanic's Liens securing any Accounts; (xiii) take all action as may be necessary to obtain the payment of any letter of credit or banker's acceptance of which Borrower is a beneficiary; and (xiv) do all other acts and things necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement.

         14.2. GENERAL INDEMNITY. Borrower hereby agrees to indemnify and defend the Indemnitees against and to hold the Indemnitees harmless from any Claim ever suffered or incurred by any of the Indemnitees that arises out of or relates to this Agreement or any of the other Loan Documents, any transactions entered into pursuant to any of the Loan Documents, Lender's Lien upon the Collateral, or the performance by Agent or Lenders of their duties or the exercise of any of their rights or remedies under this Agreement or any of the other Loan Documents, or that results from Borrower's failure to observe, perform or discharge any of its duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any Claims asserted against or incurred by any of the Indemnitees by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Agent and Lenders, but including, any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Agent or any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrower will pay (or will promptly reimburse Agent and Lenders for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Indemnitees harmless from and against all liability in connection therewith. The foregoing indemnities shall not apply to Claims incurred by any of the Indemnitees as a direct and proximate result of their own gross negligence or willful misconduct or that arise out of any disputes arising solely out of the relationship between Agent and any Lender.

         14.3. SURVIVAL OF ALL INDEMNITIES. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the obligation of Borrower and each Lender with respect to each indemnity given by it in this Agreement, whether given by Borrower to Agent Indemnitees, Lender Indemnitees or Fleet Indemnitees or by any Lender to any Agent Indemnitees or Fleet Indemnitees, shall survive the payment in full of the Obligations and the termination of any of the Commitments.

         14.4. MODIFICATION OF AGREEMENT. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Agent and Lenders (or, where otherwise expressly allowed by Section 12.9.1 hereof, the Required Lenders in lieu of Agent and Lenders); provided, however, that no consent, written or otherwise, of Borrower shall be necessary or required in connection with any amendment of any of the provisions of SECTIONS 1.3.2, 3.1.3, 4.6, OR 12 (other than SECTION 12.17) or any other provision of this Agreement that affects only the rights, duties and responsibilities of Lenders and Agent as among themselves so long as no such amendment imposes any additional obligations on Borrower.

         14.5. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         14.6. CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters and that such limitations, tests and measures are cumulative and each must be performed, except as may be expressly stated to the contrary in this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         14.7. EXECUTION IN COUNTERPARTS. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile transmission), each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         14.8. CONSENT. Except as otherwise expressly provided herein, whenever Agent's, Lenders' or Required Lenders' consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, Agent and each Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         14.9. NOTICES. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt) at the office where the noticed party's telecopier is located, in each case addressed to the noticed party at the address shown for such party on the signature page hereof or, in the case of a Person who becomes a Lender after the date hereof, at the address shown on the Assignment and Acceptance by which such Person became a Lender. Notwithstanding the foregoing, no notice to or upon Agent pursuant to SECTIONS 1.3, 2.1.2, 3.1 OR 5.2.2 shall be effective until after actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

         14.10. PERFORMANCE OF BORROWER'S OBLIGATIONS. If Borrower shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, Agent may, in its sole discretion at any time or from time to time, for Borrower's account and at Borrower's expense, pay any amount or do any act required of Borrower hereunder or under any of the other Loan Documents or otherwise lawfully requested by Agent to enforce any of the Loan Documents or Obligations, preserve, protect, insure or maintain any of the Collateral, or preserve, defend, protect or maintain the validity or priority of Agent's Liens in any of the Collateral, including the payment of any judgment against Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord claim, or any other Lien upon or with respect to any of the Collateral. All payments that Agent may make under this Section and all out-of-pocket costs and expenses (including Extraordinary Expenses) that Agent pays or incurs in connection with any action taken by it hereunder shall be reimbursed to Agent by Borrower ON DEMAND with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate applicable for Revolver Loans that are Base Rate Loans. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and to proceed thereafter as provided herein or in any of the other Loan Documents.

         14.11. CREDIT INQUIRIES. Borrower hereby authorizes and permits Agent and Lenders (but Agent and Lenders shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Borrower or any Subsidiaries.

         14.12. TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         14.13. INDULGENCES NOT WAIVERS. Agent's or any Lender's failure at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith.

         14.14. ENTIRE AGREEMENT; APPENDIX A, EXHIBITS AND SCHEDULES. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A, each of the Exhibits and each of the Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

         14.15. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having, or being deemed to have, structured, drafted or dictated such provision.

         14.16. OBLIGATIONS OF LENDERS SEVERAL. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitment of any other Lender. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, association, joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of this Agreement and any of the other Loan Documents and it shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purpose.

         14.17. ADVERTISING AND PUBLICITY. With the prior consent of Borrower (which shall not be unreasonably withheld or delayed), Agent, on behalf of Lenders, may issue and disseminate to the public (by advertisement or otherwise) information describing the credit accommodations made available by Lenders pursuant to this Agreement, including the name and address of Borrower, the amount and security for the credit accommodations and the general nature of Borrower's business, provided that detail regarding terms (such as interest rate) may be provided only to industry publications, such as the "LPC Gold Sheets."

         14.18. CONFIDENTIALITY. EACH OF AGENT AND LENDERS AGREES TO EXERCISE REASONABLE EFFORTS (AND, IN ANY EVENT, WITH AT LEAST THE SAME DEGREE OF CARE AS IT ORDINARILY EXERCISES WITH RESPECT TO CONFIDENTIAL INFORMATION OF ITS OTHER CUSTOMERS) TO KEEP ANY CONFIDENTIAL INFORMATION THAT IS DELIVERED OR MADE AVAILABLE BY BORROWER TO IT, INCLUDING INFORMATION MADE AVAILABLE TO AGENT OR ANY LENDER IN CONNECTION WITH A VISIT OR INVESTIGATION BY ANY PERSON CONTEMPLATED IN SECTION 9.1.1 HEREOF, CONFIDENTIAL FROM ANY PERSON OTHER THAN THEIR RESPECTIVE AFFILIATES AND INDIVIDUALS EMPLOYED OR RETAINED BY AGENT OR SUCH LENDER WHO ARE OR ARE EXPECTED TO BECOME ENGAGED IN EVALUATING, APPROVING, STRUCTURING, ADMINISTERING OR OTHERWISE GIVING PROFESSIONAL ADVICE WITH RESPECT TO ANY OF THE LOANS OR COLLATERAL (INCLUDING ANY OF THEIR RESPECTIVE LEGAL COUNSEL, AUDITORS OR OTHER PROFESSIONAL ADVISORS); PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL PREVENT AGENT OR ANY LENDER FROM DISCLOSING SUCH CONFIDENTIAL INFORMATION (i) TO ANY PARTY TO THIS AGREEMENT FROM TIME TO TIME OR ANY PARTICIPANT, (ii) PURSUANT TO THE ORDER OF ANY COURT OR ADMINISTRATIVE AGENCY, (iii) UPON THE REQUEST OR DEMAND OF ANY REGULATORY AGENCY OR AUTHORITY HAVING JURISDICTION OVER AGENT OR SUCH LENDER, (iv) WHICH HAS BEEN PUBLICLY DISCLOSED OTHER THAN BY AN ACT OR OMISSION OF AGENT OR ANY

LENDER EXCEPT AS PERMITTED HEREIN, (v) TO THE EXTENT REASONABLY REQUIRED IN CONNECTION WITH ANY LITIGATION (WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY) TO WHICH AGENT, ANY LENDER OR THEIR RESPECTIVE AFFILIATES MAY BE A PARTY, (vi) TO THE EXTENT REASONABLY REQUIRED IN CONNECTION WITH THE EXERCISE OF ANY REMEDIES HEREUNDER, (vii) TO ANY ACTUAL OR PROPOSED PARTICIPANT, ASSIGNEE OR OTHER TRANSFEREE OF ALL OR PART OF A LENDER'S RIGHTS HEREUNDER SO LONG AS SUCH TRANSFEREE HAS AGREED IN WRITING TO BE BOUND BY THE PROVISIONS OF THIS SECTION, AND (viii) TO THE NATIONAL ASSOCIATION OF INSURANCE COMMISSIONERS OR ANY SIMILAR ORGANIZATION OR TO ANY NATIONALLY RECOGNIZED RATING AGENCY THAT REQUIRES ACCESS TO INFORMATION ABOUT A LENDER'S PORTFOLIO IN CONNECTION WITH RATINGS ISSUED WITH RESPECT TO SUCH LENDER.

         14.19. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN ATLANTA, GEORGIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN GEORGIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF THE STATE OF GEORGIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER, ANY LENDER OR AGENT, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF COBB COUNTY, GEORGIA, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG ANY OR ALL OF BORROWER, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         14.20. WAIVERS BY BORROWER. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND LENDERS ARE RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS

FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         14.21. AMENDMENT AND RESTATEMENT. This Agreement amends and restates the Original Loan Agreement, and is not intended to be or operate as a novation or an accord and satisfaction of the Original Loan Agreement or the Obligations evidenced or secured thereby or provided for thereunder.

SECTION 15. GUARANTY.

         15.1. GUARANTORS. Each of the Guarantors joins this Agreement for the purpose of making the guaranty ("Guaranty") as set forth in SECTION 15.2.

         15.2.    AGREEMENT OF GUARANTY.

                  15.2.1. To induce Agent and Lenders to make loans or otherwise extend credit to Borrower from time to time as set forth in this Agreement, and for other good and valuable consideration, each Guarantor hereby unconditionally and absolutely guarantees to the Guaranteed Parties the due and punctual payment, performance and discharge (whether upon stated maturity, demand, acceleration or otherwise in accordance with the terms thereof) of all of the Obligations of Borrower or any other Obligor now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, regardless of whether recovery upon any of such Obligations becomes barred by any statute of limitations, is void or voidable under any law relating to fraudulent obligations or otherwise, is or becomes invalid or unenforceable for any other reason, or is unrecoverable in any Insolvency Proceeding of an Obligor (whether pursuant to 11 U.S.C. Section 506 or otherwise).

                  15.2.2. Each Guarantor does hereby waive: notice of acceptance hereof; notice of the extension of credit from time to time by any Guaranteed Party to Borrower and the creation, existence or acquisition of any Obligations; notice of the amount of Obligations outstanding from time to time, subject, however, to each Guarantor's right to make inquiry of Agent to ascertain the amount of Obligations at any reasonable time; notice of any adverse change in Borrower's financial condition or of any other fact which might increase such Guarantor's risk; notice of presentment for payment, demand, protest and notice thereof as to any instrument; notice of any Default, Event of Default or acceleration and all other notices and demands to which Guarantors might otherwise be entitled; any defense that Borrower may at any time assert based upon the invalidity or unenforceability of any of the Loan Documents, the statute of limitations, the statute of frauds, failure of consideration, fraud, bankruptcy, lack of legal capacity, usury, or accord and satisfaction; and any right to contest the commercial reasonableness of the disposition of any or all Collateral. Each Guarantor further waives any right such Guarantor may have, by statute or otherwise, to require any of the Guaranteed Parties to institute suit against Borrower or any other Obligor after notice or demand from Guarantors or to seek recourse first against Borrower or any other Obligor, or to realize upon any Collateral, as a condition to enforcing any Guarantor's liability and obligations hereunder; any defense or claim that any Person purporting to bind Borrower to the payment of any Obligations did not have actual or apparent authority to do so; and any right to appraisement, valuation, stay of execution, or notice of election to declare due the amount of any Obligations of Borrower with regard to Agent's enforcement of any Lien or other interest Agent, for the benefit of the Guaranteed Parties, may hold in any real or personal property of Borrower. To the fullest extent permitted by Applicable Law, each Guarantor hereby also expressly waives any and all rights or defenses arising by reason of
(i) any "one action" or "anti-deficiency" law which would otherwise prevent any Guaranteed Party from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of setoff) against such Guarantor before or after the Guaranteed Parties' commencement or completion of any foreclosure action, whether by judicial action, by exercise of power of sale or otherwise or (ii) any other law which in any other manner would otherwise require any election of remedies by any Guaranteed Party. Except as otherwise prohibited by Applicable Law, each Guarantor hereby waives any right that it may have to claim or recover in any litigation respecting this Guaranty any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Guarantors shall make all payments hereunder for the benefit of the Guaranteed Parties, free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, restrictions or conditions of any kind.

                  15.2.3. If Borrower fails to pay any Obligations on the due date thereof (whether due on demand, at stated maturity, upon acceleration or otherwise) or any other Event of Default under this Agreement occurs or exists, then, whether or not any of the Obligations are then due and payable or the maturity thereof has been accelerated or demand for payment thereof from Borrower or any other Obligor has been made, all of the Obligations shall, at the election of Agent, become immediately due and payable hereunder as to Guarantors and Agent shall be entitled to enforce the obligations of Guarantors hereunder for the benefit of the Guaranteed Parties. Each Guarantor agrees to pay all expenses incurred by the Guaranteed Parties in connection with enforcement of the Guaranteed Parties' rights under this Guaranty, including court costs, collection charges and reasonable attorneys' fees.

                  15.2.4. Agent shall have, for the benefit of the Guaranteed Parties, a Lien upon and right of setoff to any and all credits and any and all other property of each Guarantor, now or at any time whatsoever with or in the possession of any of the Guaranteed Parties or anyone holding for any Guaranteed Party as security for any and all Obligations and the indebtedness and obligations of Guarantors hereunder.

                  15.2.5. Each Guarantor consents and agrees that, without notice to or by such Guarantor and without impairing or otherwise affecting the liability or obligations of such Guarantor hereunder, the Guaranteed Parties may: compromise or settle, extend the period of duration or the time for the payment, discharge or performance of any of the Obligations or increase the amount of the Obligations; refuse to enforce, or release any Person liable for payment of, any of the Obligations; increase, decrease or otherwise alter the rate of interest payable with respect to the Obligations or grant other indulgences to Borrower in respect thereof; amend or modify in any manner, or terminate or release, any of the Loan Documents or any other agreements evidencing, securing or otherwise relating to the Obligations; release, surrender, exchange, modify or impair any and all Collateral or other property at any time securing (directly or indirectly) any of the Obligations or on which the Guaranteed Parties at any time may have a Lien; extend the time of payment of any Collateral consisting of Accounts or other rights to the payment of money; refuse to enforce its rights, or make any comprise or settlement or agreement therefor, in respect of any such Collateral, deposits and property, or with any party to the Obligations, or with any other Person whatsoever; or release or substitute any Obligor.

                  15.2.6. None of the Guaranteed Parties shall be under any obligation to marshal any assets in favor of Guarantors or against or in payment of any of the Obligations. If and to the extent any Guaranteed Party receives any payment on account of any of the Obligations (whether from Borrower or any other Obligor or from the sale or other disposition of any Collateral) and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person in any Insolvency Proceeding or under any Applicable Law, then the part of the Obligations intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made. The foregoing provisions of this paragraph shall survive any termination or revocation of this Guaranty.

                  15.2.7. Any and all present and future debts and obligations of Borrower to any Guarantor are hereby postponed in favor of and subordinated to the full and final payment of the

Obligations. The provisions of this Guaranty shall be supplemental to and not in derogation of any rights and remedies of the Guaranteed Parties or any affiliates of the Guaranteed Parties under any separate subordination agreement that the Guaranteed Parties or such affiliate may at any time or from time to time enter into with any Guarantor.

                  15.2.8. Each Guarantor represents and warrants to the Guaranteed Parties that, as of the date of this Guaranty, the fair saleable value of such Guarantor's assets exceeds its liabilities; such Guarantor is meeting current liabilities as they mature; the financial statements of such Guarantor furnished to the Guaranteed Parties pursuant to SECTION 9.1.3 hereof have been prepared in accordance with GAAP, except, in the case of interim statements, for the absence of footnotes and normal year-end adjustments, and fairly present the financial condition and results of operation as of the dates and for the periods covered; there are not now pending any undischarged judgments against such Guarantor and no federal or state tax liens have been filed or threatened against such Guarantor; and such Guarantor is not in default or claimed default under any agreement for borrowed money. Each Guarantor shall immediately give Agent written notice of any material adverse change in such Guarantor's financial condition, including litigation commenced, tax liens filed, defaults claimed under its indebtedness for borrowed money or Insolvency Proceedings commenced by or against such Guarantor. At such reasonable times as Agent requests, each Guarantor shall furnish its current financial statements to the Guaranteed Parties and permit any Guaranteed Party or its representatives to inspect such Guarantor's financial records and properties and make copies thereof or extracts therefrom in order to evaluate the financial condition of such Guarantor, on reasonable notice, at reasonable times and during normal business hours.

                  15.2.9. This Guaranty is a primary, immediate and original obligation of each Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment of the Obligations and not of its collectibility only, is not contingent upon the exercise or enforcement by the Guaranteed Parties of whatever remedies the Guaranteed Parties may have against Borrower or otherwise or the enforcement of any Lien or realization upon any Collateral and shall remain in full force and effect without regard to future changes in conditions, including change of law or any invalidity or unenforceability of any of the Obligations or Loan Documents. This Guaranty shall be in addition to any other present or future guaranty or other security for any of the Obligations, shall not be prejudiced or unenforceable by the invalidity of any such other guaranty or security and is not conditioned upon or subject to the execution by any other Person of this Guaranty or any other guaranty or suretyship agreement.

                  15.2.10. Agent, for and on behalf of the Guaranteed Parties, shall have the right to seek recourse against any Guarantor to the full extent provided for herein and in any other Loan Document and against Borrower and each other Obligor to the full extent provided for in any of the Loan Documents. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Agent's right to proceed in any other form of action or proceeding against other parties, unless Agent has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Guaranteed Parties against Borrower or any other Obligor under any Loan Document shall serve to diminish the liability of Guarantors except to the extent the Guaranteed Parties realized payment by such action or proceeding.

                  15.2.11. Each Guarantor is fully aware of the financial condition and business of Borrower. Each Guarantor delivers this Guaranty based solely upon its own independent investigation and in no part upon any representation or statement of any of the Guaranteed Parties with respect thereto. Each Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning Borrower's financial condition as such Guarantor may deem material to such Guarantor's obligations hereunder and such Guarantor is not relying upon, nor expecting the Guaranteed Parties to furnish such Guarantor any information in any Guaranteed Party's possession concerning

Borrower's financial condition, operations or business prospects. Each Guarantor hereby knowingly accepts the full range of risks encompassed within a contract of "Guaranty," which risks include, without limitation, the possibility that Borrower will contract additional Obligations for which such Guarantor may be liable hereunder after Borrower's financial condition or ability to pay its lawful debts when they fall due has deteriorated.

                  15.2.12. The books and records of Agent, showing the amounts owed to Guaranteed Parties by Borrower, shall be admissible in evidence in any action or proceeding against or involving Guarantors as prima facie proof of the items therein set forth, and the monthly statements of Agent rendered to Borrower, to the extent to which no written objection is made within 30 days from the date of sending thereof to Borrower, shall be deemed conclusively correct and shall constitute an account stated between the Guaranteed Parties and Borrower and shall be binding on Guarantors.

                  15.2.13. Each Guarantor agrees that this Guaranty shall continue in full force and effect until all of the Obligations have been fully paid and discharged (or, in the case of Obligations that are Contingent Obligations, cash collateralized to Agent's satisfaction) and all Commitments of Lenders have been terminated. If for any reason Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become unrecoverable from Borrower by reason of any Insolvency Proceeding or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding upon each Guarantor. If acceleration of the time for payment of any of the Obligations is stayed as the result of any Insolvency Proceeding or any other reason, all such amounts otherwise subject to acceleration under the terms of the Loan Documents shall be immediately due and payable by Guarantors.

                  15.2.14. To the fullest extent permitted by Applicable Law, each Guarantor hereby waives the right to revoke or terminate this Guaranty prior to payment in full of the Obligations and termination of the Commitments; but, if the foregoing waiver shall be ineffective under Applicable Law, then each Guarantor agrees that any revocation or termination of this Guaranty, to be effective, must be in a writing signed by such Guarantor specifically referring to this Guaranty and actually received by an officer of Agent who is familiar with this Guaranty and Borrower's account with the Guaranteed Parties. Any such termination or revocation shall not affect the right and power of Agent, for the benefit of Guaranteed Parties, to enforce the Obligations and other rights arising, incurred or contracted for prior to Agent's receipt of such written notice of termination or revocation and this Guaranty shall continue to be effective with respect to all such Obligations. If Guaranteed Parties make loans or other extensions of credit to or for the benefit of Borrower or take other action after the termination or revocation by any Guarantor, but prior to Agent's receipt of notice of termination or revocation, then the rights of the Guaranteed Parties with respect thereto shall be the same as if such termination or revocation had not occurred.

                  15.2.15. All rights, benefits and privileges herein and hereby conferred upon Agent shall vest in and be enforceable by Agent and its successors and assigns. This Guaranty shall be binding upon each Guarantor and upon their respective successors and assigns.

                  15.2.16. To the extent any performance of this Guaranty would violate any usury statute or other Applicable Law, the obligation to be fulfilled shall be reduced to the limit legally permitted, so that this Guaranty shall not require any performance in excess of the limit legally permitted, but such obligations shall be fulfilled to the limit of the legal validity. The provisions of this paragraph shall control every other provision of this Guaranty.

                  15.2.17. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND INTERPRETED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF GEORGIA. AS PART

OF THE CONSIDERATION FOR THE GUARANTEED PARTIES' GRANTING CREDIT TO BORROWER, EACH GUARANTOR HEREBY AGREES THAT ALL ACTIONS, SUITS OR PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY HEREUNDER MAY, AT THE OPTION OF AGENT, BE LITIGATED IN COURTS HAVING SITUS WITHIN THE STATE OF GEORGIA, AND EACH GUARANTOR HEREBY EXPRESSLY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN SAID STATE, AND CONSENTS THAT ANY SERVICE OF PROCESS IN WHICH ACTION OR PROCEEDINGS MAY BE MADE BY PERSONAL SERVICE UPON SUCH GUARANTOR WHEREVER SUCH GUARANTOR MAY BE THEN LOCATED, OR BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH GUARANTOR AT SUCH GUARANTOR'S LAST KNOWN ADDRESS.

                  15.2.18. This Guaranty expresses the entire understanding of the parties hereto with respect to the subject matter hereof and may not be changed orally, and no obligations of any Guarantor can be released or waived by any of the Guaranteed Parties, except by a writing signed by a duly authorized officer of Agent.

                  15.2.19. Until all of the Obligations have been paid in full and the Commitments have been terminated, no Guarantor shall have a claim, right or remedy (whether or not arising in equity, by contract or Applicable Law) against Borrower or any other Person by reason of such Guarantor's payment or other performance hereunder. Without limiting the generality of the foregoing, each Guarantor hereby waives and renounces any and all legal or equitable rights or claims that such Guarantor may have to reimbursement, subrogation, indemnity and exoneration and agrees that such Guarantor shall have no recourse to any assets or property of Borrower (including any Collateral) and no right of recourse against or contribution from any other Person in any way directly or contingently liable for any of the Obligations, whether any of such rights arise under contract, in equity or under Applicable Law, until all of the Obligations have been paid in full and the Commitments have been terminated.

                  15.2.20. Each Guarantor hereby waives any and all rights or defenses based on, and understands and agrees that such Guarantor's liability as guarantor shall not be impaired or affected by, an election of remedies by Agent and Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise, or the foreclosure of any of the security for the Loans, including without limitation the security described in the Mortgages, or such Guarantor's right to a fair value hearing under Section 580a of the California Code of Civil Procedure following the nonjudicial foreclosure of the Mortgages or any other deed of trust on the Property held by Agent and Lenders, it being intended that this Guaranty shall survive the realization upon any of the security for the Loans, including without limitation the security described in the Mortgages, including without limitation nonjudicial foreclosure notwithstanding any defense, right, or claim that any such foreclosure satisfied the obligations secured thereby. Each Guarantor agrees that the payment of all sums payable under this Agreement, the Notes or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Notes or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to such Guarantor's liability hereunder. Without limiting the generality of the foregoing or any other provision hereof, each Guarantor expressly waives to the extent permitted by law any and all rights and defenses that such Guarantor may have because Borrower's debt is secured by real Property. This means, among other things: (1) Agent and Lenders may collect from each Guarantor without first foreclosing on any security for the Loans (whether such security is real or personal Property) pledged by Borrower or any other Obligor; and (2) if Agent and Lenders foreclose on any real Property security pledged by Borrower or any other Obligor (including without limitation the real Property described in the Mortgages), (A) the amount of the Obligations may be reduced only by the price for which that security is sold at the foreclosure sale, even if the security is worth more than the sale price, (B) Agent and Lenders may collect from each Guarantor even if Agent and Lenders, by foreclosing on the real Property security, have destroyed any right such Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because

Borrower's debt is secured by real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure, and/or Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, or any of such sections.

                  15.2.21. Notwithstanding any provision herein contained to the contrary, such Guarantor's liability under this Guaranty shall be limited to an amount not to exceed as of any date of determination the greater of:

                           (a)      the net amount of all Loans and other
extensions of credit (including Letters of Credit) advanced under this Agreement and directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of, such Guarantor, plus interest thereon at the rate specified in this Agreement; or

                           (b)      the amount which could be claimed by the
Agent and Lenders from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution and indemnification from the Borrower.

                  15.2.22. (a) To the extent that any Guarantor shall make a payment under this Guaranty of all or any of the Obligations (a "GUARANTOR PAYMENT") which, after taking into account all other Guarantor Payments then previously or concurrently made by the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's "ALLOCABLE AMOUNT" (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

                           (b)      As of any date of determination, the
"ALLOCABLE AMOUNT" of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                           (c)      This SECTION 15.2.22 is intended only to
define the relative rights of Guarantors and nothing set forth in this SECTION
15.2.22 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

                           (d)      The rights of the parties under this SECTION
15.2.22 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of this Agreement and the other Loan Documents.

                           (e)      The parties hereto acknowledge that the
rights of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.

                  15.2.23. Each Guarantor hereby ratifies and reaffirms its grant of a security interest and Lien in favor of Agent for the benefit of itself as Agent, the Lenders and the other Secured Parties, in all property of such Guarantor described in and pursuant to the Guarantor Security Agreements and that certain Fifth Amendment to Loan and Security Agreement dated June 30, 2003, among Borrower, Guarantors, Agent and Original Lenders, and each Guarantor hereby grants and regrants to Agent, for the benefit of itself as Agent, the Lenders and the other Secured Parties, a continuing security interest in and Lien upon all of such Guarantor's assets, including all of the following Property and interests in Property of such Guarantor, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                                    (i)      All "accounts" as defined in the
                  UCC, including all of such Guarantor's now owned or hereafter acquired accounts and all other rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper, whether or not they have been earned by performance;

                                    (ii)     All "inventory" as defined in the
                  UCC, including all goods intended for sale or lease by such Guarantor, to be furnished by such Guarantor under contracts of service, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in such Guarantor's business; and all documents evidencing and general intangibles relating to any of the foregoing, whether now owned or hereafter acquired by such Guarantor;

                                    (iii)    All "letter-of-credit rights" as
                  defined in the UCC;

                                    (iv)     All "supporting obligations" as
                  defined in the UCC;

                                    (v)      All "commercial tort claims" as
                  defined in the UCC;

                                    (vi)     All of such Guarantor's machinery,
                  apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by such Guarantor and wherever located, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements thereof;

                                    (vii)    All "instruments" as defined in the
                  UCC;

                                    (viii)   All "chattel paper", including
                  "electronic chattel paper" and "tangible chattel paper" (as all defined in the UCC);

                                    (ix)     All "documents" as defined in the
                  UCC;

                                    (x)      All general intangibles of such
                  Guarantor, whether now owned or hereafter created or acquired by such Guarantor, including all choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all claims under guaranties, security interests or other security held by or granted to such Guarantor to secure payment of any of any of such Guarantor's accounts by an account debtor, and all rights to indemnification, and including all "payment intangibles" and all "software" as defined in the UCC;

                                    (xi)     All "deposit accounts" as defined
                  in the UCC;

                                    (xii)    All "investment property" as
                  defined in the UCC (but excluding any portion thereof that constitutes Margin Stock unless otherwise expressly provided in any Security Documents);

                                    (xiii)   All monies now or at any time or
                  times hereafter in the possession or under the control of Agent or a Lender or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral in the Cash Collateral Account;

                                    (xiv)    All accessions to, substitutions
                  for and all replacements, products and cash and non-cash proceeds of (i) through (xiii) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to or destruction of any of the Collateral; and

                                    (xv)     All books and records (including
                  customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of such Guarantor pertaining to any of (i) through
                  (xiv) above.

                  15.2.24 As used herein, all references to "Guarantors" shall mean Guarantors and their respective successors and assigns (including any receiver, trustee or custodian for any Guarantor or any of its assets or any Guarantor in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code).

                  15.2.25. GUARANTOR AND AGENT EACH HEREBY WAIVES THE RIGHT TO A JURY TRIAL IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS GUARANTY.

   [Remainder of page intentionally left blank; signatures begin on following page]

         IN WITNESS WHEREOF, this Agreement has been duly executed in Atlanta, Georgia, on the day and year specified at the beginning of this Agreement.

                                       BORROWER:

ATTEST:                                THE DIXIE GROUP, INC.

/s/ GEOFFREY G. YOUNG                  BY: /s/  DANIEL K. FRIERSON
----------------------------------         -------------------------------------
Assistant Secretary                        Chairman

[CORPORATE SEAL]                       By: /s/ GARY A. HARMON
                                           GARY A.  HARMON, Vice President and
                                           Chief Financial Officer

                                       Address:
                                       2208 South Hamilton Street
                                       Dalton, Georgia 30721
                                       Attention: President
                                       Telecopier No.: (706) 625-7869

                                       GUARANTORS:

ATTEST:                                FABRICA INTERNATIONAL, INC.,
                                       FORMERLY KNOWN AS FABRICA INTERNATIONAL
/s/ GEOFFREY G. YOUNG
----------------------------------     By: /s/ GARY A. HARMON
Assistant Secretary                        -------------------------------------
                                           GARY A. HARMON, Vice President

                                       Address:
                                       2208 South Hamilton Street
[CORPORATE SEAL]                       Dalton, Georgia 30721
                                       Attention:  President
                                       Telecopier No.:  (706) 625-7869

ATTEST:                                BRETLIN, INC.

/s/ GEOFFREY G. YOUNG                  By: /s/ GARY A. HARMON
----------------------------------         -------------------------------------
Assistant Secretary                        GARY A. HARMON, President

                                       Address:
                                       2208 South Hamilton Street
[CORPORATE SEAL]                       Dalton, Georgia 30721
                                       Attention: President
                                       Telecopier No.: (706) 625-7869

ATTEST:                                CANDLEWICK YARNS, INC.

/s/ GEOFFREY G. YOUNG                  By: /s/ GARY A. HARMON
----------------------------------         -------------------------------------
Assistant Secretary                        GARY A. HARMON, President

[CORPORATE SEAL]                       Address:
                                       2208 South Hamilton Street
                                       Dalton, Georgia 30721
                                       Attention: President

                                       Telecopier No.: (706) 625-7869

ATTEST:                                CHROMA TECHNOLOGIES, INC

/s/ GEOFFREY G. YOUNG                  By: /s/ GARY A. HARMON
----------------------------------         -------------------------------------
Assistant Secretary                        GARY A. HARMON, President

                                       Address:
                                       2208 South Hamilton Street
[CORPORATE SEAL]                       Dalton, Georgia 30721
                                       Attention: President

ATTEST:                                DIXIE GROUP LOGISTICS, INC.

/s/ GEOFFREY G. YOUNG                  By: /s/ GARY A. HARMON
----------------------------------         -------------------------------------
Assistant Secretary                        GARY A.  HARMON, President

                                       Address:
                                       2208 South Hamilton Street
[CORPORATE SEAL]                       Dalton, Georgia 30721
                                       Attention: President

ATTEST:                                MASLAND CARPETS, LLC

/s/ GEOFFREY G. YOUNG                  By: /s/ GARY A. HARMON
----------------------------------         -------------------------------------
Assistant Secretary                        GARY A. HARMON, Vice President

                                       Address:
                                       2208 South Hamilton Street
[CORPORATE SEAL]                       Dalton, Georgia 30721
                                       Attention:  Vice President

                                           LENDER AND AGENT:

                                           FLEET CAPITAL CORPORATION, as Lender
                                           and as Agent

Revolver Commitment: $40,000,000.00        By: /s/ ELIZABETH L. WALLER
Term Loan A Commitment: $18,520,812.40         ---------------------------------
Term Loan C Commitment: $1,479,187.60          Senior Vice President

                                           LIBOR Lending Office:
                                           Suite 800, 300 Galleria Parkway, N.W.
                                           Atlanta, Georgia 30339
                                           Attention: Office Head
                                           Telecopier No.: (770) 859-2483

                                   APPENDIX A

                               GENERAL DEFINITIONS

         When used in the Amended and Restated Loan and Security Agreement dated April 14, 2004 (as at any time amended, the "Agreement"), by and among THE DIXIE GROUP, INC., a Tennessee corporation ("Borrower"), each of the Subsidiaries of Borrower, as guarantors ("Guarantors"); each financial institution listed on the signature pages attached thereto and its successors and assigns which become "Lenders" as provided therein (such financial institutions and their respective successors and assigns referred to collectively herein as "Lenders" and individually as a "Lender"), and FLEET CAPITAL CORPORATION (together with its successors and assigns, "Agent"), in its capacity as collateral and administrative agent for itself and the Lenders, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         Accounts - shall have the meaning ascribed to "account" in the UCC and shall include all of Borrower's now owned or hereafter acquired accounts and all other rights to payment for goods sold or leased or for services rendered which are not evidenced by an Instrument or Chattel Paper, whether or not they have been earned by performance.

         Account Debtor - a Person who is or becomes obligated under or on account of an Account.

         Accounts Formula Amount - on any date of determination thereof, an amount equal to the lesser of (i) the Revolver Commitments on such date or (ii) the sum of: (x) 85% of the net amount of Eligible Accounts on such date and (y) 85% of the Factor Credit Balances on such date. As used herein, the phrase "net amount of Eligible Accounts" shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

         Adjusted LIBOR Rate - with respect to each Interest Period for a LIBOR Loan, an interest rate per annum (rounded upwards, to the next 1/16th of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

         Adjusted Net Earnings - with respect to any fiscal period, means the net earnings (or loss) for such fiscal period of Borrower, all as reflected on the financial statement of Borrower supplied to Lender pursuant to SECTION 9.1.3 hereof, but excluding: (i) any pre-tax gain or loss arising from the sale or write-down of capital assets; (ii) any pre-tax gain or loss arising from any write-up or write-down of assets or any write-down of goodwill during such period; (iii) pre-tax earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iv) non-cash pre-tax earnings or losses of any Person, substantially all the assets of which have been acquired in any manner by Borrower, realized by such Person prior to the date of such acquisition; (v) net pre-tax earnings of any entity (other than a Subsidiary of Borrower) in which Borrower has an ownership interest unless such net pre-tax earnings have actually been received by Borrower in the form of Cash Distributions; (vi) any portion of the net pre-tax earnings of any Subsidiary which for any reason is unavailable for payment of Distributions to Borrower; (vii) the pre-tax earnings of any Person to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (viii) any pre-tax gain arising from the acquisition of any Securities of

Borrower; and (ix) any pre-tax gain arising from extraordinary or non-recurring items or as otherwise agreed to by Lenders as non-recurring, all as determined in accordance with GAAP.

         Affiliate - a Person (other than a Subsidiary or Chroma Systems): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 20% or more of any class of the Equity Interests of a Person; or (iii) 20% or more of the Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.

         Agent Indemnitees - Agent in its capacity as collateral and administrative agent for the Lenders under the Loan Documents and all of Agent's present and future officers, directors, employees, agents and attorneys.

         Agreement - the Amended and Restated Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A.

         Anti-Terrorism Laws - any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

         Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Loan Document or Material Contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

         Applicable Margin - a percentage equal to zero with respect to Revolver Loans that are Base Rate Loans, 2.25% with respect to Revolver Loans that are LIBOR Loans, 0.25% with respect to each Term Loan Advance made or outstanding as a Base Rate Loan, 2.75% with respect to each Term Loan Advance made or outstanding as a LIBOR Loan, and .375% with respect to unused line fees payable to Lenders pursuant to Section 2.2; provided that, commencing with Agent's receipt of the financial statements described in SECTION 9.1.3(ii) of the Agreement for the period ended March 27, 2004, the Applicable Margin shall be increased or (if no Default or Event of Default exists) decreased, based upon the Leverage Ratio, as follows:

                                                          Applicable Margin For:
---------------------------------------------------------------------------------------------------
                                                                                        Unused Line
Level       Leverage Ratio           Revolver Loans                 Term Loan               Fee
---------------------------------------------------------------------------------------------------
                                  Base Rate     LIBOR          Base Rate    LIBOR
---------------------------------------------------------------------------------------------------
I           Greater than 5.0 to      .75%       3.00%          1.00%        3.50%          .375%
            1.0
---------------------------------------------------------------------------------------------------
II          If less than or          .50%       2.75%           .75%        3.25%          .375%
            equal to 5.0 to 1.0
            but greater than
            4.0 to 1.0
---------------------------------------------------------------------------------------------------
III         If less than or          .25%        2.5%           .50%        3.00%          .375%
            equal to 4.0 to 1.0
            but greater than
            3.50 to 1.0
---------------------------------------------------------------------------------------------------
IV          If less than or            0        2.25%          0.25%        2.75%          .375%
            equal to 3.50 to
            1.0 but greater
            than 3.0 to 1.0
---------------------------------------------------------------------------------------------------
V           If less than or            0        2.00%             0         2.50%          .375%
            equal to 3.00 to
            1.0
---------------------------------------------------------------------------------------------------

         The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Borrower as measured by the Leverage Ratio for the immediately preceding 4 Fiscal Quarters of Borrower. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective 3 Business Days after receipt by Agent of the applicable financial statements and corresponding Compliance Certificate. If the financial statements and the Compliance Certificate of Borrower setting forth the Leverage Ratio are not received by Agent by the date required pursuant to SECTION 9.1.3 of the Agreement, the Applicable Margin shall be determined as if the Leverage Ratio exceeds 5.0 to 1.0 until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or Compliance Certificate is waived in writing by Agent and Lenders; provided, however, that nothing herein shall be deemed to prevent Agent and Lenders from charging interest at the Default Rate at any time that an Event of Default exists.

         Asset Sale - the sale by Borrower, Candlewick, Bretlin and Dixie Logistics pursuant to a certain Asset Purchase Agreement, dated as of September 4, 2003, among each of them and Shaw, and the subsequent asset sale to Shaw pursuant to an Asset Purchase Agreement dated December 5, 2003 of the Hurst plant, pursuant to which they sold certain assets and liabilities with respect to their North Georgia operations, and Shaw purchased such assets and assumed such liabilities.

         Assignment and Acceptance - an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by Agent, in the form of EXHIBIT H.

         Availability - on any date, the amount that Borrower is entitled to borrow as Revolver Loans on such date, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts that Agent or Lenders may have paid for the account of Borrower pursuant to any of the Loan Documents and that have not been reimbursed by Borrower and any outstanding Settlement Loans) is subtracted from the Borrowing Base on such date. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero.

         Availability Reserve - on any date of determination thereof, an amount equal to the sum of the following (without duplication): (i) a reserve for general inventory shrinkage, whether as a result of theft or otherwise, that is determined by Agent from time to time in its reasonable credit judgment based upon Borrower's historical losses due to such shrinkage; (ii) all amounts of past due payments, fees or other charges owing at such time by any Obligor to any processor, repairman, mechanic or other Person who is in possession of any Collateral or has asserted any Lien or claim thereto; (iii) any amounts which any Obligor is obligated to pay pursuant to the provisions of any of the Loan Documents that Agent or any Lender elects to pay for the account of such Obligor in accordance with authority contained in any of the Loan Documents; (iv) the LC Reserve; (v) any amount received by Agent from the Business Interruption Insurance Assignment and applied to the Revolver Loans; (vi) aggregate amount of reserves established by Agent in its reasonable discretion in respect of ACH (automated clearinghouse) transfers or obligations of Borrower under any Interest Rate Contract; (vii) the Rent Reserve; (viii) the Factor Reserve; (ix) the Interest Rate Swap Reserve; (x) the Environmental Reserve; (xi) the 1995 Bond Reserve; and (xii) such additional reserves or adjustments to reserves, in such amounts and with respect to such matters, as Agent in its reasonable credit judgment may elect to impose from time to time.

         Average Revolver Loan Balance - for any period, the amount obtained by adding the aggregate of the unpaid balance of Revolver Loans and LC Obligations at the end of each day for the period in question and by dividing such sum by the number of days in such period.

         Bank - Fleet National Bank and its successors and assigns.

         Banking Relationship Debt - Debt or other obligations of Borrower relating to or arising out of (i) checking and operating account relationships between Borrower and Bank (or any Affiliate of Bank), including any obligations under Cash Management Agreements, and (ii) Hedging Agreements with Bank (or any Affiliate of Bank).

         Bankruptcy Code - title 11 of the United States Code.

         Base Rate - on any date, the greater of (i) the Prime Rate on such date or (ii) the Federal Funds Rate on such date plus .50%.

         Base Rate Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

         Blended OLV Percentages - with respect to Eligible Inventory, the inventory percentages referenced on EXHIBIT K attached hereto, which percentages may be revised from time to time in Agent's reasonable credit judgment based upon Agent's receipt and review of the most recent Orderly Liquidation Value Appraisal, subject to Agent's and Required Lenders' approval of any increase in such percentages.

         Board - the Board of Directors of Borrower or a committee of two or more directors lawfully exercising the relevant powers of the Board.

         Board of Governors - the Board of Governors of the Federal Reserve System.

         Bond Documents - collectively, the 1991 Bond Documents, the 1995 Bond Documents and the 2000 Real Estate Transaction Documents.

         Bond Purchase Agreement - shall have the meaning ascribed to such term in the 1995 Bond.

         1991 Bonds - $2,300,000 The Industrial Development Board of the City of Atmore (Alabama) Industrial Development Revenue Bonds (Masland Carpets, Inc. Project), Series 1991.

         1995 Bond Reserve - as defined in SECTION 1.1.7 of the Agreement.

         1995 Bonds - State Industrial Development Authority (Alabama) $7,000,000 Taxable Revenue Bonds, Series 1995 (Masland Carpets, Inc. Project).

         1991 Bond Documents - the 1991 Bonds and any and all agreements, instruments or documents executed in connection therewith or pursuant thereto.

         1995 Bond Documents - the 1995 Bonds and any and all agreements, instruments or documents executed in connection therewith or pursuant thereto.

         1995 Bond Obligations - all obligations, indebtedness and liabilities now or hereafter owing by Borrower under any of the 1995 Bond Documents.

         Borrowing - a borrowing consisting of Loans of one Type made on the same day by Lenders (or by Fleet in the case of a Borrowing funded by Settlement Loans) or a conversion of a Loan or Loans of one Type from Lenders on the same day.

         Borrowing Base - on any date of determination thereof, an amount equal to the lesser of: (a) the aggregate amount of the Revolver Commitments on such date minus the LC Obligations on such date, or (b) an amount equal to (i) the sum of the Accounts Formula Amount plus the Inventory Formula Amount on such date minus (ii) the Availability Reserve on such date.

         Borrowing Base Certificate - a certificate, in the form of EXHIBIT L attached hereto or such other form as may be requested by Agent from time to time, by which Borrower shall certify to Agent and Lenders, with such frequency as Agent may request, the amount of the Borrowing Base as of the date of the certificate (which date shall be not more than three Business Days earlier than the date of submission of such certificate to Agent) and the calculation of such amount.

         Bretlin - Bretlin, Inc., a Georgia corporation with its chief executive office and principal place of business at 2208 South Hamilton Street, Dalton, Georgia 30721.

         Business Day - any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a LIBOR Loan (including the making, continuing, prepaying or repaying of any LIBOR Loan), the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

         Business Interruption Insurance Assignment - the Collateral Assignment of Business Interruption Insurance executed by Borrower on or after the Original Closing Date in favor of Agent, in form and substance satisfactory to Agent, as security for the payment of the Obligations.

         Candlewick - Candlewick Yarns, Inc., a Tennessee corporation with its chief executive office and principal place of business at 2208 South Hamilton Street, Dalton, Georgia 30721.

         Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

         Capitalized Lease Obligation - any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         Cash Collateral - cash or Cash Equivalents, and any interest earned thereon, that is deposited with Agent in accordance with the Agreement for the Pro Rata benefit of Lenders as security for the Obligations.

         Cash Collateral Account - a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be in Agent's name and subject to Agent's Liens for the Pro Rata benefit of Lenders.

         Cash Distributions - an amount equal to the cash received by Borrower from non-Consolidated entities.

         Cash Equivalents - (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers' acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody's, and having a maturity within 9 months after the date of acquisition thereof.

         Cash Management Agreements - any agreement entered into from time to time between Borrower or any of its Subsidiaries, on the one hand, and Bank or any of its Affiliates or any other banking or financial institution, on the other, in connection with cash management services for operating, collections, payroll and trust accounts of Borrower or its Subsidiaries provided by such banking or financial institution, including automatic clearinghouse services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

         CERCLA - the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and its implementing regulations.

         Change of Control - (i) the Frierson Family shall cease to have Control of Borrower; or (ii) Borrower shall cease to own and control 100% of the Equity Interests of any of C-Knit, Fabrica, Bretlin, Chroma or Masland; or (iii) Bretlin shall cease to own and control 100% of the Equity Interests of any of Candlewick or Dixie Logistics.

         Chattel Paper - shall have the meaning given to" chattel paper" in the UCC.

         Chroma - Chroma Technologies, Inc., a California corporation.

         Chroma Systems - Chroma Systems Partners, a California general partnership.

         C-Knit - C-Knit Apparel, Inc., a Tennessee corporation.

         Claims - any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys', accountants', consultants' or paralegals' fees and expenses), whether arising under or in connection with the Loan Documents, any Applicable Law (including any Environmental Laws) or otherwise, that may now or hereafter be suffered or incurred by a Person and whether suffered or incurred in or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto.

         Closing Date - the date on which all of the conditions precedent in
SECTION 10 of the Agreement are satisfied and the initial Loans are made under the Agreement.

         Collateral - all of the Property and interests in Property described in
SECTION 6 of the Agreement, all other Property and interests in Property described in any of the Security Documents as security for the payment or performance of any of the Obligations; and all other Property and interests in Property that now or hereafter secure (or are intended to secure) the payment and performance of any of the Obligations.

         Commercial Tort Claim - as defined in the UCC.

         Commitment - at any date for any Lender, the aggregate amount of such Lender's Revolver Commitment and Term Loan Commitment on such date, and "Commitments" means the aggregate amount of all Revolver Commitments and Term Loan Commitments.

         Commitment Termination Date - the date that is the soonest to occur of
(i) the last day of the Original Term; (ii) the date on which either Borrower or Agent terminates the Commitments pursuant to SECTION 5.2 of the Agreement; or
(iii) the date on which the Commitments are automatically terminated pursuant to
SECTION 11.2 of the Agreement.

         Compliance Certificate - a Compliance Certificate to be provided by Borrower to Agent in accordance with, and in the form annexed as EXHIBIT F to, the Agreement, and the supporting schedules to be annexed thereto.

         Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

         Constantine Arbitration Award - the arbitration award entered on November 21, 2003 against Borrower and Bretlin in favor of Constantine Dyeing, LLC and Product Concepts Residential, LLC in the amount of $1,774,160.51, as may be supplemented for additional damages and interest for the period from May 1, 2003 through November 21, 2003.

         Contingent Obligation - with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligations or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the Ordinary Course of Business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

         Control or controlled by or under common control - possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of Voting Stock, by contract or otherwise, but not solely by being an officer or director of that Person); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 20% or more (in number of votes) of the Equity Interests having ordinary Voting Power with respect to a corporation shall be conclusively presumed to control such corporation.

         Controlled Disbursement Account - a demand deposit account maintained by Borrower at Bank and to which proceeds of Loans will be wired from time to time.

         Convertible Debentures - the unsecured 7% Convertible Subordinated Debentures due 2012 issued pursuant to the Indenture.

         Copyright Security Agreement - collectively, (i) that certain Copyright Security Agreement dated May 14, 2002, from Borrower to Agent, pursuant to which Borrower has granted to Agent a Lien in its copyrights as security for the Obligations, and (ii) that certain Copyright Security Agreement dated June 15, 2003, from Masland to Agent, pursuant to which Masland has granted to Agent a Lien in its copyrights as security for the Obligations.

         Credit Risk - with respect to any Factored Account, the risk that such Account is not paid, in whole or in part, due to the Account Debtor's financial inability to pay.

         Current Assets - at any date, the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

         Debt - as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Debt is to be determined, including Capitalized Lease Obligations;
(ii) all Contingent Obligations of such Person; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; (iv) in the case of Borrower, the Obligations; and (v) sale-leaseback, securitization and similar off-balance sheet liabilities. The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.

         Debt Coverage Ratio - for any period, the ratio of (a) Borrower's total Funded Debt, to (b) Borrower's EBITDA.

         Debt Principal Payments - with respect to any Funded Debt, any principal repayments made or required to be made on account of Funded Debt; provided, that any repayment of Revolver Loans shall not be a Debt Principal Payment unless such principal repayment results in a permanent reduction of the Revolver Commitments to the extent permitted in the Agreement.

         Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

         Default Rate - on any date, a rate per annum that is equal to (i) in the case of each Loan outstanding on such date, 2.0% in excess of the rate otherwise applicable to such Loan on such date, (ii) in the case of LC Obligations, 2.0% in excess of the rate otherwise applicable to Letters of Credit on such date, and (iii) in the case of any of the other Obligations outstanding on such date, 2.0% plus the highest Applicable Margin for Base Rate Loans plus the Base Rate in effect on such date.

         Deposit Account Assignment - the Collateral Assignment of Deposit Accounts executed by Borrower on or before the Original Closing Date in favor of Agent for itself and the Pro Rata benefit of Lenders as security for the Obligations.

         Deposit Accounts - all of a Person's demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by such Person with any bank, savings and loan association, credit union or other depository institution.

         Distribution - in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests.

         Distribution Conditions - the following conditions, the satisfaction of each of which shall be a condition to any Distribution under SECTION 9.2.7(ii) of the Agreement:

         (i) No Default or Event of Default exists at the time of such payment or would result therefrom;

         (ii) Borrower is Solvent at the time of and after giving effect to such payment; and

         (iii)    Such redemption would not violate Applicable Law.

         Dixie Logistics - Dixie Group Logistics, Inc., a Georgia corporation.

         Document - shall have the meaning given to" document" in the UCC.

         Dollar Equivalent - with respect to any monetary amount in any foreign currency at any date for the determination thereof, the amount of Dollars obtained by converting such foreign currency into

Dollars at the spot rate for the purchase of Dollars with such foreign currency as quoted by Bank at approximately 12:00 noon (Atlanta, Georgia time) on the date of determination thereof.

         Dollars and the sign $ - lawful money of the United States of America.

         Domestic Subsidiary - a Subsidiary of Borrower that is incorporated under the laws of a state or territory of the United States or the District of Columbia.

         Dominion Account - a special account of Agent established by Borrower at a bank selected by Borrower, but acceptable to Agent and Lenders in their discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

         Due from Factor Report - a report prepared by Borrower that reflects the amount of Factored Accounts on such date.

         EBITDA - for any fiscal period of Borrower, an amount equal to the sum for such fiscal period of (i) Adjusted Net Earnings, plus (ii) provision for taxes based on income, plus (iii) Interest Expense, plus (iv) depreciation, amortization plus other non-cash charges to the extent deducted in calculating Adjusted Net Earnings.

         Electronic Chattel Paper - shall have the meaning given to "electronic chattel paper" in the UCC.

         Eligible Account - an Account which arises in the Ordinary Course of Business of an Eligible Obligor's business from the sale of goods, is payable in Dollars, is subject to Agent's duly perfected Lien, and is deemed by Agent, in its sole credit judgment, to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by an Eligible Obligor to a Subsidiary or an Affiliate of such Eligible Obligor or to a Person controlled by an Affiliate of such Eligible Obligor; (ii) it is unpaid for more than 60 days after the original due date shown on the invoice; (iii) it is due or unpaid more than 90 days after the original in-voice date; (iv) 20% or more of the Accounts from the Account Debtor (other than with respect to Home Depot, for which such percentage shall be 50%) are not deemed Eligible Accounts hereunder; (v) the total unpaid Accounts of the Account Debtor exceed 20% of the aggregate amount of all Eligible Accounts or exceed a credit limit established by Agent for such Account Debtor, in each case to the extent of such excess; (vi) any covenant, representation or warranty contained in the Agreement (including SECTION 8.1.8) with respect to such Account has been breached; (vii) the Account Debtor is also an Eligible Obligor's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to an Eligible Obligor, or the Account otherwise is or may become subject to any right of setoff, counterclaim, recoupment, reserve or chargeback, provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such offset, counterclaim, disputed amount, reserve or chargeback; (viii) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended business or ceased to be Solvent; (ix) it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States or Canada (other than the Province of Quebec), unless the sale is backed by an irrevocable letter of credit issued or confirmed by a bank acceptable to Agent and that is in form and substance acceptable to Agent and payable in the full amount of the Account in freely convertible Dollars at a place of payment within the United States, and, if requested by Agent, such letter of credit, or amounts payable thereunder, is assigned to Agent; (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless such Eligible Obligor is not prohibited from assigning the Account and does assign its right to payment of such Account to Agent, in a manner satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section 3727 and 41 U.S.C. Section 15), or is a state, county or municipality, or a political subdivision or agency thereof and Applicable Law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (xii) the Account Debtor is located in any state which imposes similar conditions on the right of a creditor to collect accounts receivable unless such Eligible Obligor has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in such state for the then current year;
(xiii) the Account Debtor is located in a state in which such Eligible Obligor is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Eligible Obligor has qualified as a foreign entity authorized to transact business in such state or has filed all required reports; (xiv) the Account is subject to a Lien other than a Permitted Lien; (xv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Eligible Obligor and accepted by the Account Debtor or the Account otherwise does not represent a final sale; (xvi) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xvii) the Account represents a progress billing or a retainage; (xviii) such Eligible Obligor has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the Ordinary Course of Business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (xix) such Eligible Obligor has made an agreement with the Account Debtor to extend the time of payment thereof; (xx) the Account represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing; (xxi) it arises out of a sale of Inventory consisting of samples;
(xxii) it arises out of a sale on a cash-on-delivery basis; (xxiii) it constitutes unapplied cash, customer support accruals, customer rebates or accrued advertising; (xxiv) it constitutes a warranty reserve established by such Eligible Obligor with respect to potential warranty claims; or (xxv) it constitutes the differential between the lower of the aging of such Account or the amount of such Account as reflected on the general ledger of such Eligible Obligor.

         Eligible Assignee - a Lender or a U.S. based Affiliate of a Lender; a commercial bank, commercial finance institution or insurance company organized under the laws of the United States or any state that has total assets in excess of $2 billion and that is acceptable to Agent; and any other Person (except Borrower or a Guarantor, or an Affiliate of either) approved by Agent and, unless a Default or an Event of Default exists, Borrower (such approval by Agent or Borrower, when required, not to be unreasonably withheld, conditioned or delayed and to be deemed given by Borrower if no objection is received by the assigning Lender and Agent from Borrower within 2 Business Days after notice of such proposed assignment has been provided by the assigning Lender as set forth in SECTION 13.3 of the Agreement).

         Eligible Inventory - such Inventory of an Eligible Obligor (other than samples, packaging materials, labels and supplies) which Agent, in its sole credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless: (i) it is raw materials (excluding (a) stockroom inventory such as bearings, machine parts and fuel , and (b) product supply inventory such as cones, tubes, stretch wrap and cartons), finished goods, or work-in-process that is, in Agent's opinion, readily marketable in its current form; (ii) it is owned by an Eligible Obligor and not held by it on consignment or other sale or return terms; (iii) it is in good, new and saleable condition and is not damaged or defective; (iv) it is not slow-moving, obsolete or unmerchantable and is not goods returned to an Eligible Obligor by or repossessed from an Account Debtor; (v) it meets all standards imposed by any Governmental Authority; (vi) it conforms in all respects to the warranties and representations set forth in the Agreement; (vii) it is at all times subject to Agent's duly perfected, first priority security interest and no other Lien except a Permitted Lien; (viii) it is in an

Eligible Obligor's possession and control at a location in compliance with the Agreement (including SECTION 7.1.1), is not in transit or outside the continental United States and is not consigned to any Person unless such Person has executed a landlord waiver or consignment agreement with Agent in form and substance satisfactory to Agent in all respects; (ix) it is not the subject of a negotiable warehouse receipt or other negotiable Document; (x) it is not subject to any License Agreement or other agreement that limits, conditions or restricts an Eligible Obligor's or Agent's right to sell or otherwise dispose of such Inventory unless the Licensor has entered into a Licensor/Lender Agreement with Agent; and (xi) it is not the subject of an Intellectual Property Claim.

         Eligible Obligor - each of Borrower, Candlewick, Fabrica, Bretlin and Masland.

         Environmental Agreement - the Agreement Regarding Environmental Matters executed by Borrower in favor of Agent on or about the Original Closing Date and by which Borrower shall, among other things, indemnify Agent and Lenders from liability for Borrower's failure to comply with any Environmental Laws.

         Environmental Laws - all federal, state and local laws, rules, regulations, codes, ordinances, programs, permits, guidance documents promulgated by regulatory agencies, orders and consent decrees, now or hereafter in effect and relating to human health and safety or the protection or pollution of the environment, including CERCLA.

         Environmental Release - a release as defined in CERCLA or under any applicable Environmental Laws.

         Environmental Reserve - a reserve that may be established by Agent from time to time in its reasonable credit judgment in connection with any actual or potential remediation under any Environmental Laws.

         Equipment - all of Borrower's machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements thereof.

         Equity Interest - the interest of (i) a shareholder in a corporation,
(ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or
(iv) any other Person having any other form of equity security or ownership interest.

         ERISA - the Employee Retirement Income Security Act of 1974, and all rules and regulations from time to time promulgated thereunder.

         Eurocurrency Liabilities - shall have the meaning ascribed thereto in Regulation D issued by the Board of Governors.

         Event of Default - as defined in SECTION 11 of the Agreement.

         Executive Order No. 13224 - Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

         Existing SWAP Agreement - that certain ISDA Master Agreement date as of March 9, 1998, between SunTrust Bank and Borrower, which Agreement was assigned to Agent on the Original Closing

Date, and as amended and replaced effective March 11, 2003, by a swap agreement between Bank and Borrower dated October 18, 2002.

         Extraordinary Expenses - all costs, expenses, fees or advances that Agent or any Lender may suffer or incur, whether prior to or after the occurrence of an Event of Default, and whether prior to, after or during the pendency of an Insolvency Proceeding of an Obligor, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Agent's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, the Loan Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection or enforcement of any of the Obligations; (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Loan Documents or Obligations; (vi) amounts advanced by Agent pursuant to SECTION 7.1.3 of the Agreement; (vii) the enforcement of any of the provisions of any of the Loan Documents; or (viii) any payment under a guaranty, indemnity or other payment agreement provided by Agent or (with Agent's consent) any Lender, which is reimbursable to Agent or such Lender by Borrower pursuant to SECTION 2.4.2 of the Agreement. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of Borrower or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrower or any other Obligor under any of the Loan Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Loan Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Agent.

         Fabrica - Fabrica International, Inc., a California corporation with its chief executive office and principal place of business at 2801 Pullman Street, Santa Ana, California 92705.

         Fabrica Purchase Documents - collectively and individually, (i) that certain Amended and Restated Stock Purchase Agreement dated as of September 8, 2000, by and among Borrower, Scott D. Guenther, Royce R. Renfroe and the Albert
A. Frink and Denise Frink Charitable Remainder Unitrust and the Albert A. Frink Loving Trust (collectively, the "Trusts"), (ii) that certain Pledge and Security Agreement dated as of July 1, 2000, between Borrower and Scott D. Guenther,
(iii) that certain Pledge and Security Agreement dated as of July 1, 2000, between Borrower and the Trusts, (iv) that certain Pledge and Security Agreement dated as of September 8, 2000, by and between Borrower and Royce R. Renfroe, and
(v) any and all other agreements, instruments and documents executed in connection therewith or pursuant hereto.

         Factor - SunTrust and each other Person who executes a Factoring Agreement with Borrower and is approved by Agent and Lenders in writing.

         Factor Assignment Agreements - collectively, (i) the Assignment of Factoring Proceeds dated of even date herewith between Fabrica and Agent, and consented to by SunTrust, pursuant to which, among other things, Fabrica has collaterally assigned to Agent and SunTrust has acknowledged the assignment to Agent of, all sums at any time or times due or to become due from SunTrust under its Factoring Agreement, and (ii) any and all other assignments of factoring proceeds acceptable to Agent and executed by Borrower in favor of Agent in connection with a factoring arrangement of Borrower.

         Factor Credit Balances - on any date of determination thereof, an amount equal to the aggregate of all outstanding Factored Accounts with respect to which a Factor bears the Credit Risk on such date, minus the sum of any fees, commissions or other charges due from Borrower to such Factor on such date under its Factoring Agreement, including any deductions for credit loss sharing, which amount, on any date of determination thereof, shall be deemed to be, when the date of determination is the date of a Factor Status Statement, the amount reflected on such Factor Status Statement as the aggregate balance standing to the credit of Borrower, and when the date of determination is any other date, an amount equal to the aggregate balances standing to the credit of Borrower as reflected on the Due From Factor Report delivered to Agent by Borrower on such date, or, in the absence of the delivery of a Due From Factor Report on any date, an amount determined by Agent in sole and absolute discretion.

         Factor Intercreditor Agreements - collectively, (i) the Factor Intercreditor Agreement dated on or about the Original Closing Date herewith between SunTrust and Agent by which, among other things, such parties have established the relative priorities of their Liens with respect to Fabrica's Accounts, and (ii) any and all other intercreditor agreements executed by a Factor and Agent in connection with a factoring arrangement of Borrower.

         Factor Reserve - the amount which at any time may be charged to Borrower under a Factoring Agreement or withheld from sums otherwise due to Borrower under a Factoring Agreement, including interest, fees, commissions, ledger debt and other charges due a Factor under a Factoring Agreement and the amount of any actual or anticipated disputes or claims arising with respect to any Factored Account.

         Factor Status Statement - an account current statement or similar report issued by a Factor on a monthly basis (or more frequently if requested by Agent) under its Factoring Agreement and setting forth the status of the Factored Accounts under such Factoring Agreement.

         Factored Account - an Account factored by a Factor under a Factoring Agreement and that otherwise constitutes an Eligible Account.

         Factoring Agreements - collectively, (i) that certain Factoring Agreement dated as of November 1, 1980, as amended, between Fabrica and SunTrust, and (ii) any and all other factoring agreements executed by Borrower in favor of a Factor.

         Federal Funds Rate - for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Atlanta, Georgia by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from 3 federal funds brokers of recognized standing selected by Agent.

         Fee Letter - the fee letter agreement between Agent and Borrower dated March 29, 2002.

         FEIN - with respect to any Person, the Federal Employer Identification Number of such Person.

         Fiscal Quarter - each consecutive period of 13 weeks beginning on the first day of a Fiscal Year (and, in the case of any Fiscal Year of 53 weeks, the 14-week period occurring at the end thereof).

         Fiscal Year - the fiscal year of Borrower and its Subsidiaries for accounting and tax purposes, which ends on or about December 31 of each year.

         Fixed Charge Coverage Ratio - for any period, the ratio of (i) Borrower's EBITDA for such period minus Borrower's Capital Expenditures for such period (but excluding Capital Expenditures financed with the proceeds of Debt for Money Borrowed other than Revolver Loans), minus Borrower's cash income taxes for such period (but excluding the effect of income tax refunds with respect to prior fiscal periods), minus Distributions made during such period, minus the effect of income taxes relating to any one-time gain from any sale of assets, to (ii) regularly scheduled payments of principal and interest on Borrower's Funded Debt due during such period; provided that expenditures for fixed assets recorded as a result of the GE Lease shall not be included in the definition of Capital Expenditures for purposes of this covenant, and provided further that to the extent that the payment and satisfaction of the Constantine Arbitration Award by Borrower would otherwise be deducted from Borrower's EBITDA as provided therein, for purposes only of computing the Fixed Charge Coverage Ratio, the amount of such award recognized for accounting purposes up to $2,200,000 shall not be deducted in the calculation of EBITDA.

         Fleet - Fleet Capital Corporation, a Rhode Island corporation, and its successors and assigns.

         Fleet Indemnitees - Fleet and all of its present and future officers, directors, employees, attorneys and agents.

         FLSA - the Fair Labor Standards Act of 1938.

         Foreign Subsidiary - a Subsidiary that is not a Domestic Subsidiary.

         Frierson Family - shall mean Daniel K. Frierson, his brothers and their respective spouses, children and any trusts for the sole benefit of any of the foregoing Persons.

         Funded Debt - collectively, without duplication, (a) the aggregate principal amount of Debt for Money Borrowed, including Capitalized Lease Obligations, and all Revolver Loans and (b) all Debt outstanding under any revolving credit, line of credit or renewals thereof), notwithstanding that any such Debt is created within one year of the expiration of such agreement.

         Funding Account - an account established by Borrower or any of them for receipt of proceeds of Loans or such other account as Borrower may specify in writing.

         GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

         GE Lease - that certain Master Lease Agreement (Off Balance Sheet - Synthetic) dated October 14, 2003, between Borrower and General Electric Capital Corporation in the original principal amount of $9,482,424.98.

         General Intangibles - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including all choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of any of Borrower's Accounts by an Account Debtor, all rights to indemnification and all other intangible property of Borrower of every kind and nature (other than Accounts).

         Goods - shall have the meaning given to "goods" in the UCC.

         Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         Governmental Authority - any federal, state, municipal, national, foreign or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the District of Columbia or a foreign entity or government.

         Guarantor Security Agreement - each security agreement executed by a Guarantor in favor of Agent, for the benefit of Lenders, as security for the Obligations.

         Guarantors - each Subsidiary of Borrower and each other Person who guarantees payment or performance of the whole or any part of the Obligations.

         Guaranty - each guaranty agreement now or hereafter executed by a Guarantor in favor of Agent with respect to any of the Obligations, including the guaranty contained in SECTION 15 of the Agreement.

         Hedging Agreement - any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         Indemnified Amount - in the case of Agent Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Agent Indemnitees and against which Lenders or any Obligor have agreed to indemnify Agent Indemnitees pursuant to the terms of the Agreement or any of the other Loan Documents; in the case of Lender Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Lender Indemnitees and against which Lenders or any Obligor have agreed to indemnify Lender Indemnitees pursuant to the terms of the Agreement or any of the other Loan Documents; and, in the case of Fleet Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Fleet Indemnitees and against which Lenders or any Obligor have agreed to indemnify Fleet Indemnitees pursuant to the terms of the Agreement or any of the other Loan Documents.

         Indemnitees - the Agent Indemnitees, the Lender Indemnitees and the Fleet Indemnitees.

         Indenture - that certain Indenture dated as of May 15, 1987, between Dixie Yarns, Inc. and Morgan Guaranty Trust Company of New York, as trustee.

         Initial Lender - Fleet in its capacity as the sole Lender on the date hereof.

         Insolvency Proceeding - any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (i) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (ii) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (iii) an assignment or trust mortgage for the benefit of creditors of such Person, or (iv) the liquidation, dissolution or winding up of the affairs of such Person.

         Instrument - shall have the meaning ascribed to the term "instrument" in the UCC.

         Intellectual Property - Property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, trade name, mask work, trade secret or license or other right to use any of the foregoing.

         Intellectual Property Claim - the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that Borrower's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership or other right to use any Intellectual Property of such Person.

         Interest Expense - with respect to any Person for any fiscal period, the sum of (a) interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including (i) amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense); (ii) the interest portion of any deferred payment obligation; and (iii) the interest component of any Capitalized Lease Obligation.

         Interest Period - shall have the meaning ascribed to it in SECTION
2.1.3 of the Agreement.

         Interest Rate Contract - any interest rate agreement, interest rate collar agreement, interest rate swap agreement, or other agreement or arrangement at any time entered into by a Borrower with a Lender or Bank that is designed to protect against fluctuations in interest rates.

         Interest Rate Swap Reserve - a reserve that may be established by Agent and adjusted from time to time by Agent equal to the net present value of such Hedging Agreement, as calculated by Agent in its sole discretion.

         Inventory - shall have the meaning given to "inventory" in the UCC and shall include all goods intended for sale or lease by Borrower, to be furnished by Borrower under contracts of service, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all Documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

         Inventory Formula Amount - on any date of determination thereof, an amount equal to the lesser of (a) $40,000,000 or (b) 85% multiplied by the sum of (w) the Blended OLV Percentage of the Value of Eligible Inventory on such date consisting of finished goods, plus (x) the Blended OLV Percentage of the Value of Eligible Inventory on such date consisting of work-in-process, plus (y) the Blended OLV Percentage of the Value of Eligible Inventory on such date consisting of raw materials, minus (z) liquidation expenses. The percentages referenced above shall be subject to increase or decrease from time to time, in Agent's reasonable credit judgment, upon Agent's receipt and review of the most recent Orderly Liquidation Value Appraisal; provided, that any increase in such percentages shall require the written consent of the Agent and the Lenders.

         Investment Property - shall have the meaning given to "investment property" in the UCC and shall include all Securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts and commodity accounts.

         Landlord Waiver - an agreement duly executed in favor of Agent, in form and content acceptable to Agent, by which an owner or mortgagee of premises upon which any Property of an Obligor is located agrees to waive or subordinate any Lien it may have with respect to such Property in favor of Agent's Lien therein and to permit Agent to enter upon such premises and to remove such Property or to use such premises to store or dispose of such Property.

         LC Application - an application by Borrower to Bank (on which Fleet may be a co-applicant), pursuant to a form approved by Bank, for the issuance of a Letter of Credit, that is submitted to Bank at least 2 Business Days prior to the requested issuance of such Letter of Credit.

         LC Conditions - the following conditions, the satisfaction of each of which is required before Fleet shall be obligated to provide any LC Support to Bank for the issuance of a Letter of Credit: (i) each of the conditions set forth in SECTION 10 of the Agreement has been and continues to be satisfied, including the absence of any Default or Event of Default; (ii) after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which an LC Application has been signed by Borrower, the LC Outstandings would not exceed $10,000,000 and no Out-of-Formula Condition would exist, and, if no Revolver Loans are outstanding, the LC Outstandings do not, and would not upon the issuance of the requested Letter of Credit, exceed the Borrowing Base; (iii) such Letter of Credit has an expiration date less than the 10th Business Day prior to the last Business Day of the Original Term or (without regard to the effect of an "evergreen" or automatic renewal provision) 365 days from the date of issuance in the case of standby letters of credit and 150 days from the date of issuance in the case of documentary letters of credit); and (iv) the currency in which payment is to be made under the Letter of Credit is Dollars.

         LC Documents - any and all agreements, instruments and documents (other than an LC Application or an LC Support) required by Bank to be executed by Borrower or any other Person and delivered to Bank for the issuance of a Letter of Credit.

         LC Facility - a subfacility of the Revolver Facility established pursuant to SECTION 1.3 of the Agreement.

         LC Obligations - on any date of determination thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by any Obligor on such date by reason of any payment made on or before such date by Fleet under any LC Support plus (ii) the aggregate undrawn amount of all Letters of Credit then outstanding or to be issued by Bank under an LC Application theretofore submitted to Bank.

         LC Request - a Letter of Credit Procurement Request from Borrower to Fleet in the form of EXHIBIT J annexed hereto.

         LC Reserve - at any date, the aggregate of all LC Obligations outstanding on such date, other than LC Obligations that are fully secured by Cash Collateral.

         LC Support - a guaranty or other support agreement from Fleet in favor of Bank pursuant to which Fleet shall guarantee or otherwise assure the payment or performance by the parties (other than Fleet, if a party) to an LC Application of such parties' obligations with respect to such Letter of Credit, including the obligation of such parties to reimburse Bank for any payment made by Bank under such Letter of Credit.

         Lender Indemnitee - a Lender in its capacity as a lender under the Agreement and its present and future officers, directors, employees, agents and attorneys.

         Lenders - Fleet (whether in its capacity as a provider of Loans under SECTION 1 of the Agreement, as the provider of Settlement Loans under SECTION
3.1.3 of the Agreement or as the procurer of Letters of Credit under SECTION 1.3 of the Agreement) and any other Person who may from time to time become a "Lender" under the Agreement, and their respective successors and permitted assigns.

         Letter of Credit - any standby letter of credit or documentary letter of credit issued by Bank for the account of Borrower.

         Letter-of-Credit Right - shall have the meaning ascribed to the term "letter-of-credit rights" in the UCC.

         Leverage Ratio - with respect to any fiscal period of Borrower, the ratio of (i) total Funded Debt and LC Obligations as of the last day of such period to (ii) EBITDA for such period.

         LIBOR Lending Office - with respect to a Lender, the office designated as a LIBOR Lending Office for such Lender on the signature page hereof (or on any Assignment and Acceptance, in the case of an assignee) and such other office of such Lender or any of its Affiliates that is hereafter designated by written notice to Agent.

         LIBOR Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted LIBOR Rate.

         LIBOR Rate - with respect to an Interest Period, the rate per annum reported to Agent by Bank as the rate at which deposits of U.S. Dollars approximately equal in principal amount to or comparable to the amount of the LIBOR Loan to which such Interest Period relates and for a term comparable to such Interest Period are offered to Bank by prime banks in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such Interest Period. Each determination by Agent of any LIBOR Rate shall, in the absence of any manifest error, be conclusive.

         License Agreement - any agreement between Borrower and a Licensor pursuant to which Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of Borrower.

         Licensor - any Person from whom Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with Borrower's manufacture, marketing, sale or other distribution of any Inventory.

         Licensor/Lender Agreement - an agreement between Agent and a Licensor by which Agent is given the unqualified right, vis-a-vis such Licensor, to enforce Agent's Liens with respect to and to dispose of Borrower's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of Borrower's default under any License Agreement with such Licensor and which is otherwise in form and substance satisfactory to Agent.

         Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         Loan - a Revolver Loan or a Term Loan Advance (and each Base Rate Loan and LIBOR Loan comprising such Loan).

         Loan Account - the loan account established by each Lender on its books pursuant to SECTION 4.8 of the Agreement.

         Loan Documents - the Agreement, the 1995 Bond Documents, the Other Agreements and the Security Documents.

         Loan Year - a period commencing each calendar year on the same month and day as the date of the Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (i.e. the first Loan Year) to commence on the date of the Agreement.

         Margin Stock - shall have the meaning ascribed to it in Regulation U of the Board of Governors.

         Masland - Masland Carpets, LLC, a Georgia limited liability company with its chief executive office and principal place of business at 2208 South Hamilton Street, Dalton, Georgia 30271.

         Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, prospects, Properties or condition (financial or otherwise) of any Obligor; (ii) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Loan Documents; (iii) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Agent with respect to the Collateral or the priority of any such Liens;
(iv) materially impairs the ability of any Obligor to perform its obligations under this Agreement or any of the other Loan Documents, including repayment of any of the Obligations when due; or (v) materially impairs the ability of Agent or any Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law. As used in this definition, the determination whether any fact, event or condition is "material" or has a "material adverse effect" is dependent upon the relevant facts and circumstances; provided, however in no event shall such fact, event or condition be "material" or have a "material adverse effect" unless its adverse economic impact upon the Borrower is at least $1,000,000.

         Material Contract - an agreement to which an Obligor is a party (other than the Loan Documents) if (i) such agreement is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) the breach, termination, cancellation or nonperformance of or failure to renew such agreement could reasonably be expected to have a Material Adverse Effect.

         Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

         Money Borrowed - as applied to any Person, (i) Debt arising from the lending of money by any other Person to such Person; (ii) Debt, whether or not in any such case arising from the lending of money by another Person to such Person, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Debt that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Debt of such Person under any guaranty of obligations that would constitute

Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Person; and (vi) similar off-balance sheet obligations.

         Moody's - Moody's Investors Services, Inc.

         Mortgage - collectively, the mortgages, deeds of trust or deeds to secure debt executed by Borrower and the other Obligors, as applicable, on or before the Original Closing Date or thereafter in favor of Agent and by which Borrower or such other Obligor granted and conveyed or shall grant and convey to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, Liens upon the Real Estate, as security for the payment of the Obligations.

         Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

         Net Proceeds -with respect to a disposition of any Collateral, proceeds (including cash receivable (when received) by way of deferred payment) received by Borrower from the sale, lease, transfer or other disposition of any Property, including insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such Property, net of: (i) the reasonable and customary costs of such sale, lease, transfer or other disposition (including legal fees and sales commissions); (ii) amounts applied to repayment of Debt (other than the Obligations) secured by a Permitted Lien on the Collateral disposed of that is senior to Agent's Liens with respect to such Collateral; and (iii) income taxes attributable to such disposition if consented to by the Required Lenders in writing.

         Notes - each Revolver Note, each Term Note and any other promissory note executed by Borrower at Agent's request to evidence any of the Obligations.

         Notice of Borrowing - as defined in SECTION 3.1.1(i) of the Agreement.

         Notice of Conversion/Continuation - as defined in SECTION 2.1.2(ii) of the Agreement.

         Obligations - in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Loans;
(ii) all LC Obligations and all other obligations of any Obligor to Agent, Fleet or an Affiliate of Fleet arising in connection with the issuance of any Letter of Credit; (iii) the 1995 Bond Obligations; and (iv) all other Debts, covenants, duties and obligations (including Contingent Obligations) now or at any time or times hereafter owing by any Obligor to Agent or any Lender under or pursuant to the Agreement or any of the other Loan Documents or owing by any Obligor to Agent or any Lender (or any Affiliate of a Lender) with respect to the Banking Relationship Debt, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums (including Extraordinary Expenses) chargeable to any or all Obligors under the Agreement or under any of the other Loan Documents.

         Obligor - Borrower and each Guarantor, and any other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of Agent a Lien upon any of any of such Person's assets to secure payment of any of the Obligations.

         Original Closing Date - May 14, 2002.

         Orderly Liquidation Value - with respect to any Inventory means, as determined by an appraisal conducted by Hilco Appraisal and Valuation Services, LLC or such other appraisal company of similar qualifications and standing acceptable to Agent (and Required Lenders if other than Hilco), an expected net dollar amount to be realized at an orderly negotiated sale of such Inventory held within a reasonable period of time as of the date of such opinion.

         Orderly Liquidation Value Appraisal - an appraisal, in form and substance satisfactory to Agent, conducted by Hilco Appraisal and Valuation Services, LLC or such other appraisal company of similar qualifications and standing acceptable to Agent (and Required Lenders if other than Hilco) pursuant to which such appraisal company determines the Orderly Liquidation Value of Inventory.

         Ordinary Course of Business - with respect to any transaction involving any Person, the ordinary course of such Person's business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

         Organization Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, members agreement, partnership agreement, voting trust, or similar agreement or instrument governing the formation or operation of such Person.

         Original Term - as defined in SECTION 5.1 of the Agreement.

         OSHA - the Occupational Safety and Hazard Act of 1970.

         Other Agreements - the Notes, each LC Support, the Environmental Agreement, the Fee Letter, each Interest Rate Contract with Fleet or with Bank and subject to credit enhancement from Fleet, and any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any other Obligor or any other Person and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

         Out-of-Formula Condition - as defined in SECTION 1.1.2 of the Agreement.

         Out-of-Formula Loan - a Revolver Loan made when an Out-of-Formula Condition exists or the amount of any Revolver Loan which, when funded, results in an Out-of-Formula Condition.

         Participant - as defined in SECTION 13.2.1 of the Agreement.

         Participating Lender - as defined in SECTION 1.3.2(i) of the Agreement.

         Patent Assignment - each Patent Collateral Assignment and Security Agreement executed by Borrower in favor of Agent and by which Borrower shall assign to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, as security for the Obligations, all of Borrower's right, title and interest in and to the patents described therein.

         Payment Account - an account maintained by Agent to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

         Payment Intangible - shall have the meaning given to "payment intangible" in the UCC.

         Payment Items - all checks, drafts, or other items of payment payable to Borrower, including proceeds of any of the Collateral.

         Pending Revolver Loans - at any date, the aggregate principal amount of all Revolver Loans which have been requested in any Notice of Borrowing received by Agent but which have not theretofore been advanced by Agent or Lenders.

         Permitted Asset Dispositions - a disposition of Real Estate or Equipment by Borrower or any other Obligor that has been approved by the Required Lenders in writing at the time of any such proposed disposition provided, that so long as no Event of Default exists, Borrower or its Subsidiaries, as applicable, may sell: (i) the remaining Chattanooga, Tennessee real Property owned by Borrower located at 1100 South Watkins Street, Chattanooga, Tennessee 37401, and (ii) real Property owned by Borrower in North Carolina including those parcels of real Property in Gaston and Cumberland Counties, North Carolina.

         Permitted Contingent Obligations - Contingent Obligations arising from endorsements for collection or deposit in the Ordinary Course of Business; Contingent Obligations arising from Interest Rate Contracts entered into in the Ordinary Course of Business pursuant to the Agreement or with Agent's prior written consent; Contingent Obligations of Borrower and its Subsidiaries existing as of the Closing Date and disclosed on SCHEDULE 9.2.3 hereto, including extensions and renewals thereof that do not increase the amount of such Contingent Obligations as of the date of such extension or renewal; Contingent Obligations incurred in the Ordinary Course of Business with respect to surety bonds, appeal bonds, performance bonds and other similar obligations; Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies; Contingent Obligations with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted under SECTION
7.4.2 of the Agreement; and other Contingent Obligations not to exceed $5,000,000 in the aggregate at any time.

         Permitted Lien - a Lien of a kind specified in SECTION 9.2.5 of the Agreement.

         Permitted Purchase Money Debt - Purchase Money Debt of Borrower and its Subsidiaries and which is secured by no Lien or only by a Purchase Money Lien, provided that the aggregate amount of Purchase Money Debt outstanding at any time does not exceed $7,500,000 and the incurrence of such Purchase Money Debt does not violate any limitation in the Loan Documents regarding Capital Expenditures. For the purposes of this definition, the principal amount of any Purchase Money Debt consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

         Person - an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a Governmental Authority.

         Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

         Prime Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate. The prime rate announced by Bank is a reference rate and does not necessarily represent the lowest or best rate charged by Bank. Bank may make loans or other extensions of credit at, above or below its announced prime rate. If the prime rate is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

         Pro Rata - a share of or in all Loans, participations in LC Obligations, liabilities, payments, proceeds, collections, Collateral and Extraordinary Expenses, which share for any Lender on any date shall be a percentage (expressed as a decimal, rounded to the ninth decimal place) arrived at by dividing the amount of the Commitment of such Lender on such date by the aggregate amount of the Commitments of all Lenders on such date.

         Projections - Borrower's forecasted (a) Consolidated and consolidating balance sheets, profit and loss statements, cash flow statements, and capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with (b) appropriate supporting details and a statement of underlying assumptions, a projection of the Borrowing Base and Availability.

         Properly Contested - in the case of any Debt of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP, (iii) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor's assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute;
(v) if the Debt results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

         Property - any interest in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible.

         Purchase Money Debt - means and includes (i) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Debt (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.

         Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien and such Lien constitutes a purchase money security interest under the UCC.

         2000 Real Estate Transaction Documents - agreements, instruments or documents executed in connection with the 2000 Industrial Development Board of the City of Atmore, Alabama real estate transaction with Borrower.

         Real Estate - all parcels and tracts of real Property and the improvements thereon of each Obligor, wherever located, and whether now existing or hereafter acquired, including, without limitation, all real Property and improvements thereon of each Obligor located in Alabama, Georgia, Indiana, Tennessee and California (but excluding the real Property of Borrower and its Subsidiaries located in Gastonia, Gaston County, North Carolina and Fayetteville, Cumberland County, North Carolina).

         Regulation D - Regulation D of the Board of Governors.

         Register - the register maintained by Agent in accordance with SECTION
4.8.2 of the Agreement.

         Reimbursement Date - as defined in SECTION 1.3.1(iii) of the Agreement.

         Rent Reserve - an amount equal to 3 months of all rent, fees or other charges with respect to any leased or warehouse premises of Borrower where any of the Collateral is located, other than those with respect to which Agent has received a Landlord Waiver

         Rentals - as defined in SECTION 9.2.13 of the Agreement.

         Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

         Required Lenders - at any date of determination thereof, Lenders having Commitments representing at least 66-2/3% of the aggregate Commitments at such time; provided, however, that if any Lender shall be in breach of any of its obligations hereunder to Borrower or Agent, including any breach resulting from its failure to honor its Commitment in accordance with the terms of the Agreement, then, for so long as such breach continues, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations under the Agreement) having Commitments representing at least 66-2/3% of the aggregate Commitments at such time of such non-breaching Lenders; provided further, however, that if the Commitments have been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations hereunder) holding Loans (including Settlement Loans) representing at least 66-2/3% of the aggregate principal amount of Loans of such non-breaching Lenders (including Settlement Loans) outstanding at such time.

         Restricted Investment - any acquisition of Property by Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by Borrower or any Subsidiary of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following: (i) fixed assets to be used in the Ordinary Course of Business of Borrower or any Subsidiary so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (ii) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by Borrower or any Subsidiary in the Ordinary Course of Business; (iii) Current Assets arising from the sale or lease of goods or the rendition of services in the Ordinary Course of Business of Borrower or any if its Subsidiaries; (iv) except in de minimis amounts, investments in Subsidiaries to the extent existing on the Closing Date;
(v) Cash Equivalents to the extent they are not subject to rights of offset in favor of any Person other than Agent or a Lender; (vi) loans and other advances of money to the extent not prohibited by SECTION 9.2.2.; and (vii) after the Closing Date, the Fabrica Payment, which payment shall not exceed $3,000,000 in the aggregate.

         Restrictive Agreement - an agreement (other than any of the Loan Documents) that, if and for so long as an Obligor or any Subsidiary of such Obligor is a party thereto, would prohibit, condition or restrict such Obligor's or Subsidiary's right to incur or repay Debt for Money Borrowed (including any of the Obligations); grant Liens upon any of such Obligor's or Subsidiary's assets (including Liens granted in favor of Agent pursuant to the Loan Documents); declare or make Distributions; amend, modify, extend or renew any agreement evidencing Debt for Money Borrowed (including any of the Loan Documents); or repay any Debt owed to any Obligor.

         Revolver Commitment - at any date for any Lender, the obligation of such Lender to make Revolver Loans and to purchase participations in LC Obligations pursuant to the terms and conditions of the Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolver Commitment" on the signature pages of the Agreement or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of the Agreement or to give effect to any applicable Assignment and Acceptance; and "Revolver Commitments" means the aggregate principal amount of the Revolver Commitments of all Lenders, the maximum amount of which shall be $40,000,000.

         Revolver Loan - a Loan made by Lenders as provided in SECTION 1.1 of the Agreement (including any Out-of-Formula Loan) or a Settlement Loan funded solely by Fleet.

         Revolver Note - a Revolver Note to be executed by Borrower in favor of each Lender in the form of EXHIBIT A attached hereto, which shall be in the face amount of such Lender's Revolver Commitment and which shall evidence all Revolver Loans made by such Lender to Borrower pursuant to the Agreement.

         S&P - Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

         Schedule of Accounts - as defined in SECTION 7.2.1 of the Agreement.

         SEC - Securities and Exchange Commission.

         Secured Parties - Fleet (and its successors and assigns) or any Affiliate of Fleet (and its successors and assigns).

         Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933.

         Security Documents - the Patent Assignment, each Guaranty, the Trademark Security Agreement, the Copyright Security Agreement, the Deposit Account Assignment, the Business Interruption Insurance Assignment, the Mortgages, the Factor Intercreditor Agreements, the Factor Assignment Agreements, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

         Senior Officer - the chairman of the board of directors, the president, the chief financial officer or the controller of, or in-house legal counsel to Borrower.

         Settlement Date - as defined in SECTION 3.1.3(i) of the Agreement.

         Settlement Loan - as defined in SECTION 3.1.3(ii) of the Agreement.

         Settlement Report - a report delivered by Agent to Lenders summarizing the amount of the outstanding Revolver Loans as of the Settlement Date and the calculation of the Borrowing Base as of such Settlement Date.

         Shaw - Shaw Industries Group, Inc.

         Software - shall have the meaning given to "software" in the UCC.

         Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Debts (including contingent Debts), (ii) is able to pay all of its Debts as such Debts mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (iv) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code.

         Statutory Reserves - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. The Statutory Reserve shall be adjusted automatically on and as of the effective date of any change in such percentage.

         Subordinated Debt - Debt of Borrower that is fully and absolutely subordinated in right of payment to the Obligations in a manner satisfactory to Agent, including, the Convertible Debentures.

         Subordinated Debt Documents - collectively and individually, (i) the Indenture, (ii) the Convertible Debentures, and (iii) any and all other agreements, instruments or documents issued in connection with any of the foregoing or in connection with any other Subordinated Debt.

         Subsidiary - any Person in which more than 20% of its outstanding Voting Stock or more than 20% of all Equity Interests is owned directly or indirectly by Borrower, by one or more other Subsidiaries of Borrower or by Borrower and one or more other Subsidiaries, including C-Knit, but excluding Chroma Systems.

         Supporting Obligation - shall have the meaning ascribed to the term "supporting obligation" in the UCC.

         Tangible Chattel Paper - shall have the meaning given to "tangible chattel paper" in the UCC.

         Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of each Lender, taxes imposed on or measured by the net income or overall gross receipts of such Lender.

         Term Loan A - the aggregate of the Term Loan A Advances made by Lenders to Borrower pursuant to SECTION 1.2.1 of the Agreement.

         Term Loan A Advance - each Lender's portion of Term Loan A.

         Term Loan Advance - means, collectively, each Term Loan A Advance and each Term Loan C Advance.

         Term Loan A Commitment - at any date for any Lender, the obligation of such Lender to make Term Loan A Advances pursuant to the terms and conditions of the Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Term Loan A Commitment" on the signature pages hereof (or any amendment to the Agreement) or the signature page of any Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of the Agreement or to give effect to any applicable Assignment and Acceptance; and the term "Term Loan A Commitments" means the aggregate principal amount of the Term Loan A Commitments of all Lenders, the maximum amount of which shall be $18,520,812.40.

         Term Loan C - the aggregate of the Term Loan C Advances made by Lenders to Borrower pursuant to SECTION 1.2.4 of the Agreement.

         Term Loan C Advance - each Lender's portion of Term Loan C.

         Term Loan C Commitment - at any date for any Lender, the obligation of such Lender to make Term Loan C Advances pursuant to the terms and conditions of the Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Term Loan C Commitment" on the signature pages hereof (or any amendment to the Agreement) or the signature page of any Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of the Agreement or to give effect to any applicable Assignment and Acceptance; and the term "Term Loan C Commitments" means the aggregate principal amount of the Term Loan C Commitments of all Lenders, the maximum amount of which shall be $1,479,187.60.

         Term Loan Commitments - means, collectively, the Term Loan A Commitments and the Term Loan C Commitments.

         Term Loans - mean collectively, Term Loan A and Term Loan C.

         Term Note A - shall have the meaning ascribed to it in SECTION 1.2.3 of the Agreement. Term Note C- shall have the meaning ascribed to it in
         SECTION 1.2.5 of the Agreement.

         Term Notes - means, collectively, each Term Note A and each Term Note
C.

         Trademark Security Agreement - the Trademark Security Agreement executed by Borrower in favor of Agent on or before the Original Closing Date and by which Borrower assigned to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, as security for the Obligations, all of Borrower's right, title and interest in and to all of its trademarks.

         Transferee - as defined in SECTION 13.3.3 of the Agreement.

         Type - any type of a Loan determined with respect to the interest option applicable thereto, which shall be either a LIBOR Loan or a Base Rate Loan.

         UCC - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

         Upstream Payment - a payment or distribution of cash or other Property by a Subsidiary to Borrower, whether in repayment of Debt owed by such Subsidiary to Borrower, to pay dividends on account of Borrower's ownership of Equity Interests or otherwise.

         USA Patriot Act - the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 1001, Pub.
L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

         Value - with reference to the value of Eligible Inventory, value determined on the basis of the lower of cost or market of such Eligible Inventory, with the cost thereof calculated on a first-in, first-out basis, determined in accordance with GAAP.

         Voting Power - with respect to any Person, the power ordinarily (without the occurrence of a contingency) to elect the members of the board of directors (or Persons performing similar functions) of such Person.

         Voting Stock - Equity Interests of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors or Persons performing similar functions.

         ACCOUNTING TERMS. Unless otherwise specified herein, all terms of an accounting character used in the Agreement shall be interpreted, all accounting determinations under the Agreement shall be made, and all financial statements required to be delivered under the Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrower and the Subsidiaries heretofore delivered to Agent and Lenders and using the same method for inventory valuation as used in such audited financial statements, except for any change required by GAAP; provided, however, that for purposes of determining Borrower's compliance with financial covenants contained in SECTION 9.3 of the Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP as in effect on the date of the Agreement and applied on a basis consistent with the application used in the financial statements referred to in SECTION 8.1.9 of the Agreement unless (i) Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) Agent or any Lender shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made. In the event of any change in GAAP that occurs after the date of the Agreement and that is material to Borrower, Agent and Lenders (but not Borrower) shall have the right to require either that conforming adjustments be made to any financial covenants set forth in the Agreement, or the components thereof, that are affected by such change or that Borrower report its financial condition based on GAAP as in effect immediately prior to the occurrence of such change.

         OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

         CERTAIN MATTERS OF CONSTRUCTION. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any of the Loan Documents shall include any and all modifications thereto and any and all restatements, extensions or renewals thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to "including" and "include" shall be understood to mean "including, without limitation" (and, for purposes of the Agreement and each other Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); or to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in the Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing by Agent pursuant to the Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent. Whenever the phrase "to the best of Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of Borrower is used herein, such phrase shall mean and refer to
(i) the actual knowledge of a Senior Officer of Borrower or (ii) the knowledge that a Senior Officer would have obtained if they had engaged in good faith and diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.

     IN WITNESS WHEREOF, this Appendix has been duly executed on the date first above written.

                                 BORROWER:

ATTEST:                          THE DIXIE GROUP, INC.

/s/ GEOFFREY G. YOUNG            BY: /s/ DANIEL K. FRIERSON
---------------------------          ------------------------------------------
Assistant Secretary                  Chairman

[CORPORATE SEAL]                 BY: /s/ GARY A. HARMON
                                     -------------------------------------------
                                     Vice President and Chief Financial Officer

                                 GUARANTORS:

ATTEST:                          FABRICA INTERNATIONAL, INC.

/s/ GEOFFREY G. YOUNG            BY: /s/ GARY A. HARMON
---------------------------          ------------------------------------------
Assistant Secretary                  Vice President

[CORPORATE SEAL]

ATTEST:                          BRETLIN, INC.

/s/ GEOFFREY G. YOUNG            BY: /s/ GARY A. HARMON
---------------------------          ------------------------------------------
Assistant Secretary                  President

[CORPORATE SEAL]

ATTEST:                          CANDLEWICK YARNS, INC.

/s/ GEOFFREY G. YOUNG            BY: /s/ GARY A. HARMON
---------------------------          ------------------------------------------
Assistant Secretary                  President

[CORPORATE SEAL]

ATTEST:                          CHROMA TECHNOLOGIES, INC.

/s/ GEOFFREY G. YOUNG            BY: /s/ GARY A. HARMON
---------------------------          ------------------------------------------
Assistant Secretary                  President

[CORPORATE SEAL]

ATTEST:                          DIXIE GROUP LOGISTICS, INC.

/s/ GEOFFREY G. YOUNG            BY: /s/ GARY A. HARMON
---------------------------          ------------------------------------------
Assistant Secretary                  President

[CORPORATE SEAL]

ATTEST:                          MASLAND CARPETS, LLC

/s/ GEOFFREY G. YOUNG            BY: /s/ GARY A. HARMON
---------------------------          ------------------------------------------
Assistant Secretary                  Vice President

[CORPORATE SEAL]

                                 LENDER AND AGENT:

                                 FLEET CAPITAL CORPORATION, as
                                   Lender and Agent

                                 By: /s/ ELIZABETH L. WALLER
                                     ------------------------------------------
                                     Senior Vice President